EXHIBIT 10.2

AMENDED AND RESTATED LEASE AGREEMENT NO. 2,

dated as of June 9, 2015,

by and between

HPT TA PROPERTIES TRUST and HPT TA PROPERTIES LLC,

AS LANDLORD,

AND

TA OPERATING LLC,

AS TENANT

ARTICLE 1 DEFINITIONS	1
1.1 “AAA”	1
1.2 “Additional Charges”	1
1.3 “Additional Rent”	1
1.4 “Affiliated Person”	1
1.5 “Agreement”	2
1.6 “Applicable Laws”	2
1.7 “Arbitration Award”	2
1.8 “Award”	2
1.9 “Base Gross Revenues”	2
1.10 “Base Year”	2
1.11 “Business Day”	2
1.12 “Capital Addition”	2
1.13 “Capital Expenditure”	2
1.14 “Capital Replacements Budget”	3
1.15 “Change in Control”	3
1.16 “Claim”	3
1.17 “Code”	3
1.18 “Commencement Date”	3
1.19 “Condemnation”	3
1.20 “Condemnor”	3
1.21 “Consolidated Financials”	3
1.22 “Default”	4
1.23 “Disbursement Rate”	4
1.24 “Disputes”	4
1.25 “Distribution”	4
1.26 “Easement Agreement”	4
1.27 “Encumbrance”	4
1.28 “Entity”	4
1.29 “Environment”	4
1.30 “Environmental Obligation”	4
1.31 “Environmental Notice”	4
1.32 “Environmental Report”	4
1.33 “Event of Default”	4
1.34 “Excess Gross Revenues”	5
1.35 “Existing Third Party Trade Names and Service Mark Rights”	5
1.36 “Extended Term”	5
1.37 “Fair Market Value Rent”	5
1.38 “Financial Officer’s Certificate”	5
1.39 “Fiscal Year”	5
1.40 “Fixed Term”	5
1.41 “Fixtures”	5
1.42 “GAAP”	5
1.43 “Government Agencies”	5
1.44 “Gross Revenues”	6
1.45 “Ground Leases”	6
1.46 “Guarantor”	6

1.47 “Guaranty”	6
1.48 “Hazardous Substances”	6
1.49 “Immediate Family”	7
1.50 “Impositions”	7
1.51 “Indebtedness”	8
1.52 “Insurance Requirements”	8
1.53 “Interest Rate”	8
1.54 “Land”	8
1.55 “Landlord”	8
1.56 “Landlord Default”	8
1.57 “Landlord Liens”	8
1.58 “Lease Year”	9
1.59 “Leased Improvements”	9
1.60 “Leased Intangible Property”	9
1.61 “Leased Property”	9
1.62 “Legal Requirements”	9
1.63 “Lien”	9
1.64 “Management Agreement”	9
1.65 “Manager”	10
1.66 “Minimum Rent”	10
1.67 “New Property”	10
1.68 “Notice”	10
1.69 “Offer”	10
1.70 “Officer’s Certificate”	10
1.71 “Operating Rights”	10
1.72 “Original Lease”	10
1.73 “Other Leases”	10
1.74 “Overdue Rate”	10
1.75 “Parent”	10
1.76 “Percentage Reduction”	10
1.77 “Permitted Encumbrances”	10
1.78 “Permitted Use”	11
1.79 “Person”	11
1.80 “Prior Rent”	11
1.81 “Property”	11
1.82 “Property Mortgage”	11
1.83 “Property Mortgagee”	11
1.84 “Real Property”	11
1.85 “Rent”	11
1.86 “RMR”	11
1.87 “Rules”	11
1.88 “SARA”	11
1.89 “SEC”	11
1.90 “Shell”	11
1.91 “Shell Agreement”	11
1.92 “Shell SNDA”	11
1.93 “State”	11

1.94 “Subordinated Creditor”	12
1.95 “Subordination Agreement”	12
1.96 “Subsidiary”	12
1.97 “Successor Landlord”	12
1.98 “Superior Landlord”	12
1.99 “Superior Lease”	12
1.100 “Superior Mortgage”	12
1.101 “Superior Mortgagee”	12
1.102 “TA Franchise Agreement”	12
1.103 “TCA”	12
1.104 “Tenant”	12
1.105 “Tenant’s Personal Property”	12
1.106 “Term”	12
1.107 “Transferred Trademarks”	13
1.108 “Travel Center”	13
1.109 “UCC”	13
1.110 “Unsuitable for Its Permitted Use”	13
1.111 “Work”	13
ARTICLE 2 LEASED PROPERTY AND TERM	13
2.1 Leased Property	13
2.2 Condition of Leased Property	14
2.3 Term	15
2.4 Extended Terms	15
ARTICLE 3 RENT	16
3.1 Rent	16
3.1.1 Minimum Rent	16
3.1.2 Additional Rent	16
3.1.3 Additional Charges	19
3.2 Late Payment of Rent, Etc.	20
3.3 Net Lease, Etc.	21
3.4 No Termination, Abatement, Etc.	21
ARTICLE 4 USE OF THE LEASED PROPERTY	22
4.1 Permitted Use	22
4.1.1 Permitted Use	22
4.1.2 Necessary Approvals	23
4.1.3 Lawful Use, Etc.	23
4.2 Compliance with Legal/Insurance Requirements, Etc.	23
4.3 Environmental Matters	23
4.3.1 Restriction on Use, Etc.	23
4.3.2 Environmental Report	24
4.3.3 Underground Storage Tanks	25
4.3.4 Survival	25
4.4 Ground Leases	25
4.5 Shell Agreement	25
ARTICLE 5 MAINTENANCE AND REPAIRS	26
5.1 Maintenance and Repair	26
5.1.1 Tenant’s General Obligations	26

5.1.2 Landlord’s Obligations	26
5.1.3 Nonresponsibility of Landlord, Etc.	27
5.2 Tenant’s Personal Property	27
5.3 Yield Up	28
5.4 Management and Franchise Agreements	28
ARTICLE 6 IMPROVEMENTS, ETC.	29
6.1 Improvements to the Leased Property	29
6.2 Salvage	29
ARTICLE 7 LIENS	30
ARTICLE 8 PERMITTED CONTESTS	30
ARTICLE 9 INSURANCE AND INDEMNIFICATION	31
9.1 General Insurance Requirements	31
9.2 Waiver of Subrogation	31
9.3 Form Satisfactory, Etc.	31
9.4 No Separate Insurance; Self-Insurance	32
9.5 Indemnification of Landlord	32
ARTICLE 10 CASUALTY	33
10.1 Insurance Proceeds	33
10.2 Damage or Destruction	33
10.2.1 Damage or Destruction of Leased Property	33
10.2.2 Partial Damage or Destruction	33
10.2.3 Insufficient Insurance Proceeds	34
10.2.4 Disbursement of Proceeds	34
10.3 Damage Near End of Term	35
10.4 Tenant’s Personal Property	35
10.5 Restoration of Tenant’s Personal Property	35
10.6 No Abatement of Rent	35
10.7 Waiver	35
ARTICLE 11 CONDEMNATION	36
11.1 Total Condemnation, Etc.	36
11.2 Partial Condemnation	36
11.3 Abatement of Rent	37
11.4 Temporary Condemnation	37
11.5 Allocation of Award	37
ARTICLE 12 DEFAULTS AND REMEDIES	38
12.1 Events of Default	38
12.2 Remedies	39
12.3 Tenant’s Waiver	41
12.4 Application of Funds	41
12.5 Landlord’s Right to Cure Tenant’s Default	41
ARTICLE 13 HOLDING OVER	41
ARTICLE 14 LANDLORD DEFAULT	42
ARTICLE 15 PURCHASE OF TENANT’S PERSONAL PROPERTY	42
ARTICLE 16 SUBLETTING AND ASSIGNMENT	43
16.1 Subletting and Assignment	43
16.2 Required Sublease Provisions	44
16.3 Permitted Sublease	45

16.4 Sublease Limitation	45
ARTICLE 17 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS	45
17.1 Estoppel Certificates	45
17.2 Financial Statements	46
ARTICLE 18 LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT	47
18.1 Inspection	47
18.2 Quality Control	47
18.3 Transferred Trademarks, Registration and Maintenance	47
18.4 Enforcement	47
ARTICLE 19 EASEMENTS	47
19.1 Grant of Easements	47
19.2 Exercise of Rights by Tenant	48
19.3 Permitted Encumbrances	48
ARTICLE 20 PROPERTY MORTGAGES	48
20.1 Landlord May Grant Liens	48
20.2 Subordination of Lease	48
20.3 Notice to Mortgagee and Superior Landlord	49
ARTICLE 21 ADDITIONAL COVENANTS OF LANDLORD AND TENANT	50
21.1 Prompt Payment of Indebtedness	50
21.2 Conduct of Business	50
21.3 Maintenance of Accounts and Records	50
21.4 Notice of Litigation, Etc.	50
21.5 Indebtedness of Tenant	51
21.6 Distributions, Payments to Affiliated Persons, Etc.	51
21.7 Prohibited Transactions	52
21.8 Liens and Encumbrances	52
21.9 Merger; Sale of Assets; Etc.	52
21.10 Bankruptcy Remote Entities	52
21.11 Trade Area Restriction	53
ARTICLE 22 ARBITRATION	53
ARTICLE 23 MISCELLANEOUS	55
23.1 Limitation on Payment of Rent	55
23.2 No Waiver	55
23.3 Remedies Cumulative	55
23.4 Severability	56
23.5 Acceptance of Surrender	56
23.6 No Merger of Title	56
23.7 Conveyance by Landlord	56
23.8 Quiet Enjoyment	56
23.9 No Recordation	56
23.10 Notices	57
23.11 Construction	57
23.12 Counterparts; Headings	58
23.13 Applicable Law, Etc.	58
23.14 Right to Make Agreement	58
23.15 Attorneys’ Fees	59

v

23.16 Nonliability of Trustees	59
23.17 Original Lease	59

AMENDED AND RESTATED LEASE AGREEMENT NO. 2

THIS AMENDED AND RESTATED LEASE AGREEMENT NO. 2 is entered into as of June 9, 2015, by and between HPT TA PROPERTIES TRUST, a Maryland real estate investment trust, and HPT TA PROPERTIES LLC, a Maryland limited liability company (collectively, “Landlord”), and TA OPERATING LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant (as successor by merger with TA Leasing LLC) are parties to that certain Lease Agreement, dated as of January 31, 2007, as amended (as so amended, the “Original Lease”); and

WHEREAS, Landlord and Tenant wish to amend and restate the Original Lease into four (4) separate leases, add certain new properties to such four (4) separate leases and make certain other modifications thereto as herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree, effective as of the date hereof, as follows:

ARTICLE 1

DEFINITIONS

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (c) all references in this Agreement to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (d) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.1                               “AAA”  shall have the meaning given such term in Article 22.

1.2                               “Additional Charges”  shall have the meaning given such term in Section 3.1.3.

1.3                               “Additional Rent”  shall have the meaning given such term in Section 3.1.2(a).

1.4                               “Affiliated Person”  shall mean, with respect to any Person, (a)  in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c), and (e) any other

Person who is a member of the Immediate Family of such Person or of any Person referred to in the preceding clauses (a) through (d).

1.5                               “Agreement”  shall mean this Amended and Restated Lease Agreement No. 2, including all exhibits attached hereto, as it and they may be amended from time to time as herein provided.

1.6                               “Applicable Laws”  shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits, notices and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, conservation of, or the protection of, real or personal property, Transferred Trademarks or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, natural gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

1.7                               “Arbitration Award”  shall have the meaning given such term in Article 22.

1.8                               “Award”  shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord, in connection with obtaining any such award).

1.9                               “Base Gross Revenues”  shall mean, with respect to any Property, the amount of Gross Revenues for such Property for the Base Year.

1.10                        “Base Year”  shall mean the 2015 calendar year.

1.11                        “Business Day”  shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

1.12                        “Capital Addition”  shall mean, with respect to any Property, any renovation, repair or improvement to such Property, the cost of which constitutes a Capital Expenditure.

1.13                        “Capital Expenditure”  shall mean any expenditure treated as capital in nature in accordance with GAAP.

1.14                        “Capital Replacements Budget”  shall have the meaning given such term in Section 5.1.1(b).

1.15                        “Change in Control”  shall mean (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 9.8% or more, or rights, options or warrants to acquire 9.8% or more, of the outstanding shares of voting stock or other voting interests of Tenant or any Guarantor, as the case may be, or the power to direct the management and policies of Tenant or any Guarantor, directly or indirectly, (b) the merger or consolidation of Tenant or any Guarantor with or into any other Person (other than the merger or consolidation of any Person into Tenant or any Guarantor that does not result in a Change in Control of Tenant or such Guarantor under clauses (a), (c) or (d) of this definition), (c) any one or more sales or conveyances to any Person of all or any material portion of its assets (including capital stock or other equity interests) or business of Tenant or any Guarantor, as the case may be, or (d) the cessation, for any reason, of the individuals who at the beginning of any twenty-four (24) consecutive month period (commencing on January 31, 2007) constituted the board of directors of Tenant or any Guarantor (together with any new directors whose election by such board or whose nomination for election by the shareholders of Tenant or such Guarantor, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of any such period or whose election or nomination for election was previously so approved) to constitute a majority of the board of directors of Tenant or any Guarantor then in office.

1.16                        “Claim”  shall have the meaning given such term in Article 8.

1.17                        “Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

1.18                        “Commencement Date”  shall mean the date hereof.

1.19                        “Condemnation”  shall mean, with respect to any Property, or any portion thereof, (a) the exercise of any governmental power with respect to such Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of such Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of such Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

1.20                        “Condemnor”  shall mean any public or quasi-public Person, having the power of Condemnation.

1.21                        “Consolidated Financials”  shall mean, for any Fiscal Year or other accounting period of TCA, annual audited and quarterly unaudited financial statements of TCA prepared on a consolidated basis, including TCA’s consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP throughout the periods reflected.

1.22                        “Default”  shall mean any event or condition which with the giving of notice and/or lapse of time would be an Event of Default.

1.23                        “Disbursement Rate”  shall mean an annual rate of interest, as of the date of determination, equal to the greater of (i) the Interest Rate and (ii) the per annum rate for ten (10) year U.S. Treasury Obligations as published in The Wall Street Journal plus three hundred fifty (350) basis points.

1.24                        “Disputes”  shall have the meaning given such term in Article 22.

1.25                        “Distribution”  shall mean (a) any declaration or payment of any dividend (except ordinary cash dividends payable in common stock or other equity interests of Tenant) on or in respect of any shares of any class of capital stock or other equity interests of Tenant, (b) any purchase, redemption, retirement or other acquisition of any shares of any class of capital stock of a corporation, (c) any other distribution on or in respect of any shares of any class of capital stock of Tenant or (d) any return of capital to shareholders.

1.26                        “Easement Agreement”  shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

1.27                        “Encumbrance”  shall have the meaning given such term in Section 20.1.

1.28                        “Entity”  shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, real estate investment trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

1.29                        “Environment”  shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

1.30                        “Environmental Obligation”  shall have the meaning given such term in Section 4.3.1.

1.31                        “Environmental Notice”  shall have the meaning given such term in Section 4.3.1.

1.32                        “Environmental Report”  shall have the meaning given such term in Section 4.3.2.

1.33                        “Event of Default”  shall have the meaning given such term in Section 12.1.

1.34                        “Excess Gross Revenues”  shall mean, with respect to any Property, with respect to any Lease Year, or portion thereof, the amount of Gross Revenues for such Property for such Lease Year, or portion thereof, in excess of Base Gross Revenues for such Property for the equivalent period during the Base Year.

1.35                        “Existing Third Party Trade Names and Service Mark Rights”  shall mean the rights as set forth in any TA Franchise Agreement in effect as of January 31, 2007 licensed to third parties in the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto which constitute a part of the Transferred Trademarks.

1.36                        “Extended Term”  shall have the meaning given such term in Section 2.4.

1.37                        “Fair Market Value Rent”  shall mean the per annum minimum rent which would be payable monthly in advance for the applicable Property or the Leased Property (as the case may be) in its then current condition and for its then current use, on the terms and conditions of this Agreement (including, without limitation, the obligation to pay Additional Rent).

1.38                        “Financial Officer’s Certificate”  shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers’ authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Section 17.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its operations for the periods covered thereby, and (b) in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, that no Event of Default has occurred and is continuing hereunder.

1.39                        “Fiscal Year”  shall mean the calendar year or such other annual period designated by Tenant and approved by Landlord.

1.40                        “Fixed Term”  shall have the meaning given such term in Section 2.3.

1.41                        “Fixtures”  shall have the meaning given such term in Section 2.1(d).

1.42                        “GAAP”  shall mean generally accepted accounting principles consistently applied.

1.43                        “Government Agencies”  shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or any State or any county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or any Property, or any portion thereof, or any Travel Center operated thereon.

1.44                        “Gross Revenues”  shall mean, with respect to any Property, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating such Property and parts thereof, including, but not limited to:  all rents and revenues received or receivable for the use of or otherwise by reason of all goods sold, services performed, space or facilities subleased on such Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of such Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following:  allowances according to GAAP for uncollectible accounts, including credit card accounts and other administrative discounts; federal, state or municipal excise, sales, use, occupancy or similar taxes included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); any proceeds from any sale of such Property or from the refinancing of any debt encumbering such Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Travel Center located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; interest income from any bank account or investment of Tenant; any revenues or receipts of every kind derived from the provision, sale or trade of motor fuel and gasoline at such Property (including, without limitation, any amounts that arise out of the Shell Agreement); any revenues or receipts derived from gaming operations (but Gross Revenues shall include any revenue or receipts derived from sales of lottery tickets without adjustment for payouts); or any amount based on the income or profits of any Person if as a consequence thereof the Rent or other amounts payable by Tenant hereunder would fail to qualify, in whole or in part, as “rents from real property” within the meaning of Section 856(d) of the Code.

1.45                        “Ground Leases”  shall mean, collectively, any and all ground leases in effect with respect to any portion of the Real Property.

1.46                        “Guarantor”  shall mean, collectively, TCA, TravelCenters of America Holding Company LLC, and each and every other guarantor of Tenant’s obligations under this Agreement, and each such guarantor’s successors and assigns, jointly and severally.

1.47                        “Guaranty”  shall mean any guaranty agreement executed by a Guarantor in favor of Landlord pursuant to which the payment or performance of Tenant’s obligations under this Agreement are guaranteed, together with all modifications, amendments and supplements thereto.

1.48                        “Hazardous Substances”  shall mean any substance:

(a)                                 the presence of which requires or may hereafter require notification, investigation or remediation under any Applicable Law; or

(b)                                 which is or becomes defined as a “hazardous waste”, “hazardous material” or “hazardous substance” or “pollutant” or “contaminant” under any Applicable Law including,

without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

(c)                                  which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Agencies; or

(d)                                 the presence of which on any Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon such Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to such Property, or any portion thereof, or to the health or safety of persons; or

(e)                                  without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

(f)                                   without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

(g)                                  without limitation, which contains or emits radioactive particles, waves or material.

1.49                        “Immediate Family”  shall mean, with respect to any individual, such individual’s spouse, parents, brothers, sisters, children (natural or adopted), stepchildren, grandchildren, grandparents, parents-in-law, brothers-in-law, sisters-in-law, nephews and nieces.

1.50                        “Impositions”  shall mean, collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, occupancy, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted upon the Leased Property by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord’s interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term “Impositions” shall not include (i) any tax based on net income imposed on Landlord, (ii) any net revenue tax of Landlord, (iii) any transfer fee (but excluding any mortgage or similar tax payable in connection with a Property Mortgage) or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof, (iv) any single business, gross receipts tax, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Landlord, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section 3.1.3, (vi) any impositions imposed on Landlord that are a result of Landlord not being considered a “United States person” as defined in Section 7701(a)(30) of the Code, (vii) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (viii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord’s conduct or operation or as a result of the negligence or willful misconduct of Landlord.

1.51                        “Indebtedness”  shall mean (without duplication), (i) all obligations for borrowed money, (ii) the maximum amount available to be drawn under all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of Tenant and, without duplication, all unreimbursed drafts drawn thereunder, (iii) all obligations to pay the deferred purchase price of property or services, excluding trade payables incurred in the ordinary course of business, but including all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by Tenant, (iv) all leases required, in accordance with GAAP, to be recorded as capital leases on Tenant’s balance sheet, (v) the principal balance outstanding and owing by Tenant under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, and (vi) all guaranties of or other liabilities with respect to the debt of another Person.

1.52                        “Insurance Requirements”  shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant, any Manager or the Leased Property.

1.53                        “Interest Rate”  shall mean eight and one half percent (8.5%) per annum.

1.54                        “Land”  shall have the meaning given such term in Section 2.1(a).

1.55                        “Landlord”  shall have the meaning given such term in the preambles to this Agreement and shall also include their respective permitted successors and assigns.

1.56                        “Landlord Default”  shall have the meaning given such term in Article 14.

1.57                        “Landlord Liens”  shall mean liens on or against the Leased Property or any payment of Rent (a) which result from any act of, or any claim against, Landlord or any owner of a direct or indirect interest in the Leased Property (other than the lessor under any ground lease affecting any portion of the Leased Property), or which result from any violation by Landlord of any terms of this Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Leased

Property (other than the lessor under any ground lease affecting any portion of the Leased Property); provided, however, that “Landlord Lien” shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

1.58                        “Lease Year”  shall mean any Fiscal Year or portion thereof during the Term.

1.59                        “Leased Improvements”  shall have the meaning given such term in Section 2.1(b).

1.60                        “Leased Intangible Property”  shall mean all agreements, service contracts, equipment leases and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Leased Property, or any portion thereof, to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Leased Property, or any portion thereof, belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits and telephone exchange numbers identified with the Leased Property; and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Leased Property.

1.61                        “Leased Property”  shall have the meaning given such term in Section 2.1.

1.62                        “Legal Requirements”  shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the maintenance, construction, alteration or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations and regulations necessary to operate any Property for its Permitted Use, and (b) all covenants, agreements, restrictions and encumbrances contained in any instruments at any time in force affecting any Property, including those which may (i) require material repairs, modifications or alterations in or to any Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord’s status as a real estate investment trust.

1.63                        “Lien”  shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of general creditors.

1.64                        “Management Agreement”  shall mean, with respect to any Property, any operating, management, franchise or branding agreement from time to time entered into by Tenant with respect to such Property in accordance with the applicable provisions of this Agreement, together with all amendments, modifications and supplements thereto, excluding, however, any TA Franchise Agreement.

1.65                        “Manager”  shall mean, with respect to any Property, the operator or manager under any Management Agreement from time to time in effect with respect to such Property, and its permitted successors and assigns.

1.66                        “Minimum Rent”  shall mean Forty-One Million One Hundred Seventy-Four Thousand Five Hundred Ninety-Four Dollars ($41,174,594) per annum, subject to adjustment as provided in Section 3.1.1(b).

1.67                        “New Property”  shall mean each Property identified on Exhibit B attached hereto.

1.68                        “Notice”  shall mean a notice given in accordance with Section 23.10.

1.69                        “Offer”  shall have the meaning given such term in Section 4.1.1(b).

1.70                        “Officer’s Certificate”  shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

1.71                        “Operating Rights”  shall have the meaning given such term in Section 5.3.

1.72                        “Original Lease”  shall have the meaning given such term in the recitals to this Agreement.

1.73                        “Other Leases”  shall mean, collectively, (a) that certain Amended and Restated Lease Agreement No. 1, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (b) that certain Amended and Restated Lease Agreement No. 3, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto and (c) that certain Amended and Restated Lease Agreement No. 4, dated as of the date hereof, between Landlord and Tenant, together with all modifications, amendments and supplements thereto.

1.74                        “Overdue Rate”  shall mean, on any date, a per annum rate of interest equal to the lesser of the Disbursement Rate plus four percent (4%) and the maximum rate then permitted under applicable law.

1.75                        “Parent”  shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, twenty percent (20%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

1.76                        “Percentage Reduction”  shall be eight and one-half percent (8.5%) other than for any New Property, as to which the Percentage Reduction shall be eight and six tenths percent (8.6%).

1.77                        “Permitted Encumbrances”  shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord from time to time.

1.78                        “Permitted Use”  shall mean, with respect to any Property, any use of such Property permitted pursuant to Section 4.1.1.

1.79                        “Person”  shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

1.80                        “Prior Rent”  shall have the meaning given such term in Section 2.4.

1.81                        “Property”  shall have the meaning given such term in Section 2.1.

1.82                        “Property Mortgage”  shall mean any Encumbrance placed upon the Leased Property, or any portion thereof, in accordance with Article 20.

1.83                        “Property Mortgagee”  shall mean the holder of any Property Mortgage.

1.84                        “Real Property”  shall have the meaning given such term in Section 2.1.

1.85                        “Rent”  shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

1.86                        “RMR”  shall have the meaning given such term in Article 22.

1.87                        “Rules”  shall have the meaning given such term in Article 22.

1.88                        “SARA”  shall mean the Superfund Amendments and Reauthorization Act of 1986, as the same has been and may be amended, restated, modified or supplemented from time to time.

1.89                        “SEC”  shall mean the Securities and Exchange Commission.

1.90                        “Shell”  shall mean Equilon Enterprises LLC (doing business as Shell Oil Products US), a Delaware limited liability company.

1.91                        “Shell Agreement”  shall mean that certain Liquefied Natural Gas Dispensing Site License and Sales Agreement, dated as of April 15, 2013, between Tenant and Shell, together with all modifications, amendments and supplements thereto.

1.92                        “Shell SNDA”  shall have the meaning given such term in Section 4.5.

1.93                        “State”  shall mean, with respect to any Property, the state, commonwealth or district in which such Property is located.

1.94                        “Subordinated Creditor”  shall mean any creditor of Tenant which is a party to a Subordination Agreement in favor of Landlord.

1.95                        “Subordination Agreement”  shall mean any agreement (and any amendments thereto) executed by a Subordinated Creditor pursuant to which the payment and performance of Tenant’s obligations to such Subordinated Creditor are subordinated to the payment and performance of Tenant’s obligations to Landlord under this Agreement.

1.96                        “Subsidiary”  shall mean, with respect to any Person, any Entity (a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

1.97                        “Successor Landlord”  shall have the meaning given such term in Section 20.2.

1.98                        “Superior Landlord”  shall have the meaning given such term in Section 20.2.

1.99                        “Superior Lease”  shall have the meaning given such term in Section 20.2.

1.100                 “Superior Mortgage”  shall have the meaning given such term in Section 20.2.

1.101                 “Superior Mortgagee”  shall have the meaning given such term in Section 20.2.

1.102                 “TA Franchise Agreement”  shall mean a franchise agreement and, if applicable, any network lease agreement associated with such franchise agreement, between TCA, or one of its Affiliated Persons, as franchisor, and a Person who is not an Affiliated Person of TCA, as franchisee, for the operation of a Travel Center or other hospitality, fuel and/or service facility by such Person.

1.103                 “TCA”  shall mean TravelCenters of America LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.104                 “Tenant”  shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

1.105                 “Tenant’s Personal Property”  shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, equipment, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant acquired by Tenant before, on or after the Commencement Date and located at the Leased Property or used in Tenant’s business at the Leased Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures.

1.106                 “Term”  shall mean, collectively, the Fixed Term and each Extended Term, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

1.107                 “Transferred Trademarks”  shall mean all trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, owned by or licensed to Landlord and used in connection with any Travel Center or any other hospitality, fuel and service facility including without limitation trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, such as “TravelCenters of America”, “TA”, “Goasis”, “Country Pride”, “Fork in the Road” and “Buckhorn Family Restaurants” whether or not used at or on the Real Property; and all other licensable intellectual property of any kind or character belonging to Landlord with respect to the Leased Property.

1.108                 “Travel Center”  shall mean, with respect to any Property, collectively, the hospitality, fuel and service facilities located at such Property, including, hotel, food and beverage services facilities, fuel pumps, facilities for the storage and distribution of petroleum products, retail shops and other facilities and services being operated or proposed to be operated on such Property.

1.109                 “UCC”  shall mean the Uniform Commercial Code as in effect in the State of Ohio.

1.110                 “Unsuitable for Its Permitted Use”  shall mean, with respect to any Travel Center, a state or condition such that following any damage, destruction or Condemnation, such Travel Center cannot be operated on a commercially practicable basis for its Permitted Use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage, destruction or Condemnation, and as otherwise required by this Agreement, within twenty-four (24) months following such damage, destruction or Condemnation or such longer period of time as to which business interruption insurance or Award proceeds is available to cover Rent and other costs related to the applicable Property following such damage, destruction or Condemnation.

1.111                 “Work”  shall have the meaning given such term in Section 10.2.4.

ARTICLE 2

LEASED PROPERTY AND TERM

2.1                               Leased Property.  Upon and subject to the terms and conditions hereinafter set forth, Landlord leases and licenses to Tenant and Tenant leases and licenses from Landlord all of Landlord’s right, title and interest in and to all of the following (each of items (a) through (f) below which, as of the Commencement Date, relates to any single Travel Center, a “Property” and together with item (g) below, collectively, the “Leased Property”, and those portions of the Leased Property described in items (a) through (d) below being the “Real Property”):

(a)                                 those certain tracts, pieces and parcels of land, as more particularly described in Exhibits A-1 through A-36, attached hereto and made a part hereof (the “Land”);

(b)                                 all buildings, structures and other improvements of every kind including, but not limited to, underground storage tanks, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the “Leased Improvements”);

(c)                                  all easements, rights and appurtenances relating to the Land and the Leased Improvements;

(d)                                 all equipment, machinery and fixtures integral to the operation of the Leased Improvements, and other items of property now or hereafter permanently affixed or integral to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant’s Personal Property (collectively, the “Fixtures”);

(e)                                  all of the Leased Intangible Property;

(f)                                   any and all leases of space in the Leased Improvements; and

(g)                                  all of the Transferred Trademarks whether or not used at or on any Property (such rights of Tenant in the Transferred Trademarks being nonexclusive, worldwide, non-assignable but sublicensable to the extent expressly set forth in this Agreement).

2.2                               Condition of Leased Property.  Tenant acknowledges receipt and delivery of possession of the Leased Property and Tenant accepts the Leased Property in its “as is” condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Leased  Property, all applicable Legal Requirements, the lien of any financing instruments, mortgages and deeds of trust existing prior to the Commencement Date or permitted by the terms of this Agreement, and such other matters which would be disclosed by an inspection of the Leased Property and the record title thereto or by an accurate survey thereof.  TENANT REPRESENTS THAT IT HAS INSPECTED THE LEASED PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE LEASED PROPERTY.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR

WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.  To the maximum extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord’s rights to proceed against any predecessor in interest or insurer for breaches of warranties or representations or for latent defects in the Leased Property.  Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord’s or Tenant’s name, all at Tenant’s sole cost and expense.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) incurred by Landlord in connection with such cooperation.

2.3                               Term.  The initial term of this Agreement (the “Fixed Term”) shall commence on the Commencement Date and shall expire on December 31, 2028.

The term hereof with respect to the Existing Third Party Trade Names and Service Mark Rights shall be co-terminous with the duration of the third party rights thereto as of January 31, 2007 and may extend beyond the Term, as the same may be extended pursuant to Paragraph 2.4 hereof, or any earlier termination of the Term hereof (but not later than December 31, 2027), and Tenant’s obligations hereunder to Landlord with respect to any such Existing Third Party Trade Names and Service Mark Rights shall apply throughout such additional period as if it were part of the Term; Tenant hereby representing that such extension for the period beyond what would have been the Term had it expired by passage of time does not apply to more than five (5) Travel Centers or other hospitality, fuel and service facilities in the aggregate.

2.4                               Extended Terms.  Tenant shall have the right to extend the Term for two (2) renewal terms of fifteen (15) years each (each, an “Extended Term”), provided that no Event of Default shall have occurred and be continuing at the time Tenant exercises a right to extend the Term.

If and to the extent Tenant shall exercise the foregoing options to extend the Term, the first Extended Term shall commence on January 1, 2029 and expire on December 31, 2043 and the second Extended Term shall commence on January 1, 2044 and expire on December 31, 2058.  All of the terms, covenants and provisions of this Agreement shall apply to each Extended Term, except that (x) the Minimum Rent payable during such Extended Term shall be the greater of the Prior Rent and the Fair Market Value Rent for the Leased Property (such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord) (taking into account that the Base Year shall remain unchanged) and (y) Tenant shall have no right to extend the Term beyond December 31, 2058.  For purposes of this Section 2.4, “Prior Rent” shall mean an amount equal to the per annum Minimum Rent in effect on the last day of the Fixed Term or Extended Term immediately preceding such Extended Term.  If Tenant shall elect to exercise the option to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice thereof not later than December 31, 2027, and if Tenant shall elect to exercise its option to extend the Term for the second Extended Term after having elected to extend the Term for the first Extended Term, it shall do so by giving Landlord Notice not later than December 31, 2042, it being understood and agreed that time shall be of the essence with respect to the giving of any such Notice.  If Tenant shall fail to give any such Notice, this Agreement shall automatically terminate at the end of the Fixed Term or the first

Extended Term as applicable and Tenant shall have no further option to extend the Term of this Agreement.  If Tenant shall give such Notice, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.  Notwithstanding the provisions of the foregoing sentence, if, subsequent to the giving of such Notice, an Event of Default shall occur, at Landlord’s option, the extension of this Agreement shall cease to take effect and this Agreement shall automatically terminate at the end of the Fixed Term or the first Extended Term, as applicable, and Tenant shall have no further option to extend the Term of this Agreement.

ARTICLE 3

RENT

3.1                               Rent.  Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term.  All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion.  Rent for any partial calendar month shall be prorated on a per diem basis.

3.1.1                     Minimum Rent

(a)                                 Payments.  Minimum Rent shall be paid in equal monthly installments in arrears on the first Business Day of each calendar month during the Term.

(b)                                 Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.2(b), 10.2.3 and 11.2.  Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.2(b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed.

3.1.2                     Additional Rent

(a)                                 Amount.  Tenant shall pay additional rent (“Additional Rent”) with respect to each Lease Year during the Term subsequent to the Base Year, with respect to each Property, in an amount equal to three percent (3%) of Excess Gross Revenues at such Property.

(b)                                 Quarterly Installments.  Installments of Additional Rent for each Lease Year during the Term, or portion thereof, shall be calculated and paid quarterly in arrears, on the first Business Day of the subsequent quarter, together with an Officer’s Certificate setting forth the calculation of Additional Rent due and payable for such quarter.

(c)                                  Reconciliation of Additional Rent.  In addition, within seventy-five (75) days after the end of the Base Year and each Lease Year thereafter (or any portion thereof occurring during the Term), Tenant shall deliver, or cause to be delivered, to Landlord (i) a financial report setting forth the Gross Revenues for each Property for such preceding Lease Year, or portion thereof, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such report is true, correct and complete, and (ii) a statement showing Tenant’s calculation of Additional Rent due for such preceding Lease Year based on the Gross Revenues set forth in such financial report, together with an Officer’s Certificate, signed by an officer of Tenant, certifying that, to the best of Tenant’s knowledge, such statement is true, correct and complete.

If the annual Additional Rent for such preceding Lease Year as set forth in Tenant’s statement thereof exceeds the amount previously paid with respect thereto by Tenant, Tenant shall pay such excess to Landlord at such time as the statement is delivered, together with interest at the Interest Rate, which interest shall accrue from the close of such preceding Lease Year until the date that such statement is required to be delivered and, thereafter, such interest shall accrue at the Overdue Rate, until the amount of such difference shall be paid or otherwise discharged.  If the annual Additional Rent for such preceding Lease Year as shown in such statement is less than the amount previously paid with respect thereto by Tenant, Landlord shall grant Tenant a credit against the Additional Rent next coming due in the amount of such difference, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date such credit is applied or paid, as the case may be.  If such credit cannot be made because the Term has expired prior to application in full thereof, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment by Landlord.

(d)                                 Confirmation of Additional Rent.  Tenant shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices and in all material respects in accordance with GAAP, which will accurately record all Gross Revenues and Tenant shall retain, for at least three (3) years after the expiration of each Lease Year, reasonably adequate records conforming to such accounting system showing all Gross Revenues for such Lease Year.  Landlord, at its own expense, shall have the right, exercisable by Notice to Tenant, to review Tenant’s books and records and/or to retain an independent public accounting firm of Landlord’s choice to audit the information set forth in the Officer’s Certificate referred to in subparagraph (c) above and, in connection with any such audit, to examine Tenant’s books and records with respect thereto (including supporting data and sales and excise tax returns).  Landlord shall begin any such review or audit as soon as reasonably possible following its receipt of the applicable Officer’s Certificate (or in the case of an audit after a review, promptly following completion of the review) and shall complete such review or audit as soon as reasonably possible thereafter.  Any such review or audit shall be performed at the location where such books and records are customarily kept and in such a manner so as to minimize any interference with Tenant’s business operations.  If any such review of Tenant’s books and records by Landlord discloses a deficiency in the payment of Additional Rent and Tenant agrees, or the decision of any arbitration shall have been that there shall have been a deficiency in payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of such deficiency together with interest at the Interest Rate from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as determined by such audit, together with interest at the Interest Rate, from the date such payment should have been made to the date of payment thereof.  If any such audit discloses a deficiency in the payment of Additional Rent of more than five percent (5%), Tenant shall forthwith pay to Landlord an amount equal to one hundred twenty-five percent (125%) of any third party costs incurred by Landlord in connection with such audit.  If any such audit discloses that Tenant paid more Additional Rent for any Lease Year than was due hereunder, and Landlord agrees with the result of such audit or such overpayment shall have been determined by arbitration if Landlord does not agree with such audit, Landlord shall, at Landlord’s option, either grant Tenant a credit or pay to Tenant an amount equal to the amount of such overpayment against Additional Rent next coming due in the amount of such difference, as finally agreed or determined, together with interest at the Interest Rate, which interest shall accrue from the time of payment by Tenant until the date such credit is applied or paid, as the case may be; provided, however, that, upon the expiration or sooner termination of the Term, Landlord shall pay the unapplied balance of such credit to Tenant, together with interest at the Interest Rate, which interest shall accrue from the date of payment by Tenant until the date of payment from Landlord.  Any dispute concerning the correctness of an audit or a Landlord review shall be settled by arbitration pursuant to the provisions of Article 22.

Any proprietary information obtained by Landlord with respect to Tenant pursuant to the provisions of this Agreement shall be treated as confidential, except that such information may be disclosed or used, subject to appropriate confidentiality safeguards, pursuant to court order or in any litigation between the parties and except further that Landlord may disclose such information to its prospective lenders, provided that Landlord shall direct such lenders to maintain such information as confidential.  The obligations of Tenant and Landlord contained in this Section 3.1.2 shall survive the expiration or earlier termination of this Agreement.

3.1.3                     Additional Charges.  In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay (or cause to be paid) to the appropriate parties and discharge (or cause to be discharged) as and when due and payable the following (collectively, “Additional Charges”):

(a)                                 Impositions.  Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments.  If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay, or cause to pay, such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto.  Landlord, at its expense, shall, to the extent required or permitted by Applicable Law, prepare and file, or cause to be prepared and filed, all tax returns and pay all taxes due in respect of Landlord’s net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes and taxes on its capital stock or other equity interests, and Tenant, at its expense, shall, to the extent required or permitted by Applicable Laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by Government Agencies.  If any refund shall be due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant, the same shall be paid over to or retained by Tenant.  Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.  In the event Government Agencies classify any property covered by this Agreement as personal property, Tenant shall file, or cause to be filed, all personal property tax returns in such jurisdictions where it may legally so file.  Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.  Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest.  All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8.

Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided,

however, that Landlord’s failure to give any such notice shall in no way diminish Tenant’s obligation hereunder to pay such Impositions.

(b)                                 Utility Charges.  Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Leased Property.

(c)                                  Insurance Premiums.  Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article 9.

(d)                                 Other Charges.  Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Section 9.5.

(e)                                  Reimbursement for Additional Charges.  If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement, Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts.  Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

(f)                                   Deferral Rent.  Tenant shall pay to Landlord, contemporaneously with the last installment of Minimum Rent attributable to the Fixed Term (or if earlier, on or before the termination of this Agreement), the amount of Twenty-Nine Million One Hundred and Six Thousand Nine Hundred Thirty-Three Dollars ($29,106,933).

3.2                               Late Payment of Rent, Etc.  If any installment of Minimum Rent or Additional Rent or any Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment or amount to the date of payment thereof.  To the extent that Tenant pays any Additional Charges directly to Landlord or any Property Mortgagee pursuant to any requirement of this Agreement, Tenant shall be relieved of its obligation to pay such Additional Charges to the Entity to which they would otherwise be due.  If any payments due from Landlord to Tenant shall not be paid within ten (10) days after its due date, Landlord shall pay to Tenant, on demand, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment from the due date of such installment to the date of payment thereof.

In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items.  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

3.3                               Net Lease, Etc.  The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise, including those provisions for adjustment or abatement of such Rent.  Landlord and Tenant acknowledge and agree that none of the Rent provided for under this Agreement is allocable to any personal property included in the Leased Property.

3.4                               No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement.  In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of (a) any damage to or destruction of the Leased Property, or any portion thereof, from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default (other than a monetary default) or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) for any other cause whether similar or dissimilar to any of the foregoing (other than a monetary default by Landlord).  Except as otherwise specifically provided in this Agreement, Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property, or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder.  The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

ARTICLE 4

USE OF THE LEASED PROPERTY

4.1                               Permitted Use

4.1.1                     Permitted Use

(a)                                 Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a Travel Center, as currently operated, and any uses incidental thereto.  Tenant shall operate the Travel Centers under the name “TA”, “Travel Centers of America” or “Goasis”, or such other name as TCA shall use for all or substantially all of the travel center locations operated by it and its Affiliated Persons as of January 31, 2007, except that Tenant may operate the Travel Centers at the Properties identified on Exhibit C attached hereto under the name “Petro” or “Petro Stopping Centers”.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available) or which would constitute a default under any ground lease affecting such Property, nor shall Tenant sell or otherwise provide, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.

(b)                                 In the event that, in the reasonable determination of Tenant, it shall no longer be economically practical to operate any Property as currently operated, Tenant shall give Landlord Notice thereof, which Notice shall set forth in reasonable detail the reasons therefor.  Thereafter, Landlord and Tenant shall negotiate in good faith to agree on an alternative use for such Property, appropriate adjustments to the Additional Rent and other related matters; provided, however, in no event shall the Minimum Rent be reduced or abated as a result thereof.  If Landlord and Tenant fail to agree on an alternative use for such Property within sixty (60) days after commencing negotiations as aforesaid, Tenant may market such Property for sale to a third party.  If Tenant receives a bona fide offer (an “Offer”) to purchase such Property from a Person having the financial capacity to implement the terms of such Offer, Tenant shall give Landlord Notice thereof, which Notice shall include a copy of the Offer executed by such third party.  In the event that Landlord shall fail to accept or reject such Offer within thirty (30) days after receipt of such Notice, such Offer shall be deemed to be rejected by Landlord.  If Landlord shall sell the Property pursuant to such Offer, then, effective as of the date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option, (x) eight and one half percent (8.5%) of the net proceeds of sale received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  If Landlord shall reject (or be deemed to have rejected) such

Offer, then, effective as of the proposed date of such sale, this Agreement shall terminate with respect to such Property, and the Minimum Rent shall be reduced by an amount equal to, at Landlord’s option (x) the applicable Percentage Reduction of the projected net proceeds determined by reference to such Offer or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, by an appraiser designated by Landlord.  Notwithstanding the foregoing, Tenant shall not have the right to invoke the provisions of this Section 4.1.1(b) with respect to more than 15 Properties in the aggregate under this Agreement and the Other Leases during the Term.  For purposes of the preceding sentence, “Properties” shall include any Property under this Lease and any “Property” (as defined therein) under any Other Lease.

4.1.2                     Necessary Approvals.  Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Travel Center located thereon under applicable law.

4.1.3                     Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to, use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Travel Center, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord’s or Tenant’s title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.

4.2                               Compliance with Legal/Insurance Requirements, Etc.  Subject to the provisions of Section 5.1.2(b) and Article 8, Tenant, at its sole expense, shall (i) comply with (or cause to be complied with) all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of any Property and with the terms and conditions of any ground lease affecting any Property, (ii) perform (or cause to be performed) in a timely fashion all of Landlord’s obligations under any ground lease affecting any Property except as provided in Section 4.4 and (iii) procure, maintain and comply with (or cause to be procured, maintained and complied with) all material licenses, permits and other authorizations and agreements required for any use of any Property and Tenant’s Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

4.3                               Environmental Matters.

4.3.1                     Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store on, release or spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly (and shall direct any Manager to promptly):  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant or any Manager with respect to any Property pursuant to SARA Title III or any other Applicable Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or any Manager or their respective agents or representatives with respect to Hazardous Substances or violations or alleged violations of Applicable Law (each an “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Law and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance, or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related to Hazardous Substances or violations of Applicable Law for which Tenant or any Person claiming by, through or under Tenant and/or Landlord are legally liable, unless Tenant or any Manager shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not materially and adversely affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Law, (i) to clean up and remove from and about such Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about such Property.

4.3.2                     Environmental Report.  Tenant shall, at its sole cost and expense, provide Landlord with an Environmental Report (as hereinafter defined), prepared by an environmental consultant reasonably acceptable to Landlord and dated within sixty (60) days of the expiration or sooner termination of this Agreement concluding, subject to customary limitations and standards, that Tenant shall have complied with all of its obligations under Section 4.3 of this Agreement to date and that the Leased Property does not contain any Hazardous Substances, other than in compliance with Applicable Laws, and which, at Landlord’s request, Tenant shall remove from the Leased Property on or before the expiration or sooner termination hereof.  An “Environmental Report” shall be a so-called “Phase I” report or such other level of investigation which shall be the standard of diligence in the purchase or lease of similar property at the time, together with any additional investigation and report which would be needed to make the conclusions required above or which would customarily follow any discovery contained in any initial report(s), and for which the investigation and testing on which the conclusions shall have been based shall have been performed not earlier than thirty (30) days prior to the date of such report.

4.3.3                     Underground Storage Tanks.  It is expressly understood and agreed that Tenant’s obligations under this Agreement shall include the maintenance and, if necessary, replacement of underground storage tanks at the Leased Property.  Upon the expiration or sooner termination of this Agreement, Tenant shall pay to Landlord the amount of any asset retirement obligation reserve for underground storage tanks located at the Leased Property that Tenant would be required to recognize on its books and records pursuant to GAAP if Tenant owned those underground storage tanks.  Upon such payment, Tenant’s obligations under this Agreement with respect to the maintenance and replacement of underground storage tanks shall terminate.

4.3.4                     Survival.  The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

4.4                               Ground Leases.  Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases.  If Landlord has the right, under the provisions of any of the Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be.  Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price.  In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent.  Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.

4.5                               Shell Agreement.  Tenant shall comply with its obligations under the Shell Agreement and Landlord and Tenant agree that this Agreement and the Other Leases shall, for purposes of Section 2 of the Subordination, Non-Disturbance and Attornment Agreement among Landlord, HPT PSC Properties Trust, HPT PSC Properties LLC, Tenant and Shell entered into as of April 15, 2013 (“Shell SNDA”)in connection with the Shell Agreement, constitute a replacement “Lease”, as defined in the SNDA, for the Original Lease.

ARTICLE 5

MAINTENANCE AND REPAIRS

5.1                               Maintenance and Repair

5.1.1                     Tenant’s General Obligations

(a)                              Tenant shall keep (or cause to be kept), at Tenant’s sole cost and expense, the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant’s Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant’s or any Manager’s use, any prior use, the elements or the age of the Leased Property or Tenant’s Personal Property or any portion thereof), and shall promptly make or cause to be made all necessary and appropriate repairs and replacements thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).  All repairs shall be made in a good, workmanlike manner, consistent with industry standards for comparable Travel Centers in like locales, in accordance with all applicable federal, state and local statutes, ordinances, codes, rules and regulations relating to any such work.  Tenant shall not take or omit to take (or permit any Person to take or omit to take) any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Leased Property or any material part thereof for its Permitted Use.  Tenant’s use, occupancy and maintenance of the Leased Property shall comply with all published requirements imposed from time to time on a system-wide basis for TCA Travel Centers.  Tenant’s obligations under this Section 5.1.1 shall be limited in the event of any casualty or Condemnation as set forth in Article 10 and Article 11 and Tenant’s obligations with respect to Hazardous Substances are as set forth in Section 4.3.

(b)                              Tenant shall prepare and submit to Landlord for Landlord’s approval, on or before December 1 of each Lease Year during the Term hereof and for the next following Lease Year, a detailed budget (the “Capital Replacements Budget”) for each Property, projecting all costs, expenses and expenditures expected to be incurred at such Property during the following Lease Year for Capital Additions.  Each Capital Replacements Budget shall be supplemented by such information as Landlord shall reasonably request from time to time.

5.1.2                     Landlord’s Obligations

(a)                                 Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Real Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Leased Property in any way.  Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the Commencement Date or thereafter enacted.  Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic’s lien laws now or hereafter existing.

(b)                                 If, pursuant to the terms of this Agreement, Tenant is required to make any Capital Expenditures, including, without limitation, the Capital Expenditures identified in any Capital Replacements Budget, Tenant may, at its election, advance such funds or give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required Capital Expenditure, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.  Provided that no Event of Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within ten (10) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant (or, if Tenant shall so elect, directly to the Manager or any other Person performing the required work) and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  Notwithstanding the foregoing, Landlord may elect not to disburse such required funds to Tenant; provided, however, that if Landlord shall elect not to disburse such required funds as aforesaid, Tenant’s obligation to make such required Capital Expenditure shall be deemed waived by Landlord, and, notwithstanding anything contained in this Agreement to the contrary, Tenant shall have no obligation to make such Capital Expenditure.

5.1.3                     Nonresponsibility of Landlord, Etc.  All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property, or any part thereof, are hereby charged with notice that liens on the Leased Property or on Landlord’s interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished to Tenant or any Manager or for any other purpose during the term of this Agreement.

Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Leased Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Leased Property or any part thereof nor to subject Landlord’s estate in the Leased Property or any part thereof to liability under any mechanic’s lien law of any State in any way, it being expressly understood Landlord’s estate shall not be subject to any such liability.

5.2                               Tenant’s Personal Property.  Tenant shall provide and maintain (or cause to be provided and maintained) throughout the Term all such Tenant’s Personal Property as shall be necessary in order to operate in compliance with applicable material Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.  If, from and after January 31, 2007, Tenant acquires an interest in any item of tangible personal property (other than motor vehicles) on, or in connection with, the Leased Property, or any portion thereof, which belongs to anyone other than Tenant, Tenant shall require the agreements permitting such use to provide that Landlord or its designee may assume Tenant’s rights and obligations under such agreement upon Landlord’s purchase of the same in accordance with the provisions of Article 15 and the assumption of management or operation of the Travel Center by Landlord or its designee.

5.3                               Yield Up.  Upon the expiration or sooner termination of this Agreement, Tenant shall remove all of Tenant’s Personal Property (other than that purchased by Landlord pursuant to Article 15) and vacate and surrender the Leased Property to Landlord (except that Tenant shall not surrender its rights to use the trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, to the extent necessary for it to comply with its obligations with respect to the Existing Third Party Trade Names and Service Mark Rights until the various dates on which the rights thereto of such third parties expire, to the extent and as more particularly described in Section 2.3) in substantially the same condition in which the Leased Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11, excepted).

In addition, upon the expiration or earlier termination of this Agreement, Tenant shall, at Landlord’s sole cost and expense, use its good faith efforts to transfer (or cause to be transferred) to Landlord or its nominee, and cooperate with Landlord or Landlord’s nominee in connection with the processing of all applications for, licenses, operating permits and other governmental authorizations and all contracts, including contracts with Government Agencies and rights with third party franchisors which may be necessary for the use and operation of the Travel Centers as then operated (all such licenses, permits, authorizations and contracts being “Operating Rights”).  Tenant hereby appoints Landlord as its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this paragraph and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with Government Agencies, and executing any instruments, assignments, conveyances, and other transfers which are required to be taken or executed by Tenant, on its behalf and in its name, which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution of Tenant.

If requested by Landlord, Tenant shall continue to manage one or more of the Travel Centers after the expiration of the Term for up to one hundred eighty (180) days, on such reasonable terms (including receipt by Tenant of a market management fee), as Landlord shall reasonably request.

5.4                               Management and Franchise Agreements.  Tenant shall not, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned with respect to Tenant’s Affiliated Persons), enter into, amend or modify the provisions of, or extend or renew (or allow to be entered into, amended, modified, extended or renewed) any Management Agreement or TA Franchise Agreement.  Any agreements entered into pursuant to the provisions of this Section 5.4 shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant thereunder shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due from it thereunder) and for termination thereof, at Landlord’s option, upon the termination of this Agreement.  Tenant shall not take any action, grant any consent or permit any action or consent under, any Management Agreement or TA Franchise Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord.  Tenant shall enforce, or cause to be enforced, all rights of the franchisor under the TA Franchise Agreements.

ARTICLE 6

IMPROVEMENTS, ETC.

6.1                               Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned provided that (a) construction or installation of the same would not adversely affect or violate any material Legal Requirement or Insurance Requirement applicable to any Property and (b) Landlord shall have received an Officer’s Certificate certifying as to the satisfaction of the conditions set out in clause (a) above; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property or with respect to any Capital Addition approved in the applicable Capital Replacements Budget and having an aggregate cost not to exceed $250,000.  Prior to commencing construction of any Capital Addition, Tenant shall submit to Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request.  Landlord shall have thirty (30) days to review all materials submitted to Landlord in connection with any such proposal.  Failure of Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Landlord in connection with the proposed improvement shall be deemed to constitute approval of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Landlord, which consent may be withheld by Landlord in Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Landlord, free and clear of all encumbrances other than Permitted Encumbrances.

6.2                               Salvage.  All materials which are scrapped or removed in connection with the making of either Capital Additions or non-Capital Additions or repairs required by Article 5 shall be or become the property of the party that paid for such work.

ARTICLE 7

LIENS

Subject to Article 8, Tenant shall use its best efforts not, directly or indirectly, to create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Property Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.

ARTICLE 8

PERMITTED CONTESTS

Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement, Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any ground lease, mortgage or deed of trust encumbering the Leased Property, or any portion thereof (Landlord agreeing that any such ground lease, mortgage or deed of trust shall permit Tenant to exercise the rights granted pursuant to this Article 8) or any interest therein or result in or reasonably be expected to result in a lien attaching to the Leased Property, or any portion thereof, (c) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys’ fees, incurred by Landlord in connection therewith or as a result thereof.  Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any

Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

ARTICLE 9

INSURANCE AND INDEMNIFICATION

9.1                               General Insurance Requirements.  Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of any Property, or any portion thereof, keep (or cause to be kept) such Property and all property located therein or thereon, insured against the risks and in such amounts as Landlord shall reasonably require and may be commercially reasonable.  Tenant shall prepare a proposal setting forth the insurance Tenant proposes to be maintained with respect to each Property during the ensuing Lease Year, and shall submit such proposal to Landlord on or before December 1st of the preceding Lease Year, for Landlord’s review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.  In the event that Landlord shall fail to respond within thirty (30) days after receipt of such proposal, such proposal shall be deemed approved.

9.2                               Waiver of Subrogation.  Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, the party carrying such insurance and suffering said loss releases the others of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies (and, if Landlord or Tenant shall self insure in accordance with the terms hereof, Landlord or Tenant, as the case may be) shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom.  In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

9.3                               Form Satisfactory, Etc.  All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable, and issued by reputable insurance companies authorized to do business in the State and having a general policy holder’s rating of no less than A in Best’s latest rating guide.  All property, business interruption, liability and flood insurance policies with respect to each Property shall include no deductible in excess of Five Hundred Thousand Dollars ($500,000).  At all times, all property, business interruption, liability and flood insurance policies, with the exception of worker’s compensation insurance coverage, shall name Landlord and any Property Mortgagee as additional insureds, as their interests may appear.  All loss adjustments shall be payable as provided in Article 10, except that losses under liability and worker’s compensation insurance policies shall be payable directly to the party entitled thereto.  Tenant shall cause all insurance premiums to be paid and shall deliver (or cause to be delivered) policies or certificates thereof to Landlord prior to their effective date

(and, with respect to any renewal policy, prior to the expiration of the existing policy).  All such policies shall provide Landlord (and any Property Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy.  In the event Tenant shall fail to effect (or cause to be effected) such insurance as herein required, to pay (or cause to be paid) the premiums therefor or to deliver (or cause to be delivered) such policies or certificates to Landlord or any Property Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Overdue Rate from the date such payment is made until (but excluding) the date repaid.

9.4                               No Separate Insurance; Self-Insurance.  Tenant shall not take (or permit any Person to take) out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Property Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement.  In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.  Tenant shall not self-insure (or permit any Person to self-insure).

9.5                               Indemnification of Landlord.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of the following, except to the extent caused by Landlord’s gross negligence or willful misconduct:  (a) any accident or injury to, or death of, persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way during the Term, (b) any past, present or future condition or use, misuse, non-use, management, maintenance or repair by Tenant, any Manager or anyone claiming under any of them of any Property, Tenant’s Personal Property or Transferred Trademarks, or any litigation, proceeding or claim by governmental entities (other than Condemnation proceedings) or other third parties relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof, including failure to perform obligations under this Agreement, to which Landlord is made a party during the Term (limited, in the case of Environmental Obligations, to those provided in Section 4.3.1), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 shall survive the termination of this Agreement.

ARTICLE 10

CASUALTY

10.1                        Insurance Proceeds.  Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to any Property, or any portion thereof, and insured under any policy of insurance required by Article 9 (other than the proceeds of any business interruption insurance or insurance proceeds for Tenant’s Personal Property) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that, so long as no Event of Default shall have occurred and be continuing, all such proceeds less than or equal to Two Hundred Fifty Thousand Dollars ($250,000) shall be paid directly to Tenant and such losses may be adjusted without Landlord’s consent.  If Tenant is required to reconstruct or repair any Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4.  Any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant.  In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section 10.2.1.

10.2                        Damage or Destruction

10.2.1              Damage or Destruction of Leased Property.  If, during the Term, any Property shall be totally or partially destroyed and the Travel Center located thereon is thereby rendered Unsuitable for Its Permitted Use, either Landlord or Tenant may, by the giving of Notice thereof to the other, terminate this Agreement with respect to such affected Property, whereupon, this Agreement shall terminate with respect to such affected Property, Landlord shall be entitled to retain the insurance proceeds payable on account of such damage, Tenant shall pay to Landlord the amount of any deductible under the insurance policies covering such Travel Center, the amount of any uninsured loss and any difference between the replacement cost of the affected Property and the casualty insurance proceeds therefor, and the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the total amount received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

10.2.2              Partial Damage or Destruction.  If, during the Term, any Property shall be totally or partially destroyed but the Travel Center located thereon is not rendered Unsuitable for Its Permitted Use, Tenant shall, subject to Section 10.2.3, promptly restore such Travel Center as provided in Section 10.2.4.

10.2.3              Insufficient Insurance Proceeds.  If the cost of the repair or restoration of the applicable Travel Center exceeds the amount of insurance proceeds received by Landlord and Tenant pursuant to Section 9.1, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable in Landlord’s sole discretion by Notice to Tenant, given within sixty (60) days after Tenant’s notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property by Notice to the other, whereupon, this Agreement shall so terminate and insurance proceeds shall be distributed as provided in Section 10.2.1.  It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

10.2.4              Disbursement of Proceeds.  In the event Tenant is required to restore any Property pursuant to Section 10.2 and this Agreement is not terminated as to such Property pursuant to this Article 10, Tenant shall commence (or cause to be commenced) promptly and continue diligently to perform (or cause to be performed) the repair and restoration of such Property (hereinafter called the “Work”), so as to restore (or cause to be restored) the applicable Property in material compliance with all Legal Requirements and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction.  Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair.  Any such advances shall be made not more often than monthly within ten (10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord).  Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) general contractors’ estimates, (iii) architect’s certificates, (iv) conditional lien waivers of general contractors, if available, (v) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vi) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3, Tenant depositing the amount thereof with Landlord and (vii) such other certificates as Landlord may, from time to time, reasonably require.

Landlord’s obligation to disburse insurance proceeds under this Article 10 shall be subject to the release of such proceeds by any Property Mortgagee to Landlord.

Tenant’s obligation to restore the applicable Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Property Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency).

10.3                        Damage Near End of Term.  Notwithstanding any provisions of Section 10.1 or 10.2 to the contrary, if damage to or destruction of any Property occurs during the last twelve (12) months of the Term and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is six (6) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Travel Center thereon rendered Unsuitable for Its Permitted Use.

10.4                        Tenant’s Personal Property.  All insurance proceeds payable by reason of any loss of or damage to any of Tenant’s Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant’s Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant’s Personal Property.

10.5                        Restoration of Tenant’s Personal Property.  If Tenant is required to restore any Property as hereinabove provided, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant’s Personal Property, or (b) replace such alterations and improvements and Tenant’s Personal Property with improvements or items of the same or better quality and utility in the operation of such Property.

10.6                        No Abatement of Rent.  This Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Leased Property, or any portion thereof (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder).  The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Leased Property, or any portion thereof, and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

10.7                        Waiver.  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property, or any portion thereof.

ARTICLE 11

CONDEMNATION

11.1                        Total Condemnation, Etc.  If either (i) the whole of any Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of any Property renders any Property Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Property, and Tenant and Landlord shall seek the Award for their interests in the applicable Property as provided in Section 11.5.  Upon payment to Landlord of any such Award, the Minimum Rent shall be reduced by, at Landlord’s option, (x) the applicable Percentage Reduction of the amount of such Award received by Landlord or (y) the Fair Market Value Rent of the applicable Property on the Commencement Date, such Fair Market Value Rent to be determined by agreement of the parties or, absent agreement, an appraiser designated by Landlord.

11.2                        Partial Condemnation.  In the event of a Condemnation of less than the whole of any Property such that such Property is still suitable for its Permitted Use, Tenant shall, to the extent of the Award and any additional amounts disbursed by Landlord as hereinafter provided, commence (or cause to be commenced) promptly and continue diligently to restore (or cause to be restored) the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Legal Requirements, subject to the provisions of this Section 11.2.  If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement).  In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord’s sole election by Notice to Tenant given within sixty (60) days after Tenant’s Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1(b).  In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement with respect to the affected Property and the entire Award shall be allocated as set forth in Section 11.5.

Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award received by Landlord and necessary to complete such repair or restoration, together with severance and other damages awarded to Landlord for the taken Leased Improvements and any deficiency Landlord has agreed to disburse, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration.  Landlord may, at its option, condition advancement of such portion of the Award and other amounts on (a) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (b) general contractors’ estimates, (c) architect’s certificates, (d) conditional lien waivers of general contractors, if available, (e) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (f) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (g) such other certificates as Landlord may, from time to time, reasonably require.  Landlord’s obligation under this Section 11.2 to disburse the Award and such other amounts shall be subject to (x) the collection thereof by Landlord and (y) the satisfaction of any applicable requirements of any Property Mortgage, and the release of such Award by the applicable Property Mortgagee.  Tenant’s obligation to restore the Leased Property shall be subject to the release of any portion of the Award by the applicable Property Mortgagee to Landlord.

11.3                        Abatement of Rent.  Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant’s obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Leased Property, or any portion thereof.  The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Leased Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

11.4                        Temporary Condemnation.  In the event of any temporary Condemnation of any Property or Tenant’s interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay (or cause to be paid), in the manner and on the terms herein specified, the full amount of the Rent.  Tenant shall continue to perform and observe (or cause to be performed and observed) all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed.  The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.  Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the affected Property to the condition that existed immediately prior to such Condemnation, in material compliance with all applicable Legal Requirements, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

11.5                        Allocation of Award.  Except as provided in Section 11.4 and the second sentence of this Section 11.5, the total Award shall be solely the property of and payable to Landlord.  Any portion of the Award made for the taking of Tenant’s leasehold interest in the Leased Property, loss of business during the remainder of the Term, the taking of Tenant’s Personal Property, the taking of Capital Additions paid for by Tenant and Tenant’s removal and relocation expenses shall be the sole property of and payable to Tenant.  In any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

ARTICLE 12

DEFAULTS AND REMEDIES

12.1                        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)                                 should Tenant fail to make any payment of the Rent or any other sum payable hereunder when due and should such failure continue for a period of five (5) Business Days after Notice thereof from Landlord to Tenant; or

(b)                                 should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clause (a) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such default with all due diligence; or

(c)                                  should any obligation of Tenant or any Guarantor in respect of any Indebtedness of Ten Million Dollars ($10,000,000) or more for money borrowed or for any material property or services, or any guaranty relating thereto, be declared to be or become due and payable prior to the stated maturity thereof, or should there occur and be continuing with respect to any such Indebtedness any event of default under any instrument or agreement evidencing or securing the same, the effect of which is to permit the holder or holders of such instrument or agreement or a trustee, agent or other representative on behalf of such holder or holders, to cause any such obligations to become due prior to its stated maturity; or

(d)                                 should an event of default occur and be continuing beyond the expiration of any applicable cure period under any Guaranty; or

(e)                                  should Tenant or any Guarantor generally not be paying its debts as they become due or should Tenant or any Guarantor make a general assignment for the benefit of creditors; or

(f)                                   should any petition be filed by or against Tenant or any Guarantor under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Tenant or any Guarantor seeking to adjudicate Tenant or any Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Tenant’s or any Guarantor’s debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Tenant or any Guarantor or for any substantial part of the property of Tenant or any Guarantor and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof; or

(g)                                  should Tenant or any Guarantor cause or institute any proceeding for its dissolution or termination; or

(h)                                 should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of (x) ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give Notice to Landlord of the dispute but Tenant may defend in any suitable way, and (y) two hundred seventy (270) days after receipt by Tenant of Notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in good faith in accordance with Article 8); or

(i)                                     should there occur any direct or indirect Change in Control of Tenant or any Guarantor, except as otherwise permitted by Article 16; or

(j)                                    should there occur any “Event of Default” (as defined therein) under any Other Lease.

then, and in any such event, Landlord, in addition to all other remedies available to it, may terminate this Agreement with respect to any or all of the Leased Property (except with respect to any Existing Third Party Trade Names and Service Mark Rights to the extent and as more particularly described in Section 2.3) by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate with respect to all or the designated portion of the Leased Property and all rights of Tenant under this Agreement with respect thereto shall cease.  Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant’s breach of this Agreement.

Upon the termination of this Agreement in connection with any Event of Default, Landlord may, in addition to any other remedies provided herein (including the rights set forth in Section 5.3), enter upon the Real Property, or any portion thereof and take possession thereof, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord).

12.2                        Remedies.  None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Leased Property, or any portion thereof, (c) the failure of Landlord to relet the Leased Property, or any portion thereof, nor (d) the reletting of all or any of portion of the Leased Property, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property, or terminated portion thereof, through and including the date of such termination.  Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Leased Property, or any portion thereof, shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent and Additional Charges to be reasonably calculated by Landlord) which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any reletting of the Leased

Property, or any portion thereof, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting.  Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated with respect to such of the Leased Property.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages beyond the date of such termination, at Landlord’s election, Tenant shall pay to Landlord an amount equal to the present value (as reasonably determined by Landlord using a discount rate equal to five percent (5%) per annum) of the excess, if any, of the Rent and other charges which would be payable hereunder from the date of such termination (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Additional Rent and Additional Charges would be the same as payments required for the immediately preceding twelve calendar months, or if less than twelve calendar months have expired since the Commencement Date, the payments required for such lesser period projected to an annual amount) for what would be the then unexpired term of this Agreement if the same remained in effect, over the fair market rental for the same period.  Nothing contained in this Agreement shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may, (a) relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Leased Property, or any portion thereof, as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Leased Property, or, in the event that the Leased Property is relet, for failure to collect the rent under such reletting.  To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Leased Property, by reason of the occurrence and continuation of an Event of Default hereunder.

Notwithstanding anything to the contrary set forth in this Agreement, if an Event of Default shall be triggered solely with respect to any of Sections 3.1.2(c), 3.1.2(d), 5.4, 9.5(d), 12.1(c), 12.1(d), 12.1(i), 17.2(a), 17.2(b), 21.1, 21.3, 21.4 or 21.9 (and not with respect to any other Section of this Agreement), in no event shall the damages recovered by Landlord pursuant to this Agreement exceed an amount equal to the sum of (i) the present value (as reasonably determined by Landlord using a discount rate equal to ten and six tenths percent (10.6%) per annum) of the Minimum Rent which would be payable hereunder from the date of such termination for what would be the then unexpired Term of this Agreement if the same remained in effect; and (ii) all amounts due and unpaid under this Agreement as of the date of the occurrence of the Event of Default.

12.3                        Tenant’s Waiver.  IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

12.4                        Application of Funds.  Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant’s current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.  Any balance shall be paid to Tenant.

12.5                        Landlord’s Right to Cure Tenant’s Default.  If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Real Property, or any portion thereof, for such purpose and take all such action thereon as, in Landlord’s sole and absolute discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the Overdue Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

ARTICLE 13

HOLDING OVER

Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis).  Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

ARTICLE 14

LANDLORD DEFAULT

If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Leased Property, the performance of which is not Tenant’s obligation pursuant to this Agreement, and any such default shall continue for a period of thirty (30) days after Notice thereof from Tenant to Landlord and any applicable Property Mortgagee, or such additional period as may be reasonably required to correct the same, Tenant may declare the occurrence of a “Landlord Default” by a second Notice to Landlord and to such Property Mortgagee.  Thereafter, Tenant may forthwith cure the same and, subject to the provisions of the following paragraph, invoice Landlord for costs and expenses (including reasonable attorneys’ fees and court costs) incurred by Tenant in curing the same, together with interest thereon (to the extent permitted by law) from the date Landlord receives Tenant’s invoice until paid, at the Overdue Rate.  Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder.

If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.  If Tenant and Landlord shall fail, in good faith, to resolve any such dispute within ten (10) days after Landlord’s Notice of dispute, either may submit the matter for resolution in accordance with Article 22.

ARTICLE 15

PURCHASE OF TENANT’S PERSONAL PROPERTY

Landlord shall have the option to purchase Tenant’s Personal Property and any other property of any of Tenant’s subtenants which are Affiliated Persons of Tenant and which is used in connection with the operation of any Travel Center, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed such as equipment leases, conditional sale contracts and other encumbrances securing such liabilities to which such Personal Property or property of such subtenant is subject.  In addition, upon the expiration or sooner termination of this Agreement, Landlord shall have the right (i) to require Tenant or any Affiliated Person of Tenant to grant a perpetual license to Landlord or its nominee all software programs and similar intellectual property owned or licensed by Tenant or any such Affiliated Person used at the Travel Centers for an amount equal to the then fair market value thereof

(current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all liabilities assumed, and (ii) to offer employment to any and all employees of Tenant and any Affiliated Person of Tenant employed at the Travel Centers.  Tenant shall cause each Affiliated Person of Tenant to enter into any license and sub-license necessary to effectuate the foregoing and shall not interfere with, and shall cause each such Affiliated Person to cooperate with Landlord and its nominees, and not to interfere with, the exercise of such right.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

16.1                        Subletting and Assignment.  Except as provided in Section 16.3, Tenant shall not, without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease or permit the sublease (which term shall be deemed to include the granting of concessions, licenses, sublicenses and the like), of the Leased Property, or any portion thereof, or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Leased Property, or any portion thereof, by anyone other than Tenant or any Manager approved by Landlord pursuant to the applicable provisions of this Agreement, or the Leased Property, or any portion thereof, to be offered or advertised for assignment or subletting.

For purposes of this Section 16.1, an assignment of this Agreement shall be deemed to include, without limitation, any direct or indirect Change in Control of Tenant.

If this Agreement is assigned or if the Leased Property, or any portion thereof is sublet (or occupied by anybody other than Tenant or any Manager and their respective employees), after termination of this Agreement, Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 16.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

Any assignment or transfer of Tenant’s interest under this Agreement shall be subject to such assignee’s or transferee’s delivery to Landlord of a Guaranty, which Guaranty shall be in form and substance satisfactory to Landlord in its sole discretion and which Guaranty shall constitute a Guaranty hereunder.

No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 16.1.

No assignment, subletting or occupancy shall affect any Permitted Use.  Any subletting, assignment or other transfer of Tenant’s interest under this Agreement in contravention of this Section 16.1 shall be voidable at Landlord’s option.

16.2                        Required Sublease Provisions.  Except for subleases which are terminable at will by Tenant on not more than sixty (60) days’ prior notice, any sublease of all or any portion of the Leased Property entered into on or after the Commencement Date shall provide (a) that the subtenant shall, at Landlord’s or Tenant’s request pursuant to Tenant’s obligations or Landlord’s rights under Section 5.3 or Article 15, transfer as so requested any of its Operating Rights and/or other property relating to such Leased Property (and shall be deemed to have granted Landlord the power of attorney with respect to its Operating Rights and other property as Tenant has granted pursuant to the second sentence of the second paragraph of Section 5.3); (b) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (c) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any Property Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month’s rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the applicable Property, or any portion thereof, (v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Leased Property; and (d) in the event that such subtenant receives a written Notice from Landlord or any Property Mortgagee stating that this Agreement has terminated, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct.  Such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn.  An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

The provisions of this Section 16.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 16.1.

16.3                        Permitted Sublease.  Subject to the provisions of Section 16.2 and Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance without consent, (a) enter into third party agreements or sublease space at any Property for fuel station, restaurant/food service or mechanical repair purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not violate or affect any Legal Requirement or Insurance Requirement, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Property Mortgagee may reasonably require, and (b) enter into one or more subleases or licenses with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof (including but without limitation with respect to any trade names, trademarks, service marks, domain names, logos and other brand-source indicia, including all goodwill related thereto, constituting part of the Transferred Trademarks), provided such subleases or licenses or sublicenses do not grant any rights beyond the Term.  Landlord and Tenant acknowledge and agree that if Tenant enters into one (1) or more subleases, licenses or sublicenses with Affiliated Persons of Tenant with respect to any Property, or any portion thereof, in accordance with the preceding clause (b), Tenant may allocate the rent and other charges with respect to the affected Property in any reasonable manner; provided, however, that such allocation shall not affect Tenant’s (nor any Guarantor’s) liability for the Rent and other obligations of Tenant under this Agreement; and, provided, further, that Tenant shall give Landlord prompt written notice of any allocation or reallocation of the rent and other charges with respect to the affected Property and, in any event, Tenant shall give Landlord written notice of the amount of such allocations at least ten (10) Business Days prior to the date that Landlord or Hospitality Properties Trust is required to file any tax returns in any State where such affected Leased Property is located.

16.4                        Sublease Limitation.  Anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or sublicense the Leased Property, or any portion thereof, on any basis such that the rental to be paid by any sublessee or sublicensee thereunder would be based, in whole or in part, on the net income or profits derived by the business activities of such sublessee or sublicensee, any other formula such that any portion of such sublease rental or sublicense would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto or would otherwise disqualify Landlord or any Affiliated Person for treatment as a “real estate investment trust” under the Code.

ARTICLE 17

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS

17.1                        Estoppel Certificates.  At any time and from time to time, but not more than a reasonable number of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer’s Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the

Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request.  Any such certificate furnished pursuant to this Section 17.1 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Leased Property, or any portion thereof, or the leasehold estate created hereby.

17.2                        Financial Statements.  Tenant shall furnish or cause TCA to furnish, as applicable, the following statements to Landlord:

(a)                                 within forty-five (45) days after each of the first three fiscal quarters of any Fiscal Year, the most recent Consolidated Financials, accompanied by the Financial Officer’s Certificate;

(b)                                 within ninety (90) days after the end of each Fiscal Year, the most recent Consolidated Financials and financials of Tenant for such year, certified by an independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer’s Certificate;

(c)                                  within forty-five (45) days after the end of each month, an unaudited operating statement and statement of Capital Expenditures prepared on a Property by Property basis and a combined basis, accompanied by a Financial Officer’s Certificate;

(d)                                 at any time and from time to time upon not less than twenty (20) days Notice from Landlord or such additional period as may be reasonable under the circumstances, any Consolidated Financials, Tenant financials or any other audited or unaudited financial reporting information required to be filed by Landlord with any securities and exchange commission, the SEC or any successor agency, or any other governmental authority, or required pursuant to any order issued by any court, governmental authority or arbitrator in any litigation to which Landlord is a party, for purposes of compliance therewith;

(e)                                  promptly after receipt or sending thereof, copies of all notices alleging a material default given or received by Tenant under any Management Agreement or TA Franchise Agreement; and

(f)                                   promptly upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Person of Tenant as Landlord reasonably may request from time to time.

Landlord may at any time, and from time to time, provide any Property Mortgagee with copies of any of the foregoing statements, subject to Landlord obtaining the agreement of such Property Mortgagee to maintain such statements and the information therein as confidential.

ARTICLE 18

LANDLORD’S RIGHT TO INSPECT, QUALITY CONTROL, USE OF TRANSFERRED TRADEMARKS AND ENFORCEMENT

18.1                        Inspection.  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

18.2                        Quality Control.  Landlord shall have the right to exercise quality control over the use made by Tenant (and any and all Affiliated Persons and permitted sublicensees) of the Transferred Trademarks to a degree reasonably necessary to maintain the validity and enforceability of the Transferred Trademarks and to protect the goodwill associated therewith.  Tenant (and any and all Affiliated Persons and permitted sublicensees) shall not combine the Transferred Trademarks with any other trademarks, service marks, trade names, logos, domain names or other brand-source indicia unless it obtains Landlord’s prior written consent.

18.3                        Transferred Trademarks, Registration and Maintenance.  Tenant shall be responsible for trademark registration and maintenance on behalf of Landlord.

18.4                        Enforcement.  In the event that Tenant (or any Affiliated Person or sublicensee) learns of any infringement or unauthorized use of any of the Transferred Trademarks, it shall promptly notify Landlord.  If requested to do so, Tenant (and any and all Affiliated Persons and sublicensees) shall cooperate with and assist Landlord in any action that Landlord may commence to protect its right, title and interest in the Transferred Trademarks, including joining the action as a party if necessary.

ARTICLE 19

EASEMENTS

19.1                        Grant of Easements.  Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

(a)                                 the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned);

(b)                                 Landlord receives an Officer’s Certificate from Tenant stating (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument; and

(c)                                  Landlord receives evidence satisfactory to Landlord that the Manager has granted its consent to such grant, modification or abandonment in accordance with the requirements of such Manager’s Management Agreement or that such consent is not required.

19.2                        Exercise of Rights by Tenant.  So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request.  Tenant shall perform all obligations of Landlord under the Easement Agreements.

19.3                        Permitted Encumbrances.  Any agreements entered into in accordance with this Article 19 shall be deemed a Permitted Encumbrance.

ARTICLE 20

PROPERTY MORTGAGES

20.1                        Landlord May Grant Liens.  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement (“Encumbrance”) upon the Leased Property, or any portion thereof, or interest therein, whether to secure any borrowing or other means of financing or refinancing.

20.2                        Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to is herein called “Superior Landlord” and any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage is herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Lease or Superior Mortgage other than those expressly set forth in this Section 20.2.

If any Superior Landlord or Superior Mortgagee or the nominee or designee of any Superior Landlord or Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, at such Successor Landlord’s request, Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Lease or Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Landlord or the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance or Condemnation proceeds), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such Person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid, and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from each such Superior Mortgagee and Superior Landlord (other than the lessors under any ground leases with respect to the Leased Property, or any portion thereof) in form and substance reasonably satisfactory to Tenant.  Notwithstanding the foregoing, any Successor Landlord shall be liable (a) to pay to Tenant any amounts owed under Section 5.1.2(b), and (b) to pay to Tenant any portions of insurance proceeds or Awards received by Landlord or the Successor Landlord required to be paid to Tenant pursuant to the terms of this Agreement, and, as a condition to any mortgage, lien or lease in respect of the Leased Property, or any portion thereof, and the subordination of this Agreement thereto, the mortgagee, lienholder or lessor, as applicable, shall expressly agree, for the benefit of Tenant, to make such payments, which agreement shall be embodied in an instrument in form reasonably satisfactory to Tenant.

20.3                        Notice to Mortgagee and Superior Landlord.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Property Mortgagee or Superior Landlord under a lease with Landlord, as ground lessee, which includes the Leased Property, or any portion thereof, as part of the demised premises and which complies with Section 20.1 (which Notice shall be accompanied by a copy of the applicable mortgage or lease), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Property Mortgagee or Superior Landlord unless and until a copy of the same is given to such Property Mortgagee or Superior Landlord at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Property Mortgagee or Superior Landlord shall be treated as performance by Landlord.

ARTICLE 21

ADDITIONAL COVENANTS OF LANDLORD AND TENANT

21.1                        Prompt Payment of Indebtedness.  Tenant shall (a) pay or cause to be paid when due all payments of principal of and premium and interest on Tenant’s Indebtedness for money borrowed and shall not permit or suffer any such Indebtedness to become or remain in default beyond any applicable grace or cure period, (b) pay or cause to be paid when due all lawful claims for labor and rents with respect to the Leased Property, (c) pay or cause to be paid when due all trade payables and (d) pay or cause to be paid when due all other of Tenant’s Indebtedness upon which it is or becomes obligated, except, in each case, other than that referred to in clause (a), to the extent payment is being contested in good faith by appropriate proceedings in accordance with Article 8 and if Tenant shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP, if appropriate, or unless and until foreclosure, distraint sale or other similar proceedings shall have been commenced.

21.2                        Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto) and shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and its rights and licenses necessary to conduct such business.

21.3                        Maintenance of Accounts and Records.  Tenant shall keep true records and books of account of Tenant in which full, true and correct entries will be made of dealings and transactions in relation to the business and affairs of Tenant in accordance with GAAP.  Tenant shall apply accounting principles in the preparation of the financial statements of Tenant which, in the judgment of and the opinion of its independent public accountants, are in accordance with GAAP, where applicable, except for changes approved by such independent public accountants.  Tenant shall provide to Landlord either in a footnote to the financial statements delivered under Section 17.2 which relate to the period in which such change occurs, or in separate schedules to such financial statements, information sufficient to show the effect of any such changes on such financial statements.

21.4                        Notice of Litigation, Etc.  Tenant shall give prompt Notice to Landlord of any litigation or any administrative proceeding to which it may hereafter become a party of which Tenant has notice or actual knowledge which involves a potential liability equal to or greater than Two Hundred Fifty Thousand Dollars ($250,000) or which may otherwise result in any material adverse change in the business, operations, property, prospects, results of operation or condition, financial or other, of Tenant.  Forthwith upon Tenant obtaining knowledge of any Default, Event of Default or any default or event of default under any agreement relating to

Indebtedness for money borrowed in an aggregate amount exceeding, at any one time, Two Hundred Fifty Thousand Dollars ($250,000), or any event or condition that would be required to be disclosed in a current report filed by Tenant on Form 8-K or in Part II of a quarterly report on Form 10-Q if Tenant were required to file such reports under the Securities Exchange Act of 1934, as amended, Tenant shall furnish Notice thereof to Landlord specifying the nature and period of existence thereof and what action Tenant has taken or is taking or proposes to take with respect thereto.

21.5                        Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)                                 Indebtedness of Tenant to Landlord;

(b)                                 Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)                                  Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

(d)                                 unsecured borrowings of Tenant from its Affiliated Persons which are by their terms expressly subordinate pursuant to a Subordination Agreement to the payment and performance of Tenant’s obligations under this Agreement; or

(e)                                  Indebtedness for purchase money financing in accordance with Section 21.8(a) and other operating liabilities incurred in the ordinary course of Tenant’s business;

(f)                                   Indebtedness of Tenant as guarantor or borrower secured by Liens permitted under Section 21.8(c); or

(g)                                  A guaranty of TCA’s obligations under its revolving line of credit and for any privately placed or publicly issued debt.

21.6                        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing.  Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make

Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

21.7                        Prohibited Transactions.  Tenant shall not permit to exist or enter into any agreement or arrangement whereby it engages in a transaction of any kind with any Affiliated Person as to Tenant or any Guarantor, except on terms and conditions which are commercially reasonable.

21.8                        Liens and Encumbrances.  Except as permitted by Article 7 and Section 21.5, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)                                 Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)                                 Permitted Encumbrances;

(c)                                  Security interests in Accounts or Chattel Paper, in Support Obligations, General Intangibles or Deposit Accounts relating to such Accounts or Chattel Paper, in any Instruments or Investment Property evidencing or arising from such Accounts or Chattel Paper, in any documents, books, records or other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any property described in this Section 21.8(c) or in any Proceeds of any of the foregoing (capitalized terms used in this Section 21.8(c) without definition being used as defined in or for purposes of Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts); or

(d)                                 As permitted pursuant to Section 21.5.

21.9                        Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion), Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.

21.10                 Bankruptcy Remote Entities.  At Landlord’s request, Tenant shall make such amendments, modifications or other changes to its charter documents and governing bodies

(including, without limitation, Tenant’s board of directors), and take such other actions, as may from time to time be necessary to qualify Tenant as a “bankruptcy remote entity”, provided that Landlord shall reimburse Tenant for all costs and expenses reasonably incurred by Tenant in connection with the making of such amendments or modifications.

21.11                 Trade Area Restriction.  Notwithstanding anything to the contrary in this Agreement, except for Travel Centers owned by Landlord or any Affiliated Person of Landlord, neither Tenant nor any Affiliated Person of Tenant shall acquire, own, franchise, finance, lease, manage, operate or open any Travel Center or similar business (it being agreed by Landlord and Tenant that convenience stores which provide services primarily to non-professional drivers shall not be a “similar business”) within seventy-five (75) miles in either direction along the primary interstate on which any Property is located without Landlord’s consent, which consent may be given or withheld in Landlord’s sole discretion.  Notwithstanding the foregoing, Landlord confirms that, subject to the other terms and conditions of this Agreement, Tenant or any Affiliated Person of Tenant may acquire, own, franchise, finance, lease, manage, operate or open the Travel Centers identified on Exhibit D attached hereto.

ARTICLE 22

ARBITRATION

Any disputes, claims or controversies arising out of or relating to this Agreement, (i) between the parties or (ii) brought by or on behalf of any shareholder of any party or a direct or indirect parent of a party (which, for purposes of this Article 22, shall mean any shareholder of record or any beneficial owner of shares of any party, or any former shareholder of record or beneficial owner of shares of any party), either on his, her or its own behalf, on behalf of any party or on behalf of any series or class of shares of any party or shareholders of any party against any party or any member, trustee, officer, manager (including Reit Management & Research LLC (“RMR”) or its successor), agent or employee of any party, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration provision, or the declarations of trust, limited liability company agreements or bylaws of any party hereto (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Article 22.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of any party and class actions by a shareholder against those individuals or entities and any party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Article 22, the term “party” shall include any direct or indirect parent of a party.

There shall be three arbitrators.  If there are only two parties to the Dispute, each party shall select one arbitrator within fifteen days after receipt by respondent of a copy of the demand for arbitration.  Such arbitrators may be affiliated or interested persons of such parties.  If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party.  If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator.  Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either all claimants or all respondents fail to timely select an arbitrator then such arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the AAA.  The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen days of the appointment of the second arbitrator.  If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

The place of arbitration shall be at the office of the AAA in Boston, Massachusetts unless otherwise agreed by the parties and all parties waive all questions of personal jurisdiction and venue for the purpose of carrying out this paragraph.

There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

In rendering an award or decision (the “Arbitration Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or Arbitration Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Arbitration Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

Except to the extent as otherwise agreed by the parties after the date of this Agreement, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

An Arbitration Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Arbitration Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Arbitration Award assesses a monetary obligation shall pay that obligation on or before the thirtieth day following the date of the Arbitration Award or such other date as the Arbitration Award may provide.

This Article 22 is intended to benefit and be enforceable by the shareholders, members, direct and indirect parents, trustees, directors, officers, managers (including RMR or its successor), agents or employees of any party and the parties and shall be binding on the shareholders of any party and the parties, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE 23

MISCELLANEOUS

23.1                        Limitation on Payment of Rent.  All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum permissible under applicable law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount.  This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

23.2                        No Waiver.  No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term.  To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

23.3                        Remedies Cumulative.  To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

23.4                        Severability.  Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

23.5                        Acceptance of Surrender.  No surrender to Landlord of this Agreement or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

23.6                        No Merger of Title.  It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, this Agreement or the leasehold estate created hereby and the fee estate or ground landlord’s interest in the Leased Property.

23.7                        Conveyance by Landlord.  If Landlord or any successor owner of all or any portion of the Leased Property shall convey all or any portion of the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Leased Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Leased Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

23.8                        Quiet Enjoyment.  Tenant shall peaceably and quietly have, hold and enjoy the Real Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Encumbrance permitted under Article 20 or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances, (c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant’s ability to operate any Travel Center and (d) liens that have been consented to in writing by Tenant.  Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement, or to fail to perform any other obligation of Tenant hereunder.

23.9                        No Recordation.  Neither Landlord nor Tenant shall record this Agreement.

23.10                 Notices.

(a)                                 Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)                                 All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)                                  All such notices shall be addressed,

if to Landlord:

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Attn:  Mr. John G. Murray

Telecopier No. (617) 969-5730

if to Tenant:

c/o TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio  44145

Attn:  Mr. Thomas M. O’Brien

Telecopier No. (440) 808-3301

(d)                                 By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

23.11                 Construction.  Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Leased Property shall survive such termination or expiration.  In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition.  Time is of the essence with respect to the provisions of this Agreement.  Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.  Tenant hereby acknowledges that the agreement between Landlord and Tenant to treat this Agreement as a single lease in all respects was and is of primary importance, and a material inducement, to Landlord to enter into this Agreement.  Without limiting the generality of the foregoing, the parties hereto acknowledge that this Agreement constitutes a single lease of the Leased Property and is not divisible notwithstanding any references herein to any individual Property and notwithstanding the possibility that certain individual Properties may be deleted herefrom pursuant to the express provisions of this Agreement.

23.12                 Counterparts; Headings.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed.  Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

23.13                 Applicable Law, Etc.  Except as to matters regarding the internal affairs of Landlord and issues of or limitations on any personal liability of the shareholders and trustees or directors of Landlord for obligations of Landlord, as to which the laws of the State of Maryland shall govern, this Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.

23.14                 Right to Make Agreement.  Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken.  Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

23.15                 Attorneys’ Fees.  If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

23.16                 Nonliability of Trustees.  THE DECLARATION OF TRUST ESTABLISHING HPT TA PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME OF SUCH ENTITY REFERS TO THE TRUSTEES UNDER SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH ENTITY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY.  ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

23.17                 Original Lease.  The Original Lease shall continue to govern the rights and obligations of the parties with respect to periods prior to the Commencement Date.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

LANDLORD:

HPT TA PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

HPT TA PROPERTIES LLC

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

TENANT:

TA OPERATING LLC

/s/ Mark R. Young
Mark R. Young
Executive Vice President

[Signature Page to Amended Restated Lease No. 2]

EXHIBITS A-1 through A-36

Land

Exhibit	TA Site No.	Property Address
A-1	54	9201 Grand Bay Wilmer Rd, Grand Bay (Mobile), AL 36541.
A-2	7	2949 S. Toltec Road, Eloy, AZ 85213.
A-3	94	946 West Beale Street, Kingman, AZ, 86401.
A-4	33	408 Highway 149 North, Earle (West Memphis), AR 72331.
A-5	227	2930 Lenwood Rd., Barstow, CA 92311.
A-6	57	19483 Knighton Rd., Redding, CA 96002.
A-7	248	1650 C.R. 210 West, Jacksonville (Jacksonville South), FL 32259.
A-8	158	11706 Tamp Gateway Blvd., Seffner (Tampa), FL 33584.
A-9	156	30732 Highway 441 South, Commerce, GA 30529.
A-10	249	6901 Bellville Road, Lake Park, GA 31636.
A-11	167	4115 Broadway, Boise, ID 83705.
A-12	30	16650 Russell Rd., Russell (Chicago North), IL 60075.
A-13	199	819 Edwardsville Road, Troy, IL 62294.
A-14	65	2636 E. Tipton Street, Seymour, IN 47274.
A-15	66	3210 South 7th Street, Council Bluffs, IA 51501.
A-16	237	8560 Greenwood Rd., Greenwood, LA 71033.
A-17	69	1255 N. Dixie Hwy, Monroe, MI 48162.
A-18	190	13400 Rogers Drive, Rogers, MN 55374.
A-19	52	100 North Broadway, Oak Grove, MO 64075.
A-20	90	103 Prospectors Drive , Ogallala, NE 69153.
A-21	108	8050 Dean Martin Drive, Las Vegas, NV 89139.
A-22	48	975 St. Rt. 173, Bloomsbury, NJ 08804.
A-23	23	HC 69 - Box 120, Santa Rosa, NM 88435.
A-24	209	40 Riverside Drive, Fultonville, NY 12072.
A-25	2	1101 NC Highway 61, Whitsett (Greensboro), NC 27377.
A-26	39	10679 Lancaster Rd., Hebron, OH 43025.
A-27	29	5551 St. Rt. 193, Kingsville, OH 44048.
A-28	59	501 South Morgan Road, Oklahoma City (West), OK 73128.
A-29	56	21856 Bents Road, NE, Aurora (Portland), OR 97002.
A-30	215	4050 Depot Road, Erie (Harborcreek), PA 16510.
A-31	12	7848 Linglestown Road, Harrisburg, PA 17112.
A-32	13	608 Lovell Road, Knoxville, TN 37932.
A-33	17	6800 Thompson Road, Baytown, TX 77522.
A-34	230	704 West Interstate 20, Big Spring, TX 79720.
A-35	147	6170 I-10 East , San Antonio, TX 78219.
A-36	1	100 N. Carter Road, Ashland (Richmond), VA 23005.

[See attached copies.]

EXHIBIT A-1 TA Mobile f-10,Exit4 9201 Grand Bay (P.O. Box 419) Mobile, AL Commencing at the Northwest corner of Section 25, Township 6 South, Range 4 West,Mobile County, Alabama; thence run North 89 degrees 42 minutes 15 seconds East, 2,639.54 feet to a point; thence run South 00 degrees 31 minutes 00 seconds East 600 feet to a point;thence run North 89 degrees 42 minutes 15 seconds East, 71.53 feet to a point on the East side of the Grand Bay-Wilmer Road, and the Point of Beginning of the properly herein described;thence continue North 89 degrees 42 minutes 15 seconds East 588.12 feet to a point; thence run South 00 degrees 31 minutes East, 60.12 feet to a point; thence run North 89 degrees 43 minutes 05 seconds East 329.89 feet to a point; thence run South 00 degrees 28 minutes 23 seconds East, 688.46 feet to a point on the North side of Interstate 10;thence run South 77 degrees 10 minutes 26 seconds West,along the North side of said Interstate 10, 13.97 feet to a point of curve; thence run In a Southwestwardly direction along the North side of Interstate 10, and along the curve which has a Delta angle to the right of 18 degrees 22 minutes 13 seconds and a radius of 1,811.97 feet a distance of 580.95 feet measured along the arc of said curve to a point; thence run North 79 degrees 24 minutes 32 seconds West along the North side of Interstate 10,163.21 feet to a point; thence run North 38 degrees 20 minutes 43 seconds West along the East side of the Grand Bay Wilmer Road 258.35 feet to a point, said point being on a curve which has a Delta angle to the left of degrees 19 minutes 11 seconds,and a radius of 1,990.09 feel; thence run in a Northeastwardly direction along the East side of the Grand Bay-Wilmer Road, and along the curve a distance of 288.97 feet measured along the arc of said curve to a point;thence run North 32 degrees 14 minutes 15 seconds West along the East side of the Grand Bay-Wilmer Road 35.52 feet to a point; thence run North 00 degrees 37 minutes 15 seconds East along the East side of the Grand Bay Wilmer Road 73.54 feet to a point;thence run North 00 degrees 49 minutes 45 seconds West along the East side of the Grand Bay-Wilmer Road 140 feelto a point; thence run North 45 degrees 54 minutes 55 seconds West along the East side of the Grand Bay-Wilmer Road 36.80 feet to the Point of Beginning.

EXHIBIT A-2 TA Eloy 2949 S. Toltec Road !Joy. AZ PARCEL NO.1: TI-IAT PART OF SECTION 34,TOWNSHIP 7 SOUTH,RANGE 7 EAST OF lliE GILA AND SALT RIVER BASE AND MERIDIAN,PINAL COUNTY, ARIZONA,LYING SOUTH OF 1-10 AND EAST OF TOLTEC ROAD,MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENONG ATlliE NORlliWEST CORNER OF SAID SECTION 34; THENCE SOlfTH 00 DEGREES 56 MINUTES 00 SECONDS WEST ALONG THE WEST UNE OF lliE . NORTIIWEST QUARTER OF SAID SEcriON 34, A DISTANCE OF 1403.52 FEET; TI-IENCE SOUlli 89 DEGREES 04 MINUTES 00 SECONDS EAST PERPENDICULAR TO SAID WEST LINE A DISTANCE OF 100.00 FEET TO A POINT ON THE EAST LINE OF lliE WEST 100 FEET OF SAID NORlliWEST QUARTER,SAID POINT ALSO BEING THE BEGINNING OF A CURVE TilE RADIUS OF WHICH BEARS SOUTII 89 DEGREES 04 MINUTES 00 SECONDS EAST,A DISTANCE OF 20.00 FEET THEREFROM, SAID POINT ALSO BEING TilE TRUE POINT OF BEGINNING; THENCE NORTHEASTERLY ALONG lliE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, A DISTANCE OF 31.42 FEET TO A POINT OF TANGENCY; THENCE SOlfTH 89 DEGREES 04 MINUTES 00 SECONDS EAST A DISTANCE OF 130.51 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 150.00 FEET; Tl-IENCE NORTriEASTERLY ALONG THE ARC OF SAID CURVE lliROUGH A CENTRAL ANGLE OF 55 DEGREES 00 MINUTES 00 SECONDS, A DISTANCE OF 143.99 FEET TO A POINT OF TANGENCY; THENCE NORTH 35 DEGREES 56 MINUTES 00 SECONDS EAST A DISTANCE OF 334.06 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 175.00 FEET; THENCE NORTHEASTERLY ALONG lliE ARC OF SAID OJRVE TIIROUGH A CENTRAL ANGLE OF 49 DEGREES 56 MINUTES 23 SECONDS, A DISTANCE OF 152.53 FEET TO TliE BEGINNING OF A COMPOUND CURVE CONCAVE SOlllliWESTERLY AND HAVING A RADIUS OF 325.00 FEET; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE Tl-IROUGH A CENTRAL ANGLE OF 40 DEGREES 26 MINUTES 48 SECONDS A DISTANCE OF 229.43 FEET TO A POINT OF TANGENCY; THENCE SOUTH 53 DEGREES 40 MfNUTES 49 SECONDS EAST A DISTANCE OF 390.94 FEET; THENCE SOUTH 00 DEGREES 56 MINUTES 00 SECONDS WEST, A DISTANCE OF 671.39 FEET; THENCE NORTI-f 89 DEGREES 04 MfNUTES 00 SECONDS WEST, A DISTANCE OF 1163.50 FEET TO A POINT ON THE EAST UNE OF TI-lE WEST 65.00 FEET OF SAID NORTHWEST QUARTER; THENCE NORTH 00 DEGREES 56 MINUTES 00 SECONDS EAST ALONG THE LAST DESCRIBED EAST LINE, A DISTANCE OF 120.00 FEET; THENCE SOUTH 69 DEGREES 04 MINUTES 00 SECONDS EAST, A DISTANCE OF 35.00 FEET TO A POINT ON TliE AFOREMENTIONED EAST UNE OF THE WEST 100.00 FEET OF SAID NORTiiWEST QUARTER; THENCE NORTH 00 DEGREES 56 MINUTES 00 SECONDS EAST ALONG SAID EAST UNE, A DISTANCE OF I of2

'105.00 FEET TO THE TRUE POINT OF BEGINNING; EXCEPT ONE-HALF OF ALL MINERALS FOUND UPON OR IN SAID PROPERTY,AS RESERVED BY GLADYS JOHNSTON MARKLEY,IN INSTRUMENT RECORDED NOVEMBER 26, 1958, IN DOCKET 217,PAGE 327. PARCEL NO. 2: THAT PART OF SECTION 34, TOWNSHIP 7 SOUTH, RANGE 7 EAST OF TliE GILA AND SALT RIVER BASE AND MERIDIAN,PINAL COUNTY,ARIZONA, LYING SOUTH OF 1-10 AND EAST OF TOLTEC ROAD, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID SEcnON 34; lliENCE SOUTH 00 DEGREES 56 MINUTES 00 SECONDS WEST ALONG lliE WEST UNE OF THE NORTHWEST QUARTER OF SAID SECTION 34, A DISTANCE OF 1007.23 FEET; THENCE SOUTH 89 DEGREES 04 MINIJTES 00 SECONDS EAST PERPENDICULAR TO SAID WEST LINE A DISTANCE OF 100.00 FEET TO A POINT ON ll-IE EAST UNE OF THE WEST 100.00 FEET OF SAID NORTliWEST QUARTER,SAID POINT BEING THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89 DEGREES 04 MINUTES 00 SECONDS EAST,A DISTANCE OF 418.90 FEET TO A POINT ON A CURVE,11-IE RADIUS OF WHICH BEARS SOUTI-1 52 DEGREES 47 MINUTES 14 SECONDS EAST, A DISTANCE OF 235.00 FEET 11-IEREFROM; THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 01 DEGREES 16 MINUTES 46 SECONDS A DISTANCE OF 5.25 FEET TO A POINT OF TANGENCY; THENCE SOUTH 15 DEGREES 56 MINIJTES 00 SECONDS WEST, A DISTANCE OF 254.00 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTiiWESTERLY AND HAVING A RADIUS OF 150.00 FEET; lliENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 55 DEGREES 00 MINUTES 00 SECONDS, A DISTANCE OF 143.99 FEET TO A POINT OF TANGENCY; TI-lENCE NORTH 89 DEGREES 04 MINUTES 00 SECONDS WEST, A DISTANCE OF 127.28 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTliEASTERLY AND HAVING A RADIUS OF 20.00 FEET; TI-lENCE NORTI-lWESTERLY ALONG TliE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 90 DEGREES 00 MINUTES 00 SECONDS, A DISTANCE OF 31.42 FEET TO A POINT OF TANGENCY,SAID POINT ALSO LYING ON SAID EAST UNE OF THE WEST 100.00 FEET OF SAID NORlliWEST QUARTER; TI-lENCE NORTI-f 00 DEGREES 56 MINUTES 00 SECONDS EAST ALONG SAID EAST UNE A DISTANCE OF 256.29 FEET TO THE TRUE POINT OF BEGINNING; EXCEPT ONE-HALF OF AU MINERALS FOUND UPON OR IN SAID PROPERTY,AS RESERVED BY GLADYS JOHNSTON MARKLEY IN INSTRUMENT RECORDED NOVEMBER 26,1958 IN DOCKET 217,PAGE 327. 2of2

EXHIBIT A-3

TA Kingman
946 West Beale Street
Kingman, AZ

PARCEL NO. 1:

A PORTION OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION 23, TOWNSHIP 21 NORTH, RANGE 17 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MOHAVE COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHERLY MOST CORNER OF PARCEL "A" AS DELINEATED ON THE PLAT OF RECORD ENTITLED: DEPENDENT RESURVEY & RETRACEMENT OF A PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 23, TOWNSHIP 21 NORTH, RANGE 17 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MOHAVE COUNTY, ARIZONA, RECORDED NOVEMBER 19, 1981, AS RECEPTION NO. 81-41705 IN THE OFFICE OF THE RECORDER, MOHAVE COUNTY, ARIZONA, BEING A 5/8" REBAR W/TAG RLS 8904;

THENCE NORTH 37 DEGREES 57 MINUTES 30 SECONDS EAST, 137.62 FEET TO THE SOUTHWESTERLY RIGHT-OF-WAY LINE FOR U.S. HIGHWAY 93 BEING A POINT IN A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 1959.86 FEET;

THENCE FROM A LOCAL TANGENT BEARING OF NORTH 55 DEGREES 06 MINUTES 12 SECONDS WEST NORTHWESTERLY ALONG THE ARC OF SAID CURVE AND ALONG SAID SOUTHWESTERLY RIGHT-OF-WAY LINE THROUGH A CENTRAL ANGLE OF 04 DEGREES 03 MINUTES 01 SECONDS, 138.54 FEET TO A 5/8" REBAR W/CAP AT WHICH POINT THE LOCAL TANGENT BEARS NORTH 51 DEGREES 03 MINUTES 11 SECONDS WEST;

THENCE SOUTH 17 DEGREES 17 MINUTES 45 SECONDS WEST, 18.0 FEET;

THENCE SOUTH 52 DEGREES 02 MINUTES 30 SECONDS EAST, 10.0 FEET;

THENCE SOUTH 25 DEGREES 31 MINUTES 29 SECONDS WEST, 65.44 FEET;

THENCE SOUTH 17 DEGREES 17 MINUTES 45 SECONDS WEST, 79.48 FEET TO A 5/8" REBAR W/CAP BEING A POINT IN THE CENTER LINE OF BEACON STREET AS DELINEATED ON THE PLAT OF RECORD FOR BOULDER DAM HIGHWAY ADDITION UNIT 1, AMENDED, RECORDED MAY 23, 1929, RECORDS OF MOHAVE COUNTY, ARIZONA;

THENCE ALONG SAID CENTER LINE SOUTH 52 DEGREES 02 MINUTES 30 SECONDS EAST, 80.00 FEET TO A 5/8" REBAR W/CAP;

THENCE NORTH 37 DEGREES 57 MINUTES 30 SECONDS EAST, 20.00 FEET TO A POINT OF BEGINNING;

(THE ABOVE DESCRIBED PARCEL INCLUDES ALL OR PORTIONS OF LOTS 7, 8, 9, 10, 11, 12, 56, 57, 58, 59, 60 AND 61 SAID BOULDER DAM HIGHWAY ADDITION)

EXCEPT ALL OIL, PETROLEUM, NATURAL GAS, MINERAL RIGHTS AND OTHER HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 VERTICAL FEET FROM THE SURFACE OF SAID LAND, FOR THE PURPOSE OF EXPLORING FOR, EXTRACTING, MINING, BORING, REMOVING, OR MARKETING SAID SUBSTANCES, HOWEVER, WITHOUT ANY RIGHT OF ANY ENTRY UPON THE SURFACE OF SAID LAND AS SET FORTH IN DEED RECORDED IN BOOK 512 OF OFFICIAL RECORDS, PAGE 58, RECORDS OF MOHAVE COUNTY, ARIZONA.

AND

A PORTION OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION 23, TOWNSHIP 21 NORTH, RANGE 17

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WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MOHAVE COUNTY, ARIZONA, BEING A PORTION OF PARCEL "B", AS DELINEATED ON THE PLAT OF RECORD ENTITLED: DEPENDENT RESURVEY & RETRACEMENT OF A PORTION OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION 23, TOWNSHIP 21 NORTH, RANGE 17 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MOHAVE COUNTY, ARIZONA, RECORDED NOVEMBER 19, 1981, AS RECEPTION NO. 81-41705 IN THE OFFICE OF THE RECORDER, MOHAVE COUNTY, ARIZONA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST QUARTER CORNER OF SAID SECTION 23, A BRASS DISC IN HANDHOLE STAMPED "CK 151" HAVING ARIZONA WEST ZONE, TRANSVERSE MERCATOR COORDINATE VALUES OF X = 405701.03; Y = 152550.64;

THENCE ALONG THE EAST - WEST CENTER SECTION LINE OF SAID SECTION 23, NORTH 89 DEGREES 14 MINUTES 30 SECONDS WEST (BASIS OF BEARINGS: GRID NORTH SAID WEST ZONE), 1473.93 FEET (LENGTHS ARE GROUND VALUES MULTIPLY BY 0.9997786 TO OBTAIN GRID VALUES) (SOUTH 89 DEGREES 09 MINUTES WEST, 1474 FEET OR 1474.6 FEET - RECORD) TO A RAILROAD SPIKE BEING A POINT IN THE EAST RIGHT-OF-WAY LINE FOR "F" STREET AS DELINEATED ON THE PLAT OF WEST KINGMAN ADDITION, UNIT 2, RECORDED JUNE 13, 1930;

THENCE ALONG SAID EAST RIGHT-OF-WAY LINE SOUTH 01 DEGREES 09 MINUTES 25 SECONDS WEST, 201.26 FEET (SOUTH - RECORD) TO A 5/8" REBAR W-YELLOW CAP BEING THE SOUTHWEST CORNER OF THE PARCEL DESCRIBED IN BOOK 149 OF DEEDS, PAGE 261 AND THE TRUE POINT OF BEGINNING;

THENCE CONTINUING ALONG SAID EAST RIGHT-OF-WAY LINE FOR "F" STREET SOUTH 01 DEGREES 09 MINUTES 25 SECONDS WEST, 1066.59 FEET (SOUTH - RECORD) TO A 5/8" REBAR W/YELLOW CAP;

THENCE SOUTH 88 DEGREES 22 MINUTES 44 SECONDS EAST, 731.06 FEET TO A 5/8" REBAR W/YELLOW CAP BEING A POINT IN THE WEST LINE OF BLOCK 7, HOLLYWOOD ADDITION, UNIT 1, RECORDED MARCH 25, 1929;

THENCE ALONG SAID WEST LINE NORTH 01 DEGREES 22 MINUTES 18 SECONDS EAST, 429.89 FEET (NORTH - RECORD) TO A 5/8" REBAR W/YELLOW CAP BEING A POINT IN THE SOUTH RIGHT-OF-WAY LINE FOR BEACON STREET AS DELINEATED ON THE PLAT FOR BOULDER DAM HIGHWAY ADDITION, UNIT 1 AMENDED, RECORDED MAY 23, 1929;

THENCE ALONG SAID SOUTH RIGHT-OF-WAY LINE NORTH 52 DEGREES 02 MINUTES 30 SECONDS WEST, 727.07 FEET (NORTH 52 DEGREES 18 MINUTES WEST - RECORD) TO A 5/8" REBAR W/YELLOW CAP BEING A POINT IN THE EAST LINE OF THE PARCEL DESCRIBED IN BOOK 280 OF DEEDS, PAGE 10;

THENCE ALONG SAID EAST LINE NORTH 01 DEGREES 37 MINUTES 16 SECONDS EAST, 49.66 FEET (NORTH - RECORD) TO A 5/8" REBAR W/YELLOW CAP BEING THE SOUTHEAST CORNER OF THE PARCEL DESCRIBED IN BOOK 149 OF DEEDS, PAGE 261;

THENCE ALONG THE SOUTH LINE OF THE PARCEL LAST MENTIONED NORTH 42 DEGREES 37 MINUTES 30 SECONDS WEST, 218.04 FEET (200.65 FEET - RECORD) TO THE POINT OF BEGINNING.

EXCEPT THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL "A" AS DELINEATED ON THE PLAT OF RECORD ENTITLED: DEPENDENT RESURVEY & RETRACEMENT OF A PORTION OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION 23, TOWNSHIP 21 NORTH, RANGE 17 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MOHAVE COUNTY, ARIZONA, RECORDED NOVEMBER 19, 1981, AT RECEPTION NO. 81-41705 IN THE OFFICE OF THE RECORDER, MOHAVE COUNTY, ARIZONA, BEING A 5/8" REBAR W/CAP;

THENCE ALONG THE EAST LINE OF THE PARCEL DESCRIBED IN BOOK 149 OF DEEDS, PAGE 261, NORTH 01 DEGREES 37 MINUTES 16 SECONDS EAST, 178.06 FEET (NORTH 185.42 FEET - RECORD) TO A RAILROAD SPIKE BEING A POINT IN THE SOUTHWESTERLY RIGHT-OF-WAY LINE FOR U.S. HIGHWAY 93 AND A POINT IN A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF

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1959.86 FEET; THENCE FROM A LOCAL TANGENT BEARING OF SOUTH 46 DEGREES 40 MINUTES 04 SECONDS EAST, SOUTHEASTERLY ALONG THE ARC OF SAID CURVE AND ALONG SAID SOUTHWESTERLY RIGHT-OF-WAY UNE THROUGH A CENTRAL ANGLE OF 04 DEGREES 23 MINUTES 07 SECONDS,150.00 FEET TO A 5/8" REBAR W/CAP AT WHICH POINT THE LOCAL TANGENT BEARS SOUTH 51 DEGREES 03 MINUTI:S 11 SECONDS EAST; THENCE SOUTH 17 DEGREES 17 MIN!JlB 45 SECONDS WEST,18.0 FEET; TiiENCE SOUTH 52 DEGREES 02 MINUTES 30 SECONDS EAST, 10.0 FEET; TIIENCE SOUTH 25 DEGREES 31 MINUTES 29 SECONDS WEST,65.44 FEET; TIIENCE SOUTH 17 DEGREES 17 MINUTES 45 SECONDS WEST, 79.48 FEET TO A 5/6" REBAR W/CAP BEING A POINT IN THE CENlER UNE OF BEACON STREET AS DEUNEATED ON THE PLAT OF RECORD FOR BOULDER DAM HIGHWAY ADDITION UNIT 1, AMENDED, RECORDED MAY 23, 1929,RECORDS OF MOHAVE COUNTY, ARIZONA; THENCE SOUTH 37 DEGREES 57 MINUTES 30 SECONDS WEST, 20.00 FEET TO A 5/6" REBAR W/CAP BEING A POINT IN THE SOlrrHWESTERLY RIGHT-OF-WAY UNE OF BEACON STREET; TiiENCE SOUTH 35 DEGREES 37 MIN!JlB 35 SECONDS WEST, 192.87 FEET TO A P-K FASTENER W/TAG; TIIENCE NORTH 88 DEGREES 50 MINUTES 35 SECONDS WEST,100.00 FEET TO A 5/8" REBAR W/CAP BEING A POINT IN THE EAST RIGHT-OF-WAY UNE FOR "P' STREET AS DEUNEATED ON THE PLAT OF RECORD FOR WEST KINGMAN ADDITION,UNIT 2,RECORDED JUNE 13,1930,RECORDS OF MOHAVE COUNTY, ARIZONA; TliENCE ALONG SAID EAST RIGHT-OF-WAY UNE NORTH 01DEGREES 09 MINUTES 25 SECONDS EAST, 410.00 FEET TO A 5/8" REBAR W/CAP IN CONCRETE BEING THE SOUTHWEST CORNER OF THE PARCEL DESCRIBED IN BOOK 149 OF DEEDS, PAGE 261; THENCE ALONG THE SOUTHERLY UNE THEREOF SOUTH 42 DEGREES 37 MINUTES 30 SECONDS EAST, 218.04 FEET {200.65 FEET-RECORD) TO THE POINT OF BEGINNING; AND LOTS 6 THROUGH 13,INCLUSIVE, BLOCK 7 OF HOLLYWOOD ADDITION TO KINGMAN UNIT 1, ACCORDING TO TilE PLAT THEREOF,RECORDED MARCH 25,1929, IN THE OFFICE OF THE COUNTY RECORDER OF MOHAVE COUNTY, ARIZONA; AND LOTS 14, 15 AND 16,BLOCK 7 OF HOLLYWOOD ADDITION TO KINGMAN UNIT NO.2, ACCORDING TO THE PLAT THEREOF,RECORDED JUNE 15, 1929,IN THE OFFICE OF THE COUNTY RECORDER OF MOHAVE COUNTY, ARIZONA; AND THE SOUTH 20 FEET OF BEACON STREET,AS ABANDONED BY CITY OF KINGMAN RESOLUTION NO. 618, RECORDED FEBRUARY 10,1982,IN BOOK 786 OF OFFICIAL RECORDS, PAGE 73 AND QUIT CLAIM DEED IN BOOK 766 OF OFFIOAL RECORDS, PAGE 74,CONTIGUOUS WITH LOTS Z THROUGH 27, INCLUSIVE, BLOCK 4 OF BOULDER DAM HIGHWAY ADDffiON, ABANDONED BY CITY OF KINGMAN RESOLUTION NO. 782, RECORDED MAY 15, 1981,IN BOOK 714 OF OFFICIAL RECORDS, PAGE 271, BEING A PORTION OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION 23, TOWNSHIP 21 NORTH, 3 of6

RANGE 17 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MOHAVE COUNTY, ARIZONA.

ALSO DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF LOT 16 OF THE HOLLYWOOD ADDITION TO KINGMAN UNIT NO. 2, ACCORDING TO THE PLAT THEREOF RECORDED JUNE 15, 1929 IN THE OFFICE OF THE RECORDER OF MOHAVE COUNTY, STATE OF ARIZONA;

THENCE NORTH 88 DEGREES 22 MINUTES 44 SECONDS WEST 103.54 FEET TO THE SOUTHWEST CORNER OF SAID LOT 16;

THENCE NORTH 01 DEGREES 22 MINUTES 18 SECONDS EAST ALONG THE WEST LINE OF SAID LOT 16, 15 AND A PART OF LOT 14, A DISTANCE OF 115.70 FEET;

THENCE NORTH 88 DEGREES 22 MINUTES 44 SECONDS WEST 731.06 FEET;

THENCE NORTH 01 DEGREES 09 MINUTES 25 SECONDS EAST 656.59 FEET;

THENCE SOUTH 88 DEGREES 50 MINUTES 35 SECONDS EAST 100.00 FEET;

THENCE NORTH 35 DEGREES 37 MINUTES 35 SECONDS EAST 192.87 FEET TO THE SOUTHWESTERLY RIGHT OF WAY LINE OF BEACON STREET (40.00 FEET WIDE, ABANDONED PER CITY OF KINGMAN RESOLUTION NO. 818 RECORDED FEBRUARY 10, 1982 IN BOOK 786 OF OFFICIAL RECORDS, PAGE 73 AND QUIT CLAIM DEED, IN BOOK 786 OF OFFICIAL RECORDS, PAGE 74);

THENCE NORTH 37 DEGREES 57 MINUTES 30 SECONDS EAST 20.00 FEET;

THENCE NORTH 17 DEGREES 17 MINUTES 45 SECONDS EAST 79.48 FEET;

THENCE NORTH 25 DEGREES 31 MINUTES 29 SECONDS EAST 65.44 FEET;

THENCE NORTH 52 DEGREES 02 MINUTES 30 SECONDS WEST 10.00 FEET;

THENCE NORTH 17 DEGREES 17 MINUTES 45 SECONDS EAST 18.00 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT OF WAY OF U.S. HIGHWAY 93 (100.00 FEET WIDE) AND ALSO A POINT ON A CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 1,959.86 FEET AND A RADIAL LINE THAT BEARS NORTH 38 DEGREES 56 MINUTES 49 SECONDS EAST;

THENCE ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 04 DEGREES 03 MINUTES 01 SECONDS AND AN ARC DISTANCE OF 138.54 FEET;

THENCE SOUTH 37 DEGREES 57 MINUTES 30 SECONDS WEST 157.62 FEET;

THENCE SOUTH 52 DEGREES 02 MINUTES 30 SECONDS EAST 558.92 FEET TO A POINT ON THE WEST LINE OF LOT 5 OF THE HOLLYWOOD ADDITION TO KINGMAN UNIT NO. 1;

THENCE SOUTHERLY ALONG THE WEST LINE OF SAID LOT 5 SOUTH 01 DEGREES 22 MINUTES 18 SECONDS WEST 10.24 FEET TO THE NORTHWEST CORNER OF LOT 6 OF THE HOLLYWOOD ADDITION TO KINGMAN UNIT NO. 1;

THENCE ALONG THE NORTHERLY LINE OF SAID LOT 6 SOUTH 83 DEGREES 43 MINUTES 00 SECONDS EAST 106.33 FEET TO THE NORTHEAST CORNER OF SAID LOT 6;

THENCE SOUTHERLY SOUTH 01 DEGREES 37 MINUTES 16 SECONDS WEST 551.61 FEET TO THE POINT OF BEGINNING.

PARCEL NO. 2:

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THAT PORTION OF THE WEST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER (Wl/2 SE1/4 SW1/4) OF SECllON 23,TOWNSHIP 21NORTH, RANGE 17 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN,MOHAVE COUNTY,ARIZONA,MORE PARTICUlARLY DESCRIBED AS FOLLOWS: COMMENONG AT THE SOIJTliWEST CORNER OF SAID SECTION 23, AS SHOWN ON TIIAT CERTAIN PlAT RECORDED NOVEMBER 19,1981,AT FEE NO. 81-41705 IN THE RECORDS OF THE MOHAVE COUNlY RECORDER AND RUNNING THENCE SOUTH 89 DEGREES 15 MINliTES 19 SECONDS EAST AlONG lliE SOUTH UNE OF SAID SECTION 23,1452.59 FEET TO THE WEST 1/16 CORNER 0JHE SOUTH UNE OF SAID SECTION 23; . THENCE NORTH 01 DEGREES 09 MINUTES 12 SECONDS EAST ALONG THE WEST UNE OF SAID WEST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER (Wl/2 SE14 SW!/4),897.40 FEET TO THE POINT OF BEGINNING AND SOUTHWEST CORNER OF THE PARCEL HEREIN DESCRIBED,SAID POINT BEING THE NORTHWEST CORNER OF THE SOUTHERLY 15 ACRES OF THE WEST HALF OF THE SOUTHEAST QUARTER OF THE SOun-tWEST QUARTER (Wl/2 SE1/4 SWl/4) OF SAID SECTION 23; ll!ENCE CONTINUlNG NORTH 01DEGREES 09 MINliTES 12 SECONDS EAST ALONG SAID WEST UNE OF THE WEST HALF OF THE SOUTHEAST QUARTER OF ntE SOUTHWEST QUARTER (W1/2 SEl/4 SWl/4),107.40 FEET TO THE INTERSECTION OF SAID WEST UNE AND THE MONUMENTED ORIGINAL NORTH AUQUOT 1/16 UNE OF THE WEST HALF OF THE SOUTHEAST QUARTER OF THE SOUTHWEST QUARTER (W1/2 SE1/4 SW1/4) OF SAID SECTION 23, SAID POINT BEING THE NORTHWESTCORNER OF THE PARCEL HEREIN DESCRIBED; THENCE SOUTH 89 DEGREES 11 MINUTES 30 SECONDS EAST ALONG SAID NORTH UNE OF THE WEST HALF OF THE SOUTliEAST QUARTER OF THE SOUTHWEST QUARTER (W1/2 SEl/4 SW1/4), 106.50 FEET; ll!ENCE SOUTH 00 DEGREES 48 MINUTES 30 SECONDS WEST, 230.00 FEET; THENCE SOUTH 89 DEGREES 11 MINUTES 30 SECONDS EAST, 540.00 FEET; THENCE NORTH 00 DEGREES 48 MINLJrES 30 SECONDS EAST, 230.00 FEET TO A POINT LYING ON SAID MONUMENTED ORIGINAL NORTH AUQUOT 1/16 UNE; . THENCE SOUTii 89 DEGREES 11 MINUTES 30 SECONDS EAST ALONG SAID NORTH AUQUOT 1/16 UNE, 84.34 FEET TO THE INTERSECTION Of SAID MONUMENTED ORIGINAL NORTH AUQUOT 1/16 UNE Willi THE WEST UNE OF BLOCK 7 OF THE HOLLYWOOD ADDffiON TO KINGMAN,UNIT NO.2, AS SHOWN ON THE PLAT TilEREOF,RECORDED JUNE lS, 1929, SAID POINT BEING THE NORTHEAST CORNER OF THE PARCEL HEREIN DESCRIBED; THENCE SOVTli 01DEGREES 22 MINlJTES 18 SECONDS WEST ALONG SAID WEST UNE OF BLOCK 7 EXTENDED, 117.35 FEET TO THE INTERSECTION OF SAID WEST UNE WITH ruE CENTERUNE OF HOLLY DRIVE AS SAID HOLLY DRIVE IS SHOWN ON THE PLAT OF SAID HOLLYWOOD ADOffiON UNIT 2; THENCE NORTH 88 DEGREES 22 MINUTES 44 SECONDS WEST ALONG SAID CENTERUNE OF HOLLY DRIVE, 21.59 FEET TO THE INTERSECTION WITH THE WEST UNE OF BLOCK 8 OF SAID HOLLYWOOD ADDmON UNIT 2 EXTENDED; THENCE SOUTH 01 DEGREES 37 MINUTES 16 SECONDS WEST ALONG SAID WEST BOUNDARY OF BLOCK 8, 289.61 FEET TO THE SOUTHEAST CORNER OF TiiE PARCEL HEREIN DESCRIBED,SAID POINT BEING ON THE NORTH UNE OF THE SOUTHERLY 15 ACRES OF THE WEST HALF OF THE SOUTHEAST QUARTER OF TilE SOUTHWEST QUARTER (Wl/2 SE1/4 SWl/4) OF SECTION 23; THENCE NORTH 89 DEGREES 15 MINUTES 19 SECONDS WEST ALONG TiiE NORTii UNE OF SAID

SOUTliERLY 15 ACRES, 706.43 FEET TO THE POINT OF BEGINNING. PARCEL NO. 3: TiiE SOlJTHERLY 15.0 ACRES OF THE WEST HALF OF nfE SOlJTHEAST QUARTER OF THE SOUTHWEST. QUARTER (W 1/2 SE1/4 SWl/4) OF SECTION 23, TOWNSHIP 21 NORTH, RANGE 17 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MOHAVE COUNTY, ARIZONA. EXCEPT FOR ANY PORTION LYING WITHIN HOLLYWOOD ADDffiON TO KINGMAN, UNIT NO. 2, ACCORDING TO THE PLAT THEREOF RECORDED JUNE 15, 1929 IN THE OFA;CE Of THE RECORDER OF MOHAVE COUNTY, ARIZONA. 6 of6

EXHIBIT A-4 T.l\ Earle -108 I Iighway 149 North. Rural Route# 1 F:1rlc. (West Memphis). AR The fraclional Nor1h part of the Southwest Quarter (SW1/4) of 6eclion Seventeen (17), Township Six (6) North, Range Six (6) East. Sl. Francis county, Arkansas.lying North or U1e north rtghlof way line of 1-40 Highway and East orthe East right-of-way line of Stale Highway 14.9 containing 66.4 acres, more or less, more particularly desGrlbed as follows: Beginning allhe point or Intersection of the North line of Ihe Southwest Quarter (SW1f4) of Section 17, Township 6 North, Range 5 East, St. Francis County, Arl\ansas, and tho center nne of Slate Highway 149; thence South 24'36' East 560.75 feelslang \he c:enter line of State Highway 149 to a point on the right-of-way line for Interstate Highway 40; thence along the North r1ght-of-way line of 1-40 on the following courses ano distances: lh13nc:e North 65°22' East 60 feel along said 1-40 right of way; thence South 24'36' East 11lll,O feel; thence South !10"59'26' East 73.3 feet; thence Southeasterly along a curve to the r1ghl with a radius of 642.9 feel a distance of 404.0 feet; thence South 78"38' East a distance of 440.5 rae\; !hence southeasterly along a curve \o the right wllh a radius of 951.5 feela distance of 383.1 feel; thence south 55" 34' East 315.7 feel; thence South 70' 55' East 389.1 feel; thence North 86" 56' East 356.3 feet to a point on the East line of lhe Soufhwest quarter of Section 17; thence North along the Ens! line of said Southwest Quarter 1379.1 feetlo the Northeast comer of said Southwest Quarter; thence Wesl2674.2 teet along the North line of said Southwest Quarter lo \he point of beginning. SUBJECT Ia easement for pipeline In favor of Oklahoma Mississippi River Products Line,Inc., A tract of land lying ine Southwest Quarter fthe Northw st Quarter (SWI/4 NWI/4) or Section 17, Township 6 North, Range 6 East, St rancts untyArkansas, bemg m re particuwly descrid as follows: Beginning at the intmcction of the East-Westccnterhne ?fsatd Section 17 and the East nght of way line of State Hi way No. 149; thence North 86oSS'Ea:sl (along the East;vecenterhe of said Section 17)a.dislllllce of 873.3.rellti thence North 2 •st'West a dislllllce of 674.8 feet:thence South 87.23.West a d1stancof 596.?3 feet (callc_d 643.feet) to the EaSt right of way line of State Highway No. 149; thence South 00 24 West (along satd East nght of way lme) a distance of239.25 feet:continue along said East right of way line along s cun·e lhat breaks to the left with a 01dius of 1068.91958 feet an arc length of372.82 feet to the point ofbeginning.

EXHIBIT A-5 TA BarstO\\ 2930 Lenwood Road Barstow. CA Legal Description THAT PORTION OF TiiE SOUTHEAST 1/4 OF SECTION 21, TOWNSHIP 9 NORTH, RANGE 2 WEST, SAN BERNARDINO BASE AND MERIDIAN,IN THE COUNTY OF SAN BERNARDINO,STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT OF SAID LAND APPROVED BY lliE SURVEYOR GENERAL,DATED SEPTEMBER 3, 1855,DESCRIBED AS FOLLOWS: COMMENQNG AT THE SOUTli 1/4 CORNER OF SAID SECTION 21;THENCE NORTI-1 o·OEG. 37' 15" EAST, 1332.66 FEET ALONG TliE WESTERLY UNE OF THE SOIJTHEAST 1/4 OF SAID SECTION 21TO lliE SOUTI1WEST CORNER OF THE NORTH 1/2 OF SAID SOUTHEAST 1/4; lliENCE SOUTH 89 DEG. 22' 20" EAST ALONG THE SOUTH UNE OF SAID NORTH 1/2, 346.58 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 89 DEG. 22'20" EAST ALONG SAID SOUlli UNE, 811.92 FEET;THENCE CONTINUING EAST ALONG THE SAID SOUTH UNE TO THE INTERSECTION WITH lliE WESTERLY UNE OF THAT CERTAIN PARCEL OF LAND, AS CONVEYED TO THE STATE OF CAUFORNIA BY DEED RECORDED MARCH 15, 1957,IN BOOK 4180, PAGE 246,OFFICIAL RECORDS,BEING DISTANT ALONG SAID SOliTH UNE, NORTH 89 DEG.53' 43" WEST, 24.17 FEET FROM A 2-INCH STAKE MARKING THE SOVTHEAST CORNER OF THE NORTHWEST 1/4 OF SAID SOUTHEAST 1/4;THENCE ALONG SAID WESTERLY LINE, SOUTH 22 DEG. 45' 19" WEST,10 FEET; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID PARCEL, SOUTH 33 DEG. 34' 11" EAST, 511.32 fEET TO A LINE PARAUEL WITH AND DISTANT 60 FEET WESTERLY,MEASURED AT RIGHT ANGLES FROM THE NORTI-IERLY PROLONGATION OF Tl-IAT CERTAIN COURSE DESCRIBED AS HAVING A BEARING OF NORTH 13 DEG. 03' 00" EAST AND A LENGlliOF 863.90 FEET IN SAID DEED TO THE STATE OF CALIFORNIA RECORDED IN BOOK 4180,PAGE 246,OFFIOAL RECORDS;THENCE ALONG TI-lE SAID PARALLEL UNE, NORTI-1 13 DEG.03' 00" EAST,160.32 FEET;THENCE NORTHERLY ALONG A TANGENT CURVE CONCAVE WESTERLY Willi A RADIUS OF 400 FEET,lliROUGH AN ANGLE OF 45 DEG. 19' 51", A DISTANCE OF 316.47 FEET;THENCE NORTI-1 32 DEG. 16' 51" WEST,-175.04 FEET TO THE MOST SOUTHERLY CORNER Of THE LAND CONVEYED TO THE STATE OF CAUFORNIA AS PARCEL "A" BY DEED RECORDED MARCH 26,1965,IN BOOK 6357, PAGE 860,OFFICIAL RECORDS;lliENCE NORTI-1 32 OEG. 16' 51" WEST ALONG TliE WEST UNE OF SAID LAST MENTIONED STATE OF CAUFORNIA PARCEL "A", 51.67 FEET;TliENCEALONGA TANGENT CURVE NORTHEASTERLY WITH A RADIUS OF 360 FEET THROUGH AN ANGLE OF 28 DEG. 03' 28", A DISTANCE OF 176.29 FEET TO THE MOST SOUTHERLY CORNER OF THE LAND CONVEYED TO GEORGE H.PLIES, ET UX,AS PARCEL NO. 3, BY DEED RECORDED MARCH 26, 1965, IN BOOK 6358,PAGE 18, OFFICIAL RECORDS; THENCE NORTHERLY ALONG TH6 EASTERLY UNE OF SAID PARCEL NO.3 THE FOLLOWING COURSES AND DISTANCES: NORTH ALONG A CURVE CONCAVE EASTERLY Willi A RADIUS OF 360 FEET FROM A TANGENT BEARING NORTI-1 4 DEG. 13' 23" WEST, lliROUGH AN ANGLE OF 3 DEG. 13' 23", A DrSTANCE OF 20.25 FEET; THENCE TANGENT TO SAID CURVE,NORTH 1 DEG.00'00" WEST,13.18 FEET; THENCE NORTHWESTERLY ALONG A TANGENT CURVE CONCAVE SOlffiiWESTERLY WITH A RADlUS OF 100 FEET,THROUGH AN ANGLE OF 55 DEG. 25' 34", A DISrANCE OF 96.74 FEET; THENCE TANGENT TO SAID CURVE, NORTH 56 DEG. 25' 34" WEST, 87.87 FEET; THENCE NORTH 78 DEG. 56' 10" WEST, 58.19 FEET; THENCE NORTl-fWESTERLY AND NORTHERLY ALONG A TANGENT CURVE NORTHEASTERLY WITH A RADIUS OF 80.00 FEET, THROUGH A CENTRAL ANGLE OF 107 DEG. 56' 10", A DISTANCE OF 150.71FEET TO TI-lE END OF SAID CURVE;THENCE TANGENTTO SAID CURVE, NORnt 29 DEG.00'00" EAST,7.92 FEET TO THE NORTHEASTERLY CORNER OF SAID PARCEL NO. 3, CONVEYED TO GEORGE H. PUES, ET UX, THENCE CONTINUING NORTH 29 DEG. 00' 00" EAST, 2.08 FEET; TiiENCE NORTH 61DEG.00' 00" WEST, 364.38 FEET ALONG THE SOUTHWESTERLY RIGHT OF WAY UNE OF LENWOOD ROAD (SHOWN AS NORTH 61 DEG. 00' 00" WEST, 366.35 FEET IN PARCEL "B" OF TI-lE DEED TO THE STATE OF CAUFORNIA RECORDED MARCH 26, 1965,IN BOOK 6357, PAGE 860, OFFICIAL RECORDS) TO THE BEGINNING OF A TANGENT CURVE CONCAVE NORTHEASTERLY WITH A RADIUS OF 950 FEET; I of2

THENCE NORTHWESTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 4 DEG. 33' 39", A DISTANCE OF 75.62 FEET; THENCE SOUTH 33 DEG. 33' 39" WEST, 768.00 FEET; THENCE SOUTH 0 DEG. 37' 40" WEST, 260.18 FEET TO THE TRUE POINT OF BEGINNING.

AND PARCEL 1 OF PARCEL MAP NO. 4351, IN THE CITY OF BARSTOW, COUNTY OF SAN BERNARDINO, STATE OF CALIFORNIA, AS PER PLAT RECORDED IN BOOK 38 OF PARCEL MAPS, PAGE(S) 100, RECORDS OF SAID COUNTY.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE CITY OF BARSTOW BY THAT CERTAIN CORPORATION GRANT DEED RECORDED MAY 15, 1999 AS INSTRUMENT NO. 19990205264, OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM, AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE LAND, TOGETHER WITH THE PERPETUAL RIGHT TO DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM THE LAND OR ANY OTHER LAND, INCLUDING THE RIGHT OF WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN CONVEYED HEREBY, OIL, OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES, WITHOUT, HOWEVER, THAT RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OF THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND AS RESERVED BY DANIEL L. PLIES BY A DEED RECORDED MAY 9, 1978, IN BOOK 9428, PAGE 635, OFFICIAL RECORDS.

THIS LEGAL IS MADE PURSUANT TO THAT CERTAIN CERTIFICATE OF COMPLIANCE RECORDED JUNE 8, 1999, INSTRUMENT NO. 99-245226, OFFICIAL RECORDS.

A NON-EXCLUSIVE EASEMENT FOR "RIGHT OF WAY" RECORDED AS ON OCTOBER 24, 2005, INSTRUMENT NO. 2005-796172, OFFICIAL RECORDS.

APN: 0421-311-28, 0421-311-30, 0421-311-36 (Old APN ) and 0421-311-92 (New APN)

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EXHIBIT A-6 TA Redding 19483 Knighton Road Redding. CA LEGAL DESCRIPTION Real property in the unincorporated area of tlle County of Shasta, State of California, described as follows: ALL TI-IAT CERTAIN REAL PROPERlY SllUATE IN THE NORTHEAST ONE-QUARTER OF SECITON 32, AND THE NORTHWEST ONE-QUARTER OF SECTION 33,TOWNSHIP 31NORTH,RANGE 4 WEST,M.O.M.,SHASTA COUNlY,CAUFORNIA,MORE PARTICUlARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF SAID PROPERlY FROM WHIOi THE NORTHEAST CORNER OF SEmON 32,TOWNSHIP 31 NORTH,RANGE 4 WEST,BEARS NORTH 09 DEGREES 35' 00" EAST A DlSTANCE OF 77.03 FEET;THENCE FROM SAID POINT OF BEGINNING SOUTH 06 DEGREES 57' 42" EAST 1,256.86 FEET ALONG THE WEST RIGHT OF WAY UNE OF PACHECO ROAD TO A POINT ON THE SOUTHERLY UNE OF THAT CERTAIN PARCEL OF lAND CONVEYED TO CHARLES CHRISTSEN,BY DEED RECORDED IN THE OFFICIAL RECORDS OF SHASTA COUNlY, IN BOOK 258,OFFIOAL RECORDS, AT PAGE 475; THENCE ALONG SAID SOUTHERLY UNE SOUTH 89 DEGREES 46' 09" WEST 140.26 FEET; THENCE NORTH 89 DEGREES 52' 40" WEST 435.98 FEET TO A POINT IN THE EASTERLY RIGtiT OF WAY UNE OF CAUFORNIA STATE HIGHWAY INn:RSTATE 5; THENCE LEAVING SAID SOUTHERLY UNE ALONG SAID RIGHT OF WAY UNE THE FOUOWING FOUR (4) COURSES; 1) NORTH 26 DEGREES 33' 00" WEST 118.10 FEET; Z) NORTH 22 DEGREES 09' 29" WEST 398.23 FEET; 3) ALONG 11-IE ARC OF AN 800 FOOT RADIUS CURVE TO THE RIGHT THROUGH A CENTRAL ANGLE OF 32 DEGREES 00' 00" AN ARC LENGTH OF 446.80 FEET; 4) NORTH 09 DEGREES 50' 31" EAST 250.32 FEET TO A POINT ON THE SOUTH BOUNDARY UNE OF PARCEL IAS SAID PARCEL IS DESIGNATED IN THAT CERTAIN DEED TO THE STATE OF CAUFORNIA,RECORDED IN THE OFFICIAL RECORDS OF SHASTA COUN1Y IN BOOK 719, OFFICIAL RECORDS AT PAGE '156, THENCE ALONG SAID SOUTH BOl)NDARY UNE SOUTH 89 DEGREES 50' 52" EAST 675.30 FEET TO THE POINT OF BEGINNING. EXCEPTING FROM A PORTION OF THE ABOVE DESCRIBED PARCEL ALL OIL,PETROLEUM, NATURAL GAS MINERAL RIGHTS AND.OTHER HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 VERTICAL FEET FROM THE SURFACE OF SAID LAND, FOR THE PURPOSE OF EXPLORING FOR, EXTRACTING, MINING,BORING, REMOVING OR MARKETING SAID SUBSTANCES, HOWEVER,WITHOUT At-ff RIGHT OF ANY ENmY UPON THE SURFACE OF SAID LAND AS RESERVED IN THE DEED FROM GULF OIL CORPORATION RECORDED APRIL4, 1973 IN BOOK 1164 PAGE 481, OFFICIAL RECORDS. ALSO EXCEPTING THEREFROM TI-IAT PORTION DESCRIBED IN THE DEED TO THE COUNlY OF SHASTA,RECORDED JULY 9, 1973 IN BOOK 1179, PAGE 338, OFFIOAL RECORDS. THE LAND IS ALSO DESCRIBED AS FOLLOWS. ALL THAT CERTAIN REAL PROPERTY SITUATE IN THE NORTHEAST ONE-QUARTER OF SECTION 32, AND THE NORTHWEST ONE-QUARTER OF SECTION 33,TOWNSHIP 31NORTH, RANGE 4 WEST,M.O.M., SHASTA COUNlY, CAUFORNIA,MORE PARTICUlARLY DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF SAID PROPERTY FROM WHICH THE NORTHEAST CORNER OF SAID SEmON 32,TOWNSHIP 31NORTI-1, RANGE 4 WEST, BEARS NORTH go 45' 39" EAST,77.12 FEET (NORTH 09° 35' 00" EAST, n.03 FEET PER BOOK 2762, OFFICIAL RECORDS, PAGE 598,SHASTA COUNTY RECORDS); THENCE FROM SAID POINT OF BEGINNING I of2

SOUTH 06° 58' 25" EAST,1256.68 FEET {SOUTH 06° 57' 42" EAST,1256.86 FEET) ALONG TliE WEST RIGtff OF WAY LINE OF PAOfECO ROAD TO A POINT ON THE SOliTHERLY UNE OF THAT CERTAIN PARCEL OF LAND CONVEYED TO CHARlfS CHRIST£NSEN,BY DEED RECORDED IN THE OFFICIAL RECORDS OF SHASTA COUNTY,IN BOOK 258,OFFICIAL RECORDS, AT PAGE <175; THENCE ALONG THE SOUTHERLY UNE SOUTH 89° 53' 35" W 140.40 FEET (SOUTH 89° 46' 09" WEST,140.26 FEET); THENCE,NORTH 89° · ·WEST,436.06 FEET (NORTH 89° 52' 40" WEST,435.98 FEET) TO A POINTIN THE EASTERLY RIGtff OF WAY UNE OF CAUFORNfA STATE OF HIGHWAY INTERSTATE 5; THENCE LEAVING SAID SOUTHERLY UNE AND ALONG SAID RIGtff OF WAY UNE THE FOLLOWING FOUR (4} COURSES: 1. NORTli 26° 33' 00" WEST, 218.13 FEET (NORTH 26° 33' 00" WEST,218.10 FEED; 2. NORTii 22° 09' 29" WEST 398.28 FEET (NORlli 22° 09' 29" WEST, 398.23 FEET); 3. ALONG AN ARC OF AN 800.10 FOOT RADIUS CURVE TO THE RIGHT TlfROUGH A CENTRAL ANGLE OF 32° 00' 00" AN ARC LENGTH OF 446.86 FEET;(800 FOOT RADIUS CURVE CENTAAL ANGLE OF 32° 00' 00",ARC LENGTH OF 446.80 FEET);(SEE ITEM 1OF SUPPLEMENTAL COMMITMENT,FROM ARST AMERICAN TTT1.E COMPANY,DATED FEBRUARY 17, 1993); 4. NORTI-f 09° 50' 31" EAST, 250.35 FEET (NORm 09° 50' 31" EAST 250.32 FEET) TO A POINT ON THE SOIJTli BOUNDARY UNE OF PARCEL 1 AS SAID PARCEL IS DESIGNATED IN TiiAT CERTAIN DEED TO THE STATE OF CAUFORNfA,RECORDED IN THE OFfiCIAL RECORDS OF SHASTA COUNTY IN BOOK 719, OFFICIAL RECORDS AT PAGE 456; TiiENCE ALONG SAID SOUTHERLY BOUNDARY UNE SOUTH 89° 50' 52" EAST, 676.12 FEET (SOUTH 89° 50' 52" EAST, 676.30 FEET) TO lliE POINT OF BEGINNING. EXCEPTING FROM A PORTION OF THE ABOVE DESCRIBED PARCEL ALL OIL,PETROLEUM, NATURAL GAS MINERAL RIGHTS AND OTHER HYDROCARBON SUBSTANCES LYING BELOW A DEPlli OF 500 VERTICAL FEET FROM THE SURFACE OF SAID LAND,FOR THE PURPOSE OF EXPLORING FOR, EXTRACTING,MINING,BORING,REMOVING OR MARKETING SAID SUBSTANCES, HOWEVER, WITHOUT Am RIGHT OF Am ENTRY UPON THE SURFACE OF SAID LAND AS RESERVED IN THE DEED FROM GULF OIL CORPORATION RECORDED APRIL 4, 1973 IN BOOK 1164 PAGE 481,OFFICIAL RECORDS. ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED IN THE DEED TO THE COUNTY OF SHASTA, RECORDED JULY 9, 1973 IN BOOK 1179, PAGE 338,OFFICIAL RECORDS. APN: 055-260-025-000 2of2

EXHIBIT A-7 TA Jacksonville South 1650 C.R. 210 West Jacksonville, FL Legal Description PARCEll A portion of Government lot 3, Section 16,Township 5 South, Range 28 East, St. Johns County, Florida, more particularly described as follows: Beginning at the Northeast comer of Government lot 3,Section 16,Township 5 South, Range 28 East, thence South 0°41'15" East, along the East Boundary of said Government Lot, 775.70 feet to the Northwesterly right-of-way line curve of State Road No. 210, said OJrve being concave Northwesterly and having a radius of 624.07 feet,thence Southwesterly, along said rtght-of-way line curve, a chord bearing and distance of South 73°49'23" West 183.44 feet, said point being the Point of Intersection of said right of-way line with the Easterly right-of-way line of Interstate Highway No. 95,thence North 69°48'25" West,along said right-of-way line,123.16 feet, thence North 12°15'24" West, along said right-of-way line, 813.58 feet to the North boundary of said Government lot, thence South 88°38'33" East, along said North boundary, 455.32 feet to the Point of Beginning. PARCEL II A portion of Government lot 2, Section 16,Township 5 South, Range 28 East, St Johns County,Florida, more particularly described as follows: Beginning at the Northwest corner of said Government lot 2;thence run South 0°41'15" East along the Westerly line of said Government lot 2, a distance of 775.70 feet to the Northwesterly right-of-way line of State Road No. 210; thence along a curve to the left in said right-of-way line,said curve having a radius of 624.07 feet, a distance of 302.75 feet as measured along a chord bearing North 51°20'01" East to a Point of Tangency; thence continue along the right-of-way line of said State Road No. 210 North 37°17'45" East, a distance of 99.39 feet; thence run North 0°41'15" West, parallel to said Westerly line of Government lot 2, a distance of 500.35 feet to the Northerly line of said Government lot 2; thence run North 88°38'33" West along said Northerly line of Government lot 2, a distance of 300 feet to the Point of Beginning.

EXHIBIT A-8 TA Tampa 11 706 Tampa Gatevvay Boulevard Seffner (Tampa). FL Legal Description Parcell: Parcel Iof Tampa Gateway Park Plat Book 91, Page 88, Public Records of HIU.SBOROUGH County Aorida, also desaibed as: That part of the North 1,551feet of the West 1/2 of the Northwest 1/4,Section 34,Township 28 South, Range 20 East,Hillsborough County, Aorida,being more particularly described as farrows: Commence at the Northwest comer of said Section 34,thence South 89°58'24 East,256.29 feet along the North boundary of the Northwest 1/4 of said Section 34,to the Point of Beginning;continue thence South 89°58'24"East,819.78 feet, along said North boundary;thence South 00°12'10"East, 517.57 feet; thence South 89°47'SO"West, 40.00 feet; thence North 00°l2'10'West, 45.00 feet; thence South 89°4rSO''West,923.06 feet;thence North 00°12'0B"West, 198.17 feet to a point of curvature;thence 122.81feet along the arc of a curve to the right, having a radius of 125.00 feet, a central angle of 56°17'28"and a chord bearing of North 2l056'36"East, 117.93 feet to a point of reverse curvature; thence 135.57 feet along the arc of a curve to the left,having a radius of 175.00 feet, a central angle of 44°23'0B"and a chord bearing of North 33°53'46"East, 132.20 feet to a point of tangency; thence North 11°42'12"East, 65.64 feet to the Point of Beginning. Parcel II: Drainage Easement for the benefit of Parcel I between TA Operating Corporatlon and Tampa Gateway Park Properties,LLC,dated November 21, 2001, filed November 26, 200lln O.R. Book 11223, Page ll03 Public Records of HILLSBOROUGH County, Aorida over,under and across the farrowing described property; Parcel 6 of Tampa Gateway Park Plat Book 91,Page SB,Public Records of HILLSBOROUGH County, Florida. Parcel III: Easements for the benefit of Parcel I (Tract "A'') as noted in Declaration of Covenants,Conditions and Restrictions for Tampa Gateway Park, recorded in O.R. Book 10072,Page 1780 but limited to: a) Easement for Common Area as described In Article 1 (b) and Artide III·Common Area,Section 2: Owner's Rights b) Perpetual,non-exdusive easement for stormwater drainage and retention in and to the ponds located on Tract A as noted in O.R. Book 10072, Page 1792.

EXHIBIT A-9 TA Commerce 30732 Highway 441 South Commerce, (}A Legal Description Ail that tract or pared of land lying and being in the 2081h G.M. District, Banks County, Georgia, containing 13.403 acres or 583,833 square feet and being more particularly described as follows: BEGINN£NG at a concrete right of way marker at the intersection of the southeastern right of way of Interstate Highway 85 (right of way 127.13 feet off centerline of Ramp "C") with the southwestern right of way of U.S. Highway 441 (right of way 75 feet off centerline); thence south 21 degrees 44 minutes 13 seconds east a distance of669.90 feet along the southwestern right of way fU.S. Highway 441 to an iron pin (right of way 75 feet off centerline); thence south 05 degrees 03 minutes 44 seconds east a distance of 17.40 feet along said southwestern right of way to an iron pin (right of way 80 feet off centerline); thence south 21 degrees 45 minutes 41 seconds east a distance of 37.70 feet along said right of way to the point of intersection of the said southwestern right of way with the centerline of Crooked Creek (right of way 80 feet off centerline); thence north 89 degrees 07 minutes 26 seconds west a distance of 61.01 feet along the centerline ofCrooked Creek to a point; thence south 76 degrees 54 minutes 32 seconds west a distance of 45.15 feet along said centerline to a point; thence south 75 degrees 24 minutes 57 seconds west a distance of 106.74 feet along said centerline to a point; thence south 82 degrees 43 minutes 35 seconds west a distance of95.47 teet along said centerline to a point; thence south 80 degrees 48 minutes 22 seconds west a distance of97.99 feet along said centerline to a point; thence north 62 degrees 20 minutes 47 seconds west a distance of72.4J feet along said centerline to a point; thence north 83 degrees 29 minutes 18 seconds west a distance of67.94 feet along said centerline to a point; thence north 75 degrees 45 minutes 44 seconds west a distance·of94.79 feet along the centerline of said Crooked Creek to a point; thence north 80 degrees 57 minutes 06 seconds west a distance of 118.10 feet along said centerline to a point; thence north 73 degrees 17 minutes 02 seconds west a distance of 86.77 feet along said centerline to a point; thence north 67 degrees 46 minutes 19 seconds west a distance of 52.24 feet along said centerline to a point; thence north 14 degrees 32 minutes 06 seconds west a distance of 40.03 feet along said centerline to a point; thence north 02 degrees 23 minUtes 20 seconds west a distance of 25.07 feet along said centerline to a point; thence north 15 degrees 26 minutes 20 seconds east a distance of61.99 feet along said centerline to a point; thence north 15 degrees 25 minutes 02 seconds west a distance of38.45 feet along said centerline to a point; thence north 59 degrees 30 minutes 06 seconds west a distance of 54.01 feet along said_ centerline to a point; thence north 56 degrees 03 minutes 20 seconds west a distance of43.18 feet along said centerline to a point; thence south 88 degrees 46 minutes 42 secoQds west a distance of 43.93 feet along said centerline to a point; thence north 52 degrees 12 minutes 48 seconds west a distance of31.91 feet along said centerline to a point; thence north 25 degrees 22 minutes 46 seconds west a distance of 56.42 feet along said centerline to a point; thence north 51 degrees 25 minutes 59 seconds west a distance of36.4l feet along said centerline to a point; thence north 79 degrees 07 minutes 12 seconds west a distance of 39.90 feet along said centerline to a point; thence south 56 degrees 51 minutes 28 seconds west a distance ofJJ.99 feet along said centerline to a point; thence north 76 degrees 56 minutes 54 seconds west a distance of 53.92 feet along said centerline to a point; thence north 7 I degrees 35 minutes 59 seconds west a distance of 2.90 feet along said centerline to a point in the center of said Crooked Creek, which point is south 38 degrees 42 minutes 01 seconds east 19.23 feet from an iron pin; thence north 38 degrees 42 minutes 0 I seconds east a distance of 270.89 feet; leaving said creek to an iron pin on the l of2

.I ·····-·-·-··-southeastern right of way of Interstate Highway 85 (right of way 82 feet off centerline of Ramp "C''); tli.ence along a curve to the right having a radius of l 063.92 feet and an. arc length of 180.31 feet, being subtended by a chord of north 76 degrees 03 minutes 23 seconds east a distance of 180.10 feet along the southeastern right of way oflnterstate Highway 85 to a concrete right of way marker right of way 82 feet off centerline of Ramp ''C''); thence north 80 degrees 56 minutes 04 seconds east a distance of 520.96 feet along said southeastern right of way to a concrete right of way marker (rigbt of way 82 feet off centerline of Ramp "C"); thence south 67 degrees 58 minutes 16 seconds east a distance of87.38 feet along said southeastern right of way to a concrete right of way marker and TIIE POINT OF BEGINNING. 2 of2

EXHIBIT A-10 T!\ Lake Park 6901 Bellville Road Lake Park. G!\ All that tract or parcel of land, with all buildings, structures, improvements and equipment thereon, situated in Lowndes County, Georgia, described as follows: BEGIN at a part of Land Lots I 52 and 171 in the 16d! Land Distrit of Lowndes County, Georgia, as shown on survey dated March 10, 1962, made by William H. Branch, Jr., being more particularly described as follows: BEGINNING at a concrete mon ent at the southeasterly intersection of Interstate Highway 75 and Lake Park-Bellville, Florida Road, said point being 50 feet from the centerline of Lake Park Bellville, Florida Road, running thence north 46 degrees 26 minutes east 227.7 feet along the southerly right of way of Lake Park-Bellville, Florida Road to a point; thence north 47 degrees 34 minutes east 188.9 feet along said right ofway to ;t concrete monument; thence north 42 degrees 23 minutes west 35 feet along said right of way line to an iron pin; thence north 46 degrees 38 minute cast I 00 feet along said right of way to an iron pin; thence north 43 degrees 17 minutes east 100 feet along said cight of way to an iron pinthence north 39 degrees 17 minutes east 100 feet along said right of way to an iron pin; thence north 33 degrees 42 minutes east I 00 feet along said right of way to a concrete monumentthence south 42 degrees 54 minutes east 494.31 feet to a concrete monumentthence south 49 degrees 57 minutes west 1050 feet to a concrete monument located in the easterly right of way line oflnterstate llighway 75; thence north 29 degrees 19 minutes west 216.83 feet along the easterly right of way line of . Interstate Highway 75 to a concrete monument; thence north 7 degrees 51 minute east 238.55 feet along the easterly right of way line ofinterstate Highway 75 to a concrete montiment and the point ofbeginning.

l!;XHHHT A-ll TA Boise 4115 Broad\vay Boise. ID Legal Description PARCEL I: A parcel of land in the North half of the Southeast Quarter of Section 27 Township 3 North,Range 2 East, Boise Meridian, Ada County,Idaho,said parcel consists of portions of lots 13, 14, 15, 16 and a vacated street in BOISE INDUSTRIAL FOUNDATION SUBDMSION NO. 2, according to the offidal plat thereof, filed In Book 20 of Plats at Page 1316,Official Records of Ada County,Idaho,and an adjoining triangular shaped parcel bounded on the East by the Westerly fine of Broadway Avenue and on the North by the Southerty line of Interstate 84, State_of Idaho Department of Transportation Project I-IG-80N-2(16)54 SEC A, more particularly descnbed as follows: Beginning at the Southeast comer of said Lot 16; thence North 00°18'00" West, 70.00 feet on the Westerly fine of said lot 16; thence North 89°21'00" West, 113.00 feet; thence South 00°39'00" West, 105.BB feet to a point on the Southerly line of said Lot 16· thence South 73°12'00" West, 47.06 feet to the Southwest comer of said Lot 16; thence' North 89°21'00" West 401.16 feet on the Southerly line of said lot 15; thence Northerly through Lots 15, 14, 13 and a vacated street, North 00°03'00" West 473.48 feet: thence North 89°21'00" West, 230.00 feet to a point in a vacated street, Instrument No. 691987, records of Ada County; thence North 00°03'00" West,678.81 feet to a point on the Northerly line of said Lot 13 and the Southerly fine of said Interstate 84; thence on the Northerly line of said subdivision and said Southerly line of Interstate 84, South 66°47'10" East,365.47 feet to a point, 125.22 feet right from Station 2865 +79.73; thence South 53°05'07" East, 377.38 feet to a point, 228.49 feet right from Station 2869+50.77; thence South 38°46'44" East, 241.45 feet to the Northeast comer of Lot 14 of said subdivision; thence continuing on said Southerly line of Interstate 84,South 38°46'44" East,140.18 feet to a point, 405.70 feet right from Station 2873+02.51; thence South 63°16'32" East, 164.08 feet (record 163.90 feet) to a point on the Westerly line of Broadway Avenue, 70 feet left from Station 9+11.36; thence on said Westerly line of Broadway Avenue South 26°43'28" West, 238.44 feet (record 237.91 feet) to a point 70 feet left from Station 6+73.45; thence South 38°28'49" West, 199.63 feet to the POINT OF BEGINNING. EXCEPTING THEREFROM the following described property: A parcel of land being a portion of lots 13 and 14 of BOISE INDUSTRIAL FOUNDATION SUBDIVlSION NO. 2, according to the offidaf plat thereof, filed in Book 20 of Plats at Page 1316 and 1317, Offidaf Records of Ada County, Idaho, and a portion of the Northeast Quarter of the Southeast Quarter of Section 27, Township 3 North,Range 2 East of the Boise Meridian, Boise Oty, Ada County, Idaho, being more particularly described as follows: I ofJ

Exhibit A Legal Description (continued) Commendng for reference at the found brass cap right-of-way monument stamped 2861+99.53 on the Southerly right-of-way line of Interstate 8"1,F.A.P.I-IG·BON-2(16)5"1 SEC A, said point being on the Northerly line of said lot 13 as shown on that certain property survey for Grants Truck Stop by McCarter and Tuller Consulting Engineers,Job No. 85-1291,dated August 23,1985;thence South 66"46'35" East along the line common to said 1-84 and Gtants Truck Stop for a distance of 365.54 feet (shown of record to be SOuth 67"4i10" East a distance of 365.47) to a found brass cap monument stamped 2865+82.60 and the REAL POINT OF BEGINNING; thence along said 1-84 and Grants Truck Stop boundary line the following courses and distances; South 53"03'07" East a distance of 377.30 feet; thence · South 38"48'06" East a distance of 258.06 feet;thence departing said I-84 and Grants Truck Stop boundary South 51°11'54" West a distance of 60.74 feet to a set rebar on the edge of the asphalt pavement; thence along the edge of the asphalt pavement the following courses and distances: North 50"'13'28" West a distance of 37.30 feet;thence North 65°41'47" West a distance of 29.12 feet; thence North 81°02'20" West a distance of 29.18 feet; thence North 85°12'55" West a distance of 34.54 feet; thence North 88°46'19" West a distance of 25.69 feet; thence South 88"20'35" West a distance of 32.16 feet; thence South 79°35'48" West a distance of 34.63 feet; thence North '15°27'48" West a distance of 8.31 feet;thence South 76°54'39" West a distance of 25.24 feet;thence South 63°28'39" West a distance of 10.00 feet to a set rebar at the edge of the asphalt pavement; thence departing the edge of the asphalt pavement North 38°30'33" We<:A: for a distance of 406.45 feet to a set rebar; thence North 36°56'53" East for a distance of 145.00 to the REAL POINT OF BEGINNING. FURniER EXCEPTING THEREFROM the following described property: A parcel of land being a portion lot 14 of BOISE INDUSTRIAL FOUNDATION SUBDMSION NO. 2, according to the offidal plat thereof, filed in Book .20 of Plats at Page 1316 and 1317, Offidal Records of Ada County,Idaho, and a portion of the Northeast Quarter of the Southeast Quarter of Section 27, Township 3 North, Range 2 East of the Boise Meridian,Boise Oty, Ada County, Idaho, being more partirularly described as follows: Commendng for reference at the found brass cap right-of-way monument stamped 2861+99.53 on the Southerly right of way line of Interstate 84,F.A.P. HG-80N-2(16)54 SEC A, said point being on the Northerly fine of lot 13 of said Boise Industrial Foundation Subdivision No. 2 as shown on that certain property survey for Grants Truck Stop by McCarter and Tuller Consulting Engineers, Job No. 85-1291, dated August 23, 1985;thence along a line common to said l-84 and Grants Truck Stop the following courses and distances; South 66"'16'35" East for a distance of 365.54 feet to a found brass cap monument stamped 2865+82.80; thence South 53°03'07" East a distance of 377.30 feet;thence South 38°'18'06" East a distance of 258.06 feet to the REAL POINT OF BEGINNING; thence continuing South 38°48'06" East along a said line common to 1·84 and Grants Truck Stop a distance of 123.70 feet;thence South 63°16'17" East a distance of 163.64 feet to a found brass cap stamped 9+11.36; thence departing said I-84 boundary and along Broadway Avenue and Grants Truck Stop common boundary, South 26°39'10" West for a distance of 30.00 feet to a set rebar; thence departing Broadway Avenue North 63"16'17" West for a distance of 170.19 feet to a set rebar; thence North 38°48'06" West for a distance of 130.20 feet to a set rebar;thence North 51°11'54" East a distance of 30.00 feet to the REAL" POINT OF BEGINNING.

Exhibit A Legal Description (continued) A parcel ot land beJng a portion of Lots 13, 14, 15 and 16 and a portion of a vacated street as shown on the offidal plat of the BOISE INDUSTRIAL FOUNDATION SUBDMSION NO. 2, as filed in Book 20 of Plats at Page 1316, Records of Ada County,Idaho, and a portion of the North Half of the Southeast Quarter of Section 27,Township 3 North,Range 2 East,Boise Meridian,Boise, Ada County, Idaho, more particularly described as follows: Beginning at the Southeast comer of said Lot 16; thence North 00°32'00" West, 69.44 feet (formerly described as North 00°16'00" West 70.00 feet); thence North 89°21'00" West,113.17 feet (formerly desoibed as 113.00 feet); thence South 00°39'00" West, 105.86 feet (formerly described as 105.88 feet) to a point on the North right-of-way line of Commerce Avenue; thence along said North right-of-way line the following two courses: South 73°32'45" West, 46.22 feet (formerly described as South 73°12'00" West, 47.06 feet); thence North 89°25'32" West, 401.45 feet (formerly described as North 89021'00" West, 401.16 feet); thence North 00°03'00" West,473.48 feet; thence North 89°21'00" West, 230.00 feet; thence North 00°03'00" West 678.57 feet (formerly described as 678.81 feet) to a point on the Southerly right-of-way tine of Interstate 84; thence along said Southerly right-of-way line South 66°46'35" East,365.54 feet (formerly described as South 66°47'10" East, 365.47 feet); thence leaving said Southerly right-of-way line South 36°56'53" West, 145.00 feet; thence South 38°30'33" East,406.45 feet; thence North 63°28'31}" East, 10.00 feet; thence North 76°55'39" East, 25.24 feet; thence South 45°27'48" East, 8.31 feet;thence North 79°35'48" East, 34.63 feet; thence North 88°20'35" East, 32.16 feet; thence South 88°46'19" East, 25.69 feet; thence South 85°12'55" East, 34.54 feet; thence South 81°02'20" West. 29.18 feet: thence South 65°41'47" East,29.12 feet;thence South 50°43'28" East, 37.30 feet;thence North 51°11'54" East, 30.73 feet; thence South 36°48'06" East, 130.20 feet; thence South 63°16'17" East 170.19 feet to a point on the Westerly right-of-way line of Broadway Avenue; thence along said Westerly right-of-way line South 26°39'10" West,207.92 feet (formerly descrlbed as South 26°43'26" West); thence continuing along said Westerly right-of-way line South 38°35'45" West 199.32 feet (formerly described as South 38°28'49" West, 199.63 feet) to the POINT OF BEGINNING. PARCEL II: Easement estate as created by Easement and Non-Competition Agreement,recorded February 17, 1968, as Instrument No. 8807116, Official Records. APN: R-1013-67-0146

EXHIBIT A-12 TA Chicago N01ih 16650 Russell Road Russell (Chicago North). IL I ! i I .I Legal Description PARCEL 1: THE WEST HALF OF ll-IE NORTHEAST QUARTER OF SECTION 9, TOWNSHIP 46 NORTH,RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, (EXCEPT THE NORTH 28 RODS 4 FEET 8 INDiES OF THE EAST 28 RODS 4 FEET8 INCHES THEREOF) AND (EXCEPT THAT PART THEREOF CONVEYED BY JAMES STRAHAN AND GRACE STRAHAN,HIS WIFE, TO STEVE CACKOVIC AND PAUUNE CAKOVIC, HIS WIFE, BY WARRANTY DEED DATED MARCH 4,1940 AND RECORDED MAROf 13, 1940 AS DOCUMENT NUMBER 474962,·IN BOOK 458 OF DEEDS, PAGE 312,DESCRIBED AS FOLlOWS: . . COMMENQNG AT THE NORTHWEST CORNER OF SAID QUARTER SECT10N AND RUNNING ntENCE SOUTHERLY ALONG THE CENTER OF U.S. HIGHWAY NO.41,240 FEET; THENCE EASTERLY PARALlEl Wlnt THE NORTH UNE OF SAID SECTlON 9, 160 FEET;TI-IENCE NORTI-IERLY PARALLEL WITI-1 THE WEST UNE OF SAID SECTION 9, 240 FEET TO THE CENTER OF HIGHWAY 19;THENCE WESTERLY ALONG n-tE CENTER OF COUNTY HIGHWAY 19 TO THE POINT OF BEGINNING) AND (EXCEPT THAT PART CONDEMNED FOR TOLLROAD PURPOSES BY PROCEEDINGS HAD IN THE ORCUIT COURT AS GENERAL NO. 14808), LAKE COUNTY, ILUNOIS. PARCEL 2: THE NORTH 28 RODS, 4 FEET AND 8 INCHES OF ll-fE EAST 28 RODS,4 FEET 8 INCHES OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER OF SECTION 9, TOWNSHIP 46 NORTH,RANGE 11,EAST OF THE THIRD PRINCIPAL MERIDIAN (EXCEPT THE WEST 90 FEET OF TilE NORTI-l 200 FEET THEREOF AND EXCEPT THAT PART THEREOF CONDEMNED FOR HIGHWAY PURPOSED BY PROCEEDINGS HAD IN TilE COUNTY COURT OF LAKE COUNTY, IWNOIS,AS CASE NO. 14808 ON JUDGEMENT OF TAKING ENTERED MARCH 18, 1958), IN LAKE COUNTY,IWNOIS. ALSO ENCUMBERING THE FOLlOWING DESCRIBED LAND TO ll-IE EXTENT NOT INCLUDED IN THE AFOREDESCRIBED LAND: TI-IAT PART OF ll-fE WEST HALF OF ll-IE NORTHEAST QUARTER OF SECTION 9, TOWNSHIP 46 NORTH, RANGE 11,EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER OF SAID NORll-fEAST QUARTER;THENCE EASTERLY ALONG TliE NORTH LINE OF SAID NORTHEAST QUARTER A DISTANCE OF 160.0 FEET FOR THE POIIIT OF BEGINNING;THENCE SOUTH 00 DEGREES 23 MINUTES 30 SECONDS WEST PARALLEL WITH THE WEST UNE OF SAID NORTHEAST QUARTER,A DISTANCE OF 240.00 FEET; THENCE NORTH 89 DEGREES 54 MINUTES 59 SECONDS WEST PARALLEL WITH THE NORTH UNE OF SAID NORTHEAST QUARTER, A DISTANCE OF 97.13 FEET TO THE EASTERLY UNE OF U.S.ROUTE 41 AS DEDICATED BY DOCUMENT NUMBER 406896;THENCE SOUTH 00 DEGREES 21MINlJTES 03 SECONDS WEST ALONG SAID EASTERLY UNE, A DISTANCE OF 1726.29 FEET TO A POINT OF CURVE IN SAID EASTERLY LINE; THENCE SOUTHERLY ALONG SAID EASTERLY LINE, BEING ALONG A CURVE TO THE LEFT,HAVING A RADIUS OF 1557.28 FEET AND BEING TANGENT TO THE LAST DESCRIBED COURSE, A DISTANCE OF 697.40 FEET TO THE SOUTH LINE OF THE NORTHEAST QUARTER OF SECTION 9, AS AFORESAID; THENCE SOUTH 89 DEGREES 52 MINUTES 45 SECONDS EAST ALONG SAID SOUTH UNE,A DISTANCE OF 822.50 FEET TO THE EASTERLY UNE OF PROPERTY CONDEMNED FOR TOLLROAD PURPOSES BY PROCEEDINGS HAD IN THE CIRCUIT COURT AS GENERAL NO. 14808;THENCE NORTH 13 DEGREES 09 I of2

MINUTES 42 SECONDS fAST ALONG SAID EASTERLY LINE, A DISTANCE OF 144.48 FEET TO A POINT OF CURVE;THENCE CONTINUING ALONG SAID EASTERLY LINE, BEING ALONG A CURVE TO THE LEFf, HAVING A RADIUS OF 5641.58 FEET AND A CHORD BEARING OF NORTH 06 DEGREES 46 MINUTES 49 SECONDS EAST, AN ARC DISTANCE Of 580.49 FEET TO A POINT OF TANGENCY;TIIENCE NORTH 03 DEGREES 49 MINUTES 57 SECONDS EAST ALONG SAID fASTERLY LINE,BEING TANGENT TO THE LAST DESCRIBED CURVE, A DISTANCE OF 590.78 FEET TO A POINT Of CURVE TO THE LEFf,HAVING A RADIUS OF 7500.44 FEET AND BEING TANGENT TO THE LAST DESCRIBED COURSE,A DISTANCE OF 1136.% FEET TO A JOG IN SAID EASTERLY LINE;THENCE NORTH 89 DEGREES 54 MINUTES 59 SECONDS WEST ALONG SAID LINE AND ALONG THE SOUTHERLY UNE OF PROPERlY DEDICATED BY DOCUMENT NUMBER 1002316, A DISTANCE OF 295.46 FEET TO THE WEST LINE OF PROPERTY DEDICATION BEING ALSO THE WEST LINE OF THE EAST 28 RODS 4 FEET 8 INCHES OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 9,.AS AFORESAID: THENCE NORTH 00 DEGREES 25 MINLITES 47 SECONDS EAST, A DISTANCE OF 200.00 FEET TO THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 9;THENCE NORTH 89 DEGREES 54 MINUTES 59 SECONDS WEST ALONG SAID NORTH UNE,A DISTANCE OF 699.45 FEET TO THE POINT OF BEGINNING, ALL IN LAKE COUNTY, IWNOJS. 2 of2

EXHIBIT A-13 TA Troy 819 Edwardsville Road Troy. IL ·'";. · ..,..li' A tract of land in the Southwest Quarter of Section 5, Township 3 North, Range 7 West of the Third PrincipalMeridian,Madison County, Illinois, being more particularly described as follows: . Aa· Beginning atanironrodattheortheast· cornerofthe SouthwestQuarter of the Southwest arter of Section 5; thence South 88 degrees 25 minutes28sec ndsEast(based onGrid North,Illinois Slate Plane Coordin te System, West zonei along the NorthlineoftheSoutheastuarteroftheSouthwest QuarterofSection 5 a distance of feet to an iron rod; thence South 0 degrees 32 minutes 22 seconds West and parallel the Southwest an iron rod withtheWestlineor the Southeast Quarter of Quarter of Sections a distance of 1218.12 feet to at the Northeast corner of that tract conveyed to the State of Illinois by deed recorded In Book 3491 on Page 198 of the Madison County records; thence North 88 degrees 45 minutes 08 seconds West along the North right of way line of F.A.U. Route 9396 (Illinois Route162) 213.11 feet to the West line of the Southeast Quarter of the Southwest Quarter of Section 5; thence North0 degrees 32 minutes 22 seconds East along said West line 25.00 feet; along said located 100 31 degrees thence North 88 degrees 45 minutes DB seconds West Northright feet right of 29 minutes 15 of wayline165.03 feet to a point highway station11+60;thenceNorth seconds West along said North right of way line 166.43 feet to a pointlocated240 feetrightof highwaystation12+50;thenceNorth 43 degrees 23 minutes 25 seconds West 338.28 feet in a point in theEastrightofway lineof 405 feet minutes Federal Aid Route 190 (Interstate Route 55-70) located left of station 58 seconds West 1347+50; thenceNorth33degrees45 145.00 feet to a point located 300 feet left of station 1346+50; thence North 19 degrees 42 minutes59 secondsWest 177.55feetto a point located 205 feet left of station 1345+00; thence North 6 degrees 39 minutes· 33 seconds West 105.95feetto a point located 170 feet left of station 1344+00; thence North 1 degrees19minutes 16seconds East leftof station 52secondsEast 101.98feeltoa pointlocated150feet 1343+00; thence North 12 degrees37 minutes alongtheEastrightofway line of Federal Aid Route 190 a distance of 331.87 feet to an Iron rod In the North line of the Southwest Quarter of the Southwest Quarter of Section 5; thence South 88 degrees 25 minutes 28 seconds East along said North line 573.62 feat to the point or beginning, containing 19.98 acres (870,135 square feet), EXCEPTING THEREFROM that part conveyed to Louis Buesking by Quit Claim Deed recorded July 15, 1999 in Book 4337 Page 1333, more particularly described as fellows: Part of the Southwest Quarter of Section 5, Township 3 North, Range 7 West of the Third Principal Meridian, Madison County, Illinois, described as follows; Continued on next page -1-

CONTINUATION OF EXHIBIT "A"

Commencing at the Northeast corner of the Northwest Quarter of said Southwest Quarter, thence, South 00 degrees 00 minutes 30 seconds East (bearing assumed) along the East line of said Northwest Quarter of the Southwest Quarter, 1330.89 feet to the North line of the South Half of said Southwest Quarter as surveyed by James E. Pauk dated March 25, 1993, said point being the point of beginning; thence, N. 88 degrees 49 minutes 20 seconds West along said North line of the South Half of the Southwest Quarter, 576.06 feet to the East R.O.W. line of U.S. Route 55-70 (F.A.R. 190); thence, South 12 degrees 18 minutes 18 seconds West along said East R.O.W. line of U.S. Route 55-70 (F.A.R. 190), 2.15 feet to the existing fence line; thence, South 88 degrees 14 minutes 15 seconds East along said existing fence fine, 93.66 feet to a point which Is 50.2 feet South of the Southwest corner of the existing Arrow truck building; thence, continuing along said existing fence line, South 88 degrees 14 minutes 55 seconds East 80.70 feet to a point which is 51.2 feet South of the Southeast corner of said existing Arrow Truck building; thence, continuing along said existing fence line, South 88 degrees 14 minutes 55 seconds East 51.89 feet; thence continuing along said existing fence line, South 88 degrees 45 minutes 11 seconds East, 63.79 feet; thence, South 89 degrees 30 minutes 52 seconds East, 286.51 feet to an existing concrete monument; thence, North 00 degrees 00 minutes 30 seconds West, 3.22 feet to the point of beginning.

Except coal, gas and other mineral rights conveyed, excepted or reserved in prior conveyances.

Permanent Parcel No. 09-1-22-05-00-000-009 Permanent Parcel No. 09-1-22-05-00-000-009.001

-2-

EXHIBIT A-14 TA Seymour 2636 E. Tipton Street Seymour. IN Legal Description A.part of the Southeast quarter of Section Fifteen (lS), Township SiX (6) North, Range Six (6)·Bast. more purlieulady described as folloW&: Commencing at tho Southeast comer of tho seotion; thence along the East line of said section. North 00 degrees SS minutes 00 seconds East (m assumed bearing) 295.92 feet to a scrt P.K. nail at the point of beginning of this description; thence along the North line of Commerce Park (a comme.t'Qialsubdivision in Jackson CountY);South 89 degrees 42 minutes 59 seconds West 1339,24 feet to a found iron pin on the West line of the Southeast quarter of the Southeut quartlr ofScetion 15; thence along aaid West line, North 01 degrees 49 minutes 58 seconds Bast, 363.00 feet to a found iron pin; thence continuing North 01 degree, 49 mJnntes 58 seconds Bast, 424,78 feet to a set iron pin on the Southerly right-of-way of a Frontage Road; thenoo along said right-of-way the fo1lowing couriies:Sou.th 89 degrees 53 minutes 28 seconds East, 403.65 feet to a set iron pin at a point of curvature; thence following the aro of a t00 foot radius curve to the left, a true arc diof 157.08 feet to a sat drill bole at a point of tangent, said curve has a chord which is 141.42 feet in length and bears North 44 degrees 04 minutes 46 seconds Bast; thence continuing along said right-of-way, North 01 degree 11 minutes 25 seconds West 14.38 feet to a set drill bole on the Southerly right-of-way of US Highway SO; thence along said right-of-way 1he following collf!los: North 89 degrees 44 minutes 08 seconds Bast 122.12 feet to a set chiseled "X" in cone.. CUl'b; thenee North 80 de03 minutes 05 seconds East 354.68 feet to a found iron pin:thence leavirut said ngbt-of-way, South 00 degrees 36 minutes OS seconds West 300.13 feet to a found iron pin; thence South 89 degrees 24 minutes OS seconds Bast 355.04 feet to a set P.K. nail on the East line ofsaid Section 15; thenoo along:said seetion lin; South 00 degrees 8 minutes 00:second!! West, 291.07 feet kt a set P.K. nail; then south 89 d37 minutes-40 accondr Weat 250.29 feet fo a round iron pin; thence South 00 degreea 53 minutes 10' seconds West 200;00 feet to a set irOn pin:, thence Nortli 89 dearees 37 minutes 40 seoolids Bast 250.00 feet to a set P.K. nail on tho Bast lfno-of said Section 15; thence a1oq said But tine, South 00 degrees 58 minutes 00 sccoOO& West, 163.00 feet to tho point ofbegimrlng, containing 23.366 acres, more or less. rEXCEPTiNO THEREFROM a portion or the abOvo dCISCdbed p.roel the fOllOwing: A part· of the ...·'Southeast quarter of Section Fifteen (15)TOWilllbip Six (6) Ncm.h, Ral;tgc: SQt (6) Baet, more piiticularl:y ·· d crlbed as·follows: Commcmoins at the Southeast comer of saitl on; thence alona tho East lino of said section, North 00 degrees S8 minutes 00 seconds East (as assumed bearing). 295.foot to a P.K. nail set; ,; thence along the North line of Co10merce Park (a commercial subdivision in Jackson County), South 89 degrees 42 minutes 59 seconds West 8S3.24 feet, the point of beginning of this description; thence continuing along the North line of Commerce Park, South 89 degrees 42 minutes 59 secoo:ds West 486.00 feet to an iron pin on the Wline of the Southeast quarter of the Southeast quarter of .Ud SectiQn 15; thence along said West line, North 01 degreo 49 minutes 58 seconds Bast 787.78 met to an iron pin on the Southerly right-of-way of a frontage ioad; thence along said right-of-way South 89 degrees 53 minutes 28 seconds East 348.50 reet to a point on the said Southerly right-of-way; thence South OS s 56 minutes 32 seconds Bast 146.91 feet to a point; thence South 76 degrees 2S minutes 28 s nds West 62.58 feet to a oint; thence. outh 06 degrees12 min:u..• 00 s l1ds B-.242.80 Iect.to a point;.thence North 89 degrees _4.3 minutes 00 seconds Bast 143.17 feet to a point; tbonce South 01 degree 42 mlnutea.S9 sooonds West 382.99 feet to the point of beginning, containiug 322,078.7215 sqfeet. 7.39391WI'0i, mm or Jess.

EXHIBIT A-15

TA Council Bluffs
3210 South 7th Street
Council Bluffs, IA

That part of the NW 1/4 of Section 12, Township 74, Range 44, described as follows:

Commencing at the Southeast corner of the NW 1/4 of said Section 12; thence North 1317.5 feet; thence S 89 degrees 23 minutes 20 seconds W 631.8 feet to the point of beginning; thence S 89 degrees 23 minutes 20 seconds W 1091.8 feet; thence S 00 degrees 04 minutes E 260 feet; thence N 89 degrees 23 minutes 20 seconds E 1275.8 feet; thence N 35 degrees 37 minutes 20 seconds W 316.8 feet to the point of beginning; except that part described as follows: The South 20 feet of the West 276.0 feet of the East 378.0 feet and the East 102 feet, as measured along the South line of subject property.

AND

Part of the W 1/2 NE 1/4 NW 1/4 of Section 12, Township 74, Range 44, Pottawattamie County, Iowa, more particularly described as follows:

Commencing at the Northwest corner of the W 1/2 NE 1/4 NW 1/4 of the said Section 12, and running thence South along the West line of the said W 1/2 NE 1/4 NW 1/4 a distance of 687.75 feet to the point of beginning, thence South along the same line 623.25 feet; thence N 89 degrees 39 minutes E 592.0 feet, thence N 1 degree 17 minutes W 153.8 feet, thence N 35 degrees 28 minutes W 149.8 feet, thence Northwesterly 396.14 feet along a 1970 foot radius curve whose 395.88 foot chord bears 29 degrees 42 minutes W, thence West 305.48 feet to the point of beginning, Pottawattamie County, Iowa.

ALSO DESCRIBED AS FOLLOWS:

COMPOSITE LEGAL DESCRIPTION:

Parts of the SW 1/4 NW 1/4; SE 1/4 NW 1/4 and NE 1/4 NW 1/4 all in Section 12, Township 74, Range 44, City of Council Bluffs, Pottawattamie County, Iowa (lying North of 32nd Avenue and between South 7th Street and 9th Street), described as follows:

Commencing at the Southeast corner NW 1/4 of said Section 12, thence along the East line NW 1/4 North 1317.5 feet (deed call), thence S 89 degrees 23 minutes 20 seconds W 631.80 feet to the Westerly R.O.W. of South 7th Street and the point of beginning, thence along said R.O.W. S 35 degrees 37 minutes 20 seconds E 165.08 feet, thence along the West line of an exception parcel S 0 degrees 09 minutes 49 seconds E 74.11 feet to a point of curvature, thence Southwesterly on a 50.41 foot radius curve to the right an arc length of 78.79 feet (chord S 44 degrees 36 minutes 50 seconds W 71.01 feet) to the North R.O.W. of 32nd Avenue, thence along said R.O.W. S 89 degrees 23 minutes 16 seconds W 1138.33 feet to the East R.O.W. of South 9th Street, thence along said R.O.W. N 0 degrees 03 minutes 32 seconds W 259.35 feet (Deed = N 0 degrees 04 minutes W 260 feet), thence N 89 degrees 23 minutes 20 seconds E 400.31 feet (Deed = 400.0 feet), thence N 0 degrees 04 minutes 06 seconds W 623.92 feet (Deed = North 623.26 feet), thence N 89 degrees 45 minutes 44 seconds E 305.55 feet (Deed = East 305.48 feet) to the Westerly R.O.W. of South 7th Street in a curve, thence Southeasterly on a 1970.00 foot radius curve to the left concave Northeasterly an arc distance of 396.62 feet with a chord bearing S 29 degrees 50 minutes 29 seconds E 395.95 feet (Deed = 396.14 feet and a chord of S 29 degrees 42 minutes E 395.88 feet), thence S 35 degrees 24 minutes 48 seconds E 149.77 feet (Deed = S 35 degrees 28 minutes E 149.8 feet), thence S 1 degree 15 minutes 00 seconds E 153.40 feet (Deed = S 1 degree 17 minutes E 153.8 feet), thence N 89 degrees 23 minutes 20 seconds E 99.80 feet to the point of beginning.

Bearings are based upon an original deed assuming the East line NW 1/4 Section 12, Township 74, Range 44 is bearing North-South.

EXHIBIT A (Cont.)

EXCEPT THE FOLLOWING DESCRIBED PARCELS A and B:

Parcel A:

Part of the SW1/4 NW1/4 In Section 12 Township 74 North Range44 West of the 5th P.M, City of Council Bluffs, Pottawattamie County, Iowa; described as follows:

Commencing at the southeast corner NW 1/4 of said Section 12, thence along the East line NW 1/4 North 1317.5 feet (deed call), thence S 89 degrees 23 minutes 20 seconds W 631.80 feet to the westerly right of way of South 7th Street, thence along said right of way S 35 degrees 37 minutes 20 seconds E 165.08 feet, thence S 0 degrees 09 minutes 49 seconds E 74.11 feet to a point of curvature, thence Southwesterly on a 50.41 foot radius curve to the right an arc length of 78.79 feet (chord bears S 44 degrees 36 minutes 50 seconds W 71.01 feet) to the North right of way of 32nd Avenue, thence along said right of way S 89 degrees 23 minutes 16 seconds W 737.98 feet to the point of beginning on the East line of the SW 1/4 NW 1/4 in Section 12-74-44, thence continue on north right of way of 32nd Avenue S 89 degrees 23 minutes 16 seconds W 400.35 feet to the East right of way of South 9th Street, thence along said right of way N 0 degrees 03 minutes 32 seconds W 259.35 feet (deed = N 0 degrees 04 minutes W 260 feet), thence N 89 degrees 23 minutes 20 seconds E 400.31 feet (deed = 400.0 feet) to the Northeast Corner of the SW 1/4 NW 1/4, thence along the East line of the SW 1/4 NW1/4 S 0 degrees 04 minutes 06 seconds E 259.34 feet to the point of beginning.

Note: Bearings for the above Parcel A description are assumed and based on a survey by Kenny's Surveying for the National Auto/Truck Stop dated 1/25/93.

Parcel B:

Part of the Northeast Quarter of the Northwest Quarter and the Southeast Quarter of the Northwest Quarter of Section 12, Township 74 North, Range 44 West of the 5th P.M., Pottawattamie County, Iowa, more particularly described as follows: Commencing at the Southeast corner of the Northwest Quarter of said Section 12; thence North 0 degrees 00 minutes 00 seconds East 1,663.98 feet; thence South 89 degrees 42 minutes 08 seconds West 872.64 feet to the point of beginning; thence South 89 degrees 42 minutes 08 seconds West 451.50 feet; thence North 0 degrees 04 minutes 06 seconds West 270.00 feet; thence North 89 degrees 47 minutes 47 seconds East 305.61 feet; thence along a 1970.00 foot radius curve to the left an arc length of 306.25 feet, with a chord of South 28 degrees 32 minutes 51 seconds East 305.94 feet to the point of beginning. Note: The East line of the Northwest Quarter of Section 12, Township 74 North, Range 44 West is assumed to bear North 0 degrees 00 minutes 00 seconds East.

EXHIBIT A-16 Greenwood, LA 8560 Greenwood Rd. Greenwood, LA 71033 Real propet1y in the City oi' Cireenwood. County of Caddo. State ni' Louisiana. described as rnllnws: Item l-Kelly"s Truck Terminal Tract-8560 Greenwood Road. Greenwood, LA: !\II that certain Int. tract or parcel of land situated in Caddo Parish. Louisiana, within the Corporate Limits oi'the City of Greenwood. being 17.244 acres orland, a part of the Southwest Quarter of Section 19, T 17 N-R 15 W. said 17.244 acres being more fully described as follows: Beginning at:;," iron rod found for corner ontl1e West line oi'Section 19. same being the East line of Section 24. Township 17 North, Range IIi West. being at the Not1hwcs! corner ni' a 1.523 acre tract described in deed to Neel Kamal, lnc.. recorded in COB 2746. Page I 94 of the Conveyance Records of Caddo Parish, Louisiana. being the Westernmost Southwest corner of the herein described tract. same being on the East line of that certain en!led 14.395 acre tract described in Redemption nl ,.\djudicated Property and recorded in con 21159. Page li77 of said Conveyance Reconls. and being the East line oi'l.ol 14 ofthc J.v1. Dunn i'at1ition CIS recorded in Plat Ilook 250. l'agc 104 of said Cnmeyance Record,. said iron rod bears Nmth ]7"50'04" Cast-0.16 feet from a :l/R" iron rod l(nl!ld. and said beginning rod bears '-lurth I "27'52" [ast-1226.40 feet fi·om the Southwest corner of said Sect ion I 9: Thence Not1h 0 I 0 27'52" [a.st (culkd North 0 I o 15'23" East), with the East line of said Lot 14 and said 14.395 acre tract and said Section line. at 447.53 feet past the Southeast corner of a 20 )( 20 tract oi'land described in deed to The Village of Greenwood and recorded in COn I RRR. Page 605 of said Conveyance Rccords. and at 467.53 feet past the Northeast corner of said 20 x 20 tract, and continuing in all. 492.53 feet to a l/2" iron rod !(ntnd for corner at the Northwest corner of the herein described tract and a Northeast corner of said 14.395 acre tract. same being on the South right of way lim:of said Texas & Pacitic Railroad (a called 150 i'oot wide right of way): Thence in a Southeasterly dircction Jlong a curve to the right having a radius of 51i54.58 t'ocet. an arc length or 1534.ll.l feet (culled 1534.72 lect) and a chord hearing and distance of South 77"3ll"3S" East (called South 77°47'20" East)-1529.92 feet (called 1530.63 teet) to a concrde right of way monun1ent f'ouml f(lr corm:r at the Easternmost corner oft he herein desuibed tract. same being at the intersection of the Southwest right of way line oi'the Texas & l'acilic Railroad with the 1\mth 1·ight or way line oi"II.S. I !lv:. SO (a variable width right of way): I hence in a South\\<:stnly direction with the 1\orth right of way line of said L'.S. Hwy. 80. (I) South 71r03 '09" West (called South 70°20'1-1" West)-159.13 teet (called 15R.71i Ieel) to a 5/W' iron rod found in concrete !'or angle corner. (2) South 53°56'05" West (called South 53°48'01" West)-564..19 !'eel (culled 565.23 !Cct) to a concrete right of way monument found for angle cnrner. (.l) South 84"3 7' 19" West (called South 84°12·43" West) - I CJ7.92 led (called 197.85 feet) to a concrete right or way monument found for angle corner. (4) South 7li 0 3ll'55" West (called South 7ll0 31i'l4" West)-206.45 lcet (called 205.63 ICe!) to a concrete right of way monument i(llmd for anl,\lc corner, and (5) South S I 0 20" 46" \Vest (called South R0°51 '54" West)-258.27 feet to a 3/W' iron rod f(lund lor comer at the Southernmost Southwest corner of the herein described tract and the Southeast corner of said called 1.52:1 :1ere !met: Thence Not1h J(J"I1"41i" West (called North IU 0 13'38" West). with the bstcrnmost East line of said 1.523 ucre tract. 35.03 teet (called 35.ll5 !'cet) to a '/2' iron rod found for comer at the Faslcmmost Northeast corner of said 1.523 acre tract: Thence South 81 ooo·44" West (called South 80051' 54" West). with the Easternmost North line of said 1.523 acre tract. 24.'10 feet (called 25 i'eet) to a l/2" iron rod l(nmd !(Jr corner at an inner ell corner or said 1.523 ucre truct: Thence North 00°59'56" \Vest (called North I0°13"3X" West). \\ith a middle l:ast line of said 1.523 acre Lmct. 279.40 feet (called 279.42 teet) to a I 12" iron rod found for corner at a middle Northeast comer of said 1.523 acre tract;

Thence South 80°34"29" West (called South 79°40"49" West). with a middle North line of aid 1.523 acre tract. 141.36 feet (called 141.47 feetl to a I" iron pipe found for corner at an inner ell corner of said 1.523 acre tract: Thence t'\orth 01 °45'28" F<Jsl (called North 01°15"23" East). with the Northernmost East line of SJid 1.5:23 acre tract. 50.96 feet (called 52.60 feel) to a Ii2" iron rod found for conwr at the Northernmost Northeast corner ol"said 1.523 acre tract: Thence South 79°50"55" West (called South 79°'-10"49" West). with the Northernmost North line of said 1.52] acre tract. 31.04 feet (called J I feet) to the point of beginning. Item!!-RV Park Tract-S590 Cirecnwood Road, Greenwood. LA: All thJt pat1 of Lot 14 nl" the .J. tv!. Dunn !::slate Partition as per plat recorded in Conveyance Book 250. Page 1 04 llr the Conveyance RL·cord.s (1 r Caddo PJrish. Louisi;tna. lying south of the south line of the T & I' Railroad and north of the north line of Interstate Highway 20 containing 16.04 acres. more or less: less and e:-;ceptthe following lvio (2) tract5: Tract 1: That certain tract or parcel of land containing 1.598 acres, more or less. in the southeast quarter (Sr:/4) of Section 2Y, Township 17 North. Range 16 West. Caddo Parish. Louisiana, together with all buildings ;tnd improvements located thereon and all rights thereto belonging, and being more particularly ckscrihed as fnllows. to wit: Beginning at a 1/2" iron pin set in the not1h right-ot w 1y of relocated !J.S.11iglnuly No. SO, said point of beginning being north 1 "15"23" cast R5S.Ii5 !eel l'mm the ScJutheast corner of Section 24. Township 17 North. Range lei \Vest. and in the east line of Lot 14 ol"thc .1. M. Dunn Partition as recorded in Book 250. Page I 04 of the Conveyance Records of Caddo Parish. Louisiana; thence with the nonh right-of-way of relocated U.S. Highway No. XO. the following course: South 82°47"36" wcst245.54 leello an iron pin: Thence north I a 15'23" east 260.09 feet to an iron pin: Thence south 8X 0 44"37" cast 102.6S leet to an iron pin: Thence nurth 1°15"23" enst63.00 feet to an iron pin: Thence north 79°40'.:JCJ" cast 143.1 feet to Jnail set in the e:.tstline of lot I.:J nfs: id .1. M. Dunn Partition: Thence south I '15'23" west with the cast line nfl.ot 14 nfsaid .1. M. Dunn Partition and cast line of Section 24. Township 17 Nor1h. Range 16 \\:est. 315.67 teet to a point oi'beginning. 1\ll he:.trings in this description arc based on Lambert Grid, Louioianu north zone. Being the same property conveyed to Shree Sai CoqJowtinn by deed recorded in Conveyance Book 2173, Page 317. Instrument No. 01016753 of the Ct,nveyuncc Records of CadJo Parish, Louisiana. Tract :2: A tract nf land in the southca'it quarter (SE/4) of Section 24. Tm nship 17 North. Range 16 West. Caddo Parish. Louisiana. more pat1icularly described a.s: Frnrn the southeast corner or Section 24. run north along tht: east section line of Section 2-l, a distance or 1.674.59 feeL tht:ncc run west 20 feet. thence run north 20 feet. thence run cast 20 teet to the ..:ast line of Section 24. thence nlll south along the cast line or Section 24. 20 lcct to the point of beginning: being the same propet·ty conveyed to the Village of Greenwood by Kelly's Truck Terminal. Inc. by deed recorded in Conwyance Book 1853. Page }4. Instrument No. H67969 of the Convey,mce Records of Caddo Parish. Louisiana. All as more fully ho\\n on that ccrlilin "i\LTA Boundary and As Ruilt Survey lor TniVcl Centers of America T ,ocated in I'art or the SW I /4 of Section I 9. Township 17 North. Range 15 West and

Part of the SE ... or Section 24. Township 17 North, Range 16 West. Caddo Parish". prepared by James Latson Souter. l'LS No. 04579, dated September 12. 2007. Item liJ-Servitude Interests (1) Easements and right ofwuy li1r the maintenance and usc of existing water lines reserved in Credit Sah: Decu with Wraparound Mortgage Provisions between Kelly's Truck Tcrminul. Inc.. et al anu Shrcc Sal Corporation dated October 16. 19!l4, recorded October 17. 191\4 as Registry Number 0 I 016751. oflicial records of Caddo Parish. Louisiana. (2) Rights and restrictions set forth in Declarations. Con nants. Restrictions. Easements and Agreements between Kelly's TrueTerminaL Inc.. eta! ami Shrcc Sui Corpmatinn dated October 16. 19S4. recorded October 17. 19R4 as Registry Number 01016754. official records of Caddo Parish. Louisiana.

EXHIBIT A-17 TA Monroe 1255 N. Dixie Highway Monroe. MI A parcel of land being a part of Private Oaims BO, 87, 351, 449 and 470 and being more particularly desoibed as follows: Commenting at the intersection of the centerline of Dixie Highway with the Westerly line of PriVate Oaim 80; thence North 23 degrees 37 minutes 00 seconds East,a measured distance of 1719.65 feet to a found concrete monument; thence North 67 degrees 57 minutes 00 seronds West,a distance of 181.50 feet; thence North 28 degrees 21 minutes 02 seconds East,·a measured distance of 1890.94 feet (previously recorded as 1891.52 feet);thence South 15 degrees 59 minutes 30 seconds East, on the Westerly right-of-way line of Interstate 75,a distance of 92.05 feet; thence Southeasterty on the Westerly right-of-way line of Interstate 75 same being a curve to the right,said curve having a radius of 3124.17 feet, an arc length of 1227.57 (previously being recorded as 1227.60 feet), a centralangle of 22 degrees 30 minutes 47 seconds (previously being recorded as 22 degrees 30 minutes 16 seconds),a chord beanng of South 05 degrees 36 minutes 20 seconds East and a chord distance of 1219.68 feet (previously being recorded as 1219.52 feet); thence South 11 degrees 52 minutes 29 seconds West, on the Westerly right-of-way line of Interstate 75, a distance of 268.00 feet;thence South 15 degrees 07 minutes 04 seconds West, on the Westerly right·of-way line of Interstate 75,a distance of 164.05 feet; thence South 25 degrees 54 minutes 12 seconds West, on the Westerly right-of-way line of Interstate 75,a distance of 164.05 feet; thence South 37 degrees 31minutes 47 seconds West, on the Westerly right-of-way nne at Interstate 75,a distance of 169.53 feet (previously recorded as 169.66 feet); thence South 42 degrees 42 minutes 44 seeonds West,a distance of 155.65 feet (previously recorded as 155.81 feet);thence Soutfl 48 degrees 52 minutes 00 seconds West, on the Westerty line of Interstate 75,a distance of 499.80 feet; thence South 42 degrees 06 minutes 32 seconds West,on the Westerly right-of-way line of Interstate 75, a distance of 151.70 feet (previously recorded as 152.24 feet);thence South 15 degrees 31minutes 44 seconds West,on the Westerly right-of-way line of Interstate 75,a distance of 152.24 feet; thence South 08 degrees 52 minutes 00 seconds West, on the Westeriy right-of-way fine of Interstate 75,a distance of 252.86 feet; thence South 39 degrees 30 minutes 45 seconds West,a distance of 207.29 feet to a point on the Northeriy right-of-way line of Dixie Highway;thence South 16 degrees 23 minutes 27 seconds East,on a fine being perpendicular to the centerline Dixie Highway,a distance of 50.00 feet to a Point on the centerline of Dixie Highway;thence South 75 degrees 36 minutes 33 seconds West on the centerline of Dixie j Highway,a distance of 520.95 feet to the True Point of Beginning. ·

EXHIBIT A-18

TA Rogers
13400 Rogers Drive
Rogers, MN

Legal Description

Lot 1, Block 1, Union Oil Service Plaza, Hennepin County, Minnesota;

Less and Except:

That part of Lot 1, Block 1, Union Oil Service Plaza, shown as Parcel 1B on Minnesota Department of Transportation Right of Way Plat Numbered 27-58 as the same is on file and of record in the office of the County Recorder in and for Hennepin County, Minnesota.

EXHIBIT A-19 TA Oak Grove 100 North Broadway Oak Grove. MO LOT 1, UNION 76 ADDffiON, A SUBDMSION IN OAK GROVE, JACKSON COUNTY, MISSOURI, DESCRIBED BY METES AND BOUNDS A5 FOLLOWS: BEGINNING A5 A POINT IN lliE NORlli LINE OF lliE NORTlfEAST 1/4 OF NORlliEAST 14 OF SECTION 32, TOWNSHIP 49, RANGE 29, 29.10 FEET WEST·OF TI-lE N.E. CORNER THEREOF, SAID POINT BEING ON TI-lE WEST UNE OF lliE RIGHT OF WAY OF STATE HIGHWAY H (OUTERBELT 24-E) (30 FEET FROM TI-lE CENTER LINE OF SLAB); THENCE NORTH 88" 59' WEST ALONG THE NORlli LINE OF SAID 114 OF Y4 SECTION 635.13 FEET; lliENCE DUE SOUTH PARALLEL TO lHE WEST UNE OF SAID RIGHT OF WAY 914.14 FEET TO A POINT ON THE NORTH UNE OF 11iE RIGHT OF WAY OF INTERSTATE 70 (135 FEET FROM CENTER LINE WESTBOUND SLAB); lliENCE EASTERLY ALONG SAID RIGHT OF WAY AND ALONG A CURVE TO lHE RIGHT (HAVING A RADIUS OF 34,512.46 FEET) 170.60 FEET TO A POINT OPPOSrTE AND 135 FEET NORTH OF STATION 1360+00 OF SAID INTERSTATE SURVEY; THENCE NORlli 86° 43' EAST 352.37 FEET TO A POINT OPPOSITE AND 160 FEET NORTH OF STATION 1363-:50 OF SAID SURVEY; lllENCE NORTI-l 40" OS' EAST 236.55 FEET TO A POINT OPPOSITE AND 190 FEET WEST OF STATION 18+5 OF STATE HIGHWAY H SURVEY; THENCE DUE NORTH 150 FEET TO A POINT OPPOSITE AND 190 FEET WEST OF STATION 20+00 OF SAID SURVEY; THENCE NORTH 24" 14' EAST 219.32 FEET TO A POINT OPPOSITE AND 100 FEET WEST OF STATION 22+00 OF SAID SURVEY; THENCE DUE EAST 70 FEET; THENCE DUE NORlli ALONG TI-lE WEST LINE OF SAID STATE HIGHWAY H RIGHT OF WAY (30 FEET FROM CENTER LINE THEREOF) 346.46 FEET TO THE POINT OF BEGINNING. ALSO DESCRIBED AS FOLLOWS: PART OF LOT 1 OF "UNION 76 ADDffiON", A SUBDMSION RECORDED IN PLAT BOOK 1-43, PAGE 105 OF TI-lE JACKSON COUNTY, MISSOURI RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE NORlli LINE OF THE NORlliEAST 1/4 OF lliE NORlliEAST V4 OF SECTION 32, TOWNSHIP 49, RANGE 29, 54.10 FEET WEST OF lliE NORlliEAST CORNER THEREOF, SAID POINT BEING ON THE WEST LINE OF THE RIGHT-OF-WAY OF STATE HIGHWAY H (OUTERBELT 24-E) AS WIDENED BY DEED RECORDED IN BOOK 1-1892 PAGE 583 OF THE JACKSON COUNTY RECORDS (55 FEET FROM THE CENTER LINE OF SLAB); lliENCE ALONG SAID WEST LINE AND ALONG THE NORTHERLY LINE OF THE NORTH OlJTER ROADWAY OF INTERSTATE HIGHWAY 70 THEN FOLLOWING BEARING AND DISTANCES SOUTH 02" 28' 32" WEST 347.25 FEET, WEST 30.00 FEET SOUTI--1 24" 14' WEST 219.03 FEET, SOUTH 15" 34' 12" WEST 200.74 FEET, SOUTI-l 33" 41' 21" WEST 89.56 FEET, SOUTH 52° 47' 13" WEST 89.58 FEET, SOUTI-l 65° l5' 18" WEST 32.49 FEET, SOUTH 86° 43' WEST 301.59 FEET, TO A POINT OF CURVE; THENCE EASTWARDLY ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 34,512.48 FEET AN ARC DISTANCE OF 170.59 FEET TO THE SOUTHWESTERN CORNER OF SAID LOT 1, THENCE ALONG THE WEST UNE OF SAID LOT 1 NORTH 00° EAST A DISTANCE OF 914.14 FEET TO TI-lE NORTHWEST CORNER THEREOF; lliENCE ALONG THE NORTH UNE OF SAlD LOT 1 SOUTH 68° 59' EAST A DISTANCE OF 811.13 FEET TO THE POINT OF BEGINNING.

EXHIBIT A-20
TA Ogallala
103 Prospectors Drive, P.O. Box 217
Ogallala, NE

The land referred to is situated in the State of Nebraska, County of Keith and is described as follows:

A tract of real estate located in Section 7, Township 13 North, Range 38, West of the 6th P.M., in Keith County, Nebraska, described more particularly as follows:

Commencing at a point on the east line of Section 7, Township 13 North, Range 38 West of the6th P.M. said point being 33 feet North of the East quarter corner of said Section 7, said point also being the point of beginning; thence continuing north on the east line of said Section 7, a distance of 584.2 feet to a point, said point being on the South right-of-way line of Interstate Highway No. I-80; thence in a Southwesterly direction on a 1332.39 feet radius curve to the left, initial tangent of which forms an angle of 104°29' left from said East line a distance of 124.3 feet to the point of tangency; thence in a Southwesterly direction on tangent and on said South right-of-way line of said Interstate Highway a distance of 213.8 feet to a point; thence left 3°29' and on said South right-of-way line of said Interstate Highway a distance of 824.0 feet to a point; thence left 50°24' and on said East right-of-way line of said Interstate Highway a distance o f119.3 feet to a point; thence left 106°23' a distance of 253.2 feet to a point; thence right 5°25' a distance of 127.4 feet to a point, said point being on the North right-of-way line of the present County Road; thence East and on the said North right-of-way line of said County Road a distance of 730.1 feet to the point of beginning and containing 9.2 acres more or less, together with all right, title and interest of the grantor in and to any and all roads, streets, alleys and ways bounding said premises.

A parcel of land, located in Government Lot No. 1 in Section 8, Township 13 North, Range 38 West of the 6th P.M., in Keith County, Nebraska, described as follows:

Beginning at the Southwest corner of the Government Lot No. 1 in Section 8; thence, along the west line thereof, N0°00'E 33.00 feet to the intersection with the North line of the County road right-of-way, the true point of beginning; thence continuing N0°00'E 558.36 feet to the intersection with the southerly line of the I-80 right-of-way; thence, along said southerly line, along a curve to the east, concave to the south, with an initial radial bearing S14°38'26"E, a radius of 1332.39 feet, through a central angle of 13°56'58", for an arc distance of 324.38 feet; thence, continuing along said southerly line, N85°02'20"E, 245.10 feet to a point which is 565 feet east from said west line; thence, along a line which is parallel with said west line, S0°00'E 622.05 feet to a point on the North line of the County Road right-of-way; thence, along said North line, N89°58'30"W 565.00 feet to the true point of beginning, together with all appurtenances thereto belonging or in anywise appertaining, and all right, title and interest of grantor in and to any and all roads, streets and ways bounding said premises.

All of the above described land being the same as follows:

A tract of land in Section 7, Township 13 North, Range 38 West of the 6th P.M., in Keith County, Nebraska described as follows:

Commencing at a point on the east line of said Section 7, said point being 33.0 feet North of the East Quarter Corner of said Section 7, said point also being the point of beginning, thence North 89°58' West on the northerly County Road right-of-way, a distance of 730.1 feet; thence North 84°32' West, a distance of 127.4 feet; thence North 89°58' West on a line parallel to the northerly County Road right-of-way a distance of 253.2 feet to the southerly right-of-way of Interstate Highway No. I-80; thence North 16°25' East on said right-of-way a distance o f119.3 feet; thence North 66°49' East on said right-of-way a distance of 213.8 feet; thence northeasterly on a 1332.39 feet radius curve to the right, the initial radial bearing South 19°05'46" East, a radius of 1332.39 feet, through a central angle of 5°16'39", for an arc distance of 122.72 feet to the east line of said Section 7; thence South on the east line of said Section 7 a distance of 558.36 feet to the place of beginning.

A parcel of land located in Government Lot No. 1 in Section 8, Township 13 North, Range 38 West of the 6th P.M., Keith County, Nebraska, described as follows:

Beginning at the southwest corner of the Government No. 1 in Section 8, thence, along the west line thereof, North 0°00' East 33.00 feet to the intersection with the north line of the County Road right-of-way, the true point of beginning, thence continuing North 0°00' East 558.36 feet to the intersection with the southerly line of the I-80 right-of-way; thence, along said southerly line, along a curve to the east, concave to the south, with an initial radial bearing South 14°38'26" East, a radius of 1132.39 feet, through a central angle of 13°56'58" for an arc distance of 324.38 feet; thence, continuing along said southerly

1 of 2

line,North 85"32'55" East,a distance of 242.28 feet; thence South 0"15'16" East a distance of 620.58 feet to a point on the north line of the County Road right-of-way; thence, along said north line,North 89"58'30" West a distance of 565.0 feet to the true point of beginning. 2 of2

EXHIBIT A-21 TA Las Vegas 8050 Dean Martin Drive Las Vegas, NV LEGAL DESCRIPTION A PORTION OF THE SOUTHWEST QUARTER (SW Jl4) OF SECTION B,AND THE NORTHWEST QUARTER (f'M )OF SECTION 17, TOWNSHIP 22 SOUTH,M.O.M.,MORE PARTICUlARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOU111WEST CORNER OF SAID SECTION a, THENCE SOUTH 88"34'01" EAST ALONG THE SOUTH UNE THEREOF 704.35 FEET TO THE TRUE POINT OF BEGINNING ALSO BEING A POINT ON THE EASTERLY RIGHT OF WAY UNE OF INDUSTRIAl ROAD (80.00 FEET WIDE);THENCE THE FOLLOWING COURSES ALONG THE EASTERLY AND SOlJTHERLY RIGHT OF WAY LINE OF SAID INDUSTRIAL ROAD, NORTH 000'01• EAST,164.93 FEET TO A POINT OF CURVE, SAID CURVE BEING CONCAVE SOUTHEASTERLY HAVING A RADIUS OF 385.00 FEET AND SUBTENDING A CENTRAL ANGLE OF 83°44'12";lHENCE CURVING TO THE RIGHT ALONG lliE ARC OF SAID CURVE, 562.67 FEET TO A POINT OF TANGENT;THENCE NORTH 83-44'13" EAST, 445.36 FEET TO A POINT OF CURVE,SAID CURVE BEING CONCAVE NORTHWESTERLY HAVING A RADIUS OF 610.00 FEET AND SUBTENDING A CENTRAL ANGLE OF 10"16'24•; ffiENCE CURVING TO TI-lE LEFT ALONG lliE ARC OF SAID CURVE, 109.38 FEET TO A POINT ON THE NORTH LINE OF THE WEST HALF (IN) OF THE SOUlHWEST QUARTER {SW X) OF 1HE SOUTHEAST QUARTER (SE )OF THE SOUTHWEST QUARTER (SW YC) OF SAID SECTION 8;THENCE SOUTH 68"34'51" EAST ALONG THE NORTI-IUNE THEREOF,63.75 FEET TO THE NORTHEAST CORNER THEREOF;THENCE SOUTH 0"01'02" WEST ALONG THE EAST LINE THEREOF,78.27 FEET TO A POINT ON THE NORTHWESTERLY RIGHT OF WAY UNE OF THE BLUE DIAMOND OVERPASS OFFRAMP ALSO BEING A POINT ON A CURVE, SAID CURVE BEING CONCAVE EASTERLY HAVING A RADIUS OF 600.00 FEET AND SUBTENDING A CENTRAL ANGLE OF 03°37'52";THENCE THE FOU.OWING COURSES AlONG BLUE DIAMOND RIGHT OF WAY LINE, CURVING TO THE lEFT ALONG.lHE ARC OF SAID CURVE 50.70 FEET TO A POINT OF REVERSE CURVE, SAID CURVE BEING CONCAVE NORTI-IWESTERLY HAVING A RADIUS OF 600.00 FEET AND SUBiENDING A CENTRAL ANGLE OF 48°47'33"; THENCE CURVING TO THE RIGHT ALONG THE ARC OF SAID CURVE, 510.95 T TO A POINT OF TANGENCY; lliENCE OUlli 58"46'16" WEST, 214.70 FEET TO A POINT ON THE SOUTH UNE OF SECTION 8; THENCE CONTINUING SOUlli 58"46'16• WEST,564.47 FEET TO A POINT OF INTERSECTION W11H SAID EASTERLY RIGHT OF WAY liNE OF INDUSTRIAlROAD; THENCE NORTH 0000'01" EAST ALONG SAJD EASlmLY RIGHT OF WAY LINE,304.73 FEET TO THE TRUE POINT OF BEGINNING. FURTHER EXCEPTING THEREFROM THAT PORTION WHICH IS CONVEYED TO STATE OF NEVADA BY A DEED RECORDED OC'TOBER 13, 2004 IN BOOK 20041013 AS INSTRUMENT NO. 00616 OF OFFICIAL RECORDS, CLARK COUNTY,NEVADA.

EXHIBIT A-22 TA Bloomsbury 975 St. Rt. 173 Bloomsbury. NJ Legal Description ALL that certain lot, parcel or tract of land, situate arid lying in the Borough of Bloomsbury, County of Hunterdon, State of New Jersey, and being more particularly descnoed as follows: :rn,ACf I BEGINNING at a point in the Northerly right of way line of New Jersey State Highway Route 173 (variable width), said point being the intersection of same with the common line between Tax Map Lots 1 and 3, in Block .30, and from said beginning point nmning; (1) South 74 degrees 09.minutes 46. nds West along said Northerly right of way line of New Jmey State Highway Route 173, 6'/.22 feet to a cross cut set;thence South 78 degrees 58 minutes 20 seconds West along same, 198.05 feet to a point; thence South 72 degrees 42 minutes 03 seconds West along same, 102.29 feet to an iron pin set; thence (2) (3) South 56 degrees 24 minutes 07 seconds West along same, 53.89 feet to a point; thence (4) (5) Westerly along same, along a curve to the right having a radius of 17,155.76 feet, a delta angle of 00 degrees 20 minutes 20 seconds, and arc length of 101.43 feet to an iron pin set at a point of tangency; thence (6) South 78 degrees 59 minutes 54 seconds West along same, 188.50 feet to an iron pin set at a point of curvature; thence (7) Westerly along same, along a curve to the right having a radius of 1604.28 feet, a delta angle of 09 degrees 37 minutes 00 seconds, an arc length of26927 feet to a point; thence (8) North 11 degrees 45 minutes 15 seconds East along the common line between Tax Map Lots 3 and 4 in Block 30, 836.91 feet to an iron pin set in the Southerly right of way line of Interstate Highway Route 78 (300 feet wide); thence · (9) Easterly along same, along a curve to the left having a radius of 10,150.00 feet, a delta angle of 03 degrees 24 minutes 54 seconds, an arc length of 604.97 feet to an iron pin set; thence (10) South 76 degrees 56 minutes 38 seconds East along same, 77.01 feet to an iron pin set; thence (II) South 15 degrees 24 minutes 31 seconds East along the conunon line between Tax Map Lots 1 and 3 in Block 30, 463.37 feet to the point and place ofBEGINNlNG. BEING Lot 3 in Block 30 Tax Map Borough of Bloomsbury. l of2

BEGINNlNG at an existing monument found in the Northeasterly right of way line of New Jersey State Highway Route 173 (variable width), said point being the intersection of same with the conunon line between Tax Map Lots 4.01 and 4 in Block 30, and from said beginning point rwming; (1) North 71 degrees 12 minutes 50 seco!!ds West along said Northeasterly right of way line of New Jersey State Highway Route 173, 212.88 feet to an iron pin set at a point of curvature; thence (2) Westerly along same, alaog a curve to the left having a rudius of 606.69 feet, a delta ang]e of 18 degrees 04 minutes 56 seconds, an arc length of 191.47 feet to the Musconetcong River; then (3) North 44 dtlgrees 54 ininutes 38 seconds East along the Muscotietcong River, 233.85 f t t() a point; thence · South 71 degrees 12 mirmtes 50 seconds East along the common line between Tax Map Lots 4.01 and 4 in Block 30, 298.22 feet to an iron pin set; thence (4) (5) South 18 degrees 47 minutes 10 seconds West along same, 180.00 feci to the paint and place of BEGIN'NJNG. BEING Lot 4.01 in Block 30 Tax Map Borough of Bloomsbury. 2 of2

EXHIBIT A-23

TA Santa Rosa
I-40 & U.S. 66, 54 & 84, Exit 277
2634 Historic Route 66 (HC 69 - Box 120)
Santa Rosa, NM

Legal Description

Fee Simple Interest:

Parcel One (1), being Lots Two (2) and Five (5), Block Fourteen (14) of the Irwin Subdivision, within Section 6, Township 8 North, Range 22 East, N.M.P.M., City of Santa Rosa, Guadalupe County, New Mexico, as shown on plat of survey, dated September 13, 2000, by Wayjohn Surveying, Inc., as Project TA RESURVEYS.

Parcel Two (2), being Lots One (1) through Four (4), inclusive, Block Fifteen (15) of the Irwin Subdivision, within Section 6, Township 8 North, Range 22 East, N.M.P.M., City of Santa Rosa, Guadalupe County, New Mexico, as shown on plat of survey, dated September 13, 2000, by Wayjohn Surveying, Inc., as Project TA RESURVEYS.

Leasehold Interest:

Tract 1: Lease dated April 9, 1999 between J. Patrick White & Nancy White to Travel Centers of America, Memorandum of Lease in Book 65, page 644.

The southerly portion of Lot One (1), Block Thirteen (13) and all of Lot One (1), Block Fourteen (14), Irwin Subdivision, City of Santa Rosa, Guadalupe County, New Mexico, as shown on plat of survey by Geometron Survey Systems, dated January 25, 1999, Drawing No. T-967-24-GU, filed in the Guadalupe County Clerk's Office on January 13, 1999, in Plat Book B, page 382.

AND

Tract 2: Lease dated May 9, 1988 between Elaine White, Sally Steele & J. Patrick White & Truckstops Corporation of America, Memorandum of Lease in Book 56, page 660, assigned to TA Operating Corporation at Book 60, page 818.

Lot Three (3) and the northerly two hundred (200) feet of Lots One (1) and Two (2), Block Thirteen (13), Irwin Subdivision City of Santa Rosa, Guadalupe County, New Mexico, as shown on plat of survey, dated September 13, 2000, by Wayjohn Surveying, Inc., as Project TA RESURVEYS.

EXHIBIT A-24 TA Fultonville 40 Riverside Drive Fultonville. NY ,. Legal Description AllTHOSE TRACTS OR PARCELS OF LAND situate In the VIllage of Fultonville,County of Montgomery,State of New York being and more particularly des<;rlbed as follows: Beginning at a set Iron pin on the southerly line of Union Street where said southerly line Is Intersected by the easterly line of Schlote Avenue and running thenoi! from the place:or beginning along the monumented right-of-way line of the New York Thruway the foRowing three {3) courses: s 39" 12' 55" W, 347.68 feet;also along the Vdlage of FultonviHe-Town of Glen boundary line, to a set Iron pin; thence N 75° OS' 45" W, 158.00 feet to a concrete rtght-of·way monument;thence N 64" 51' 15" W, 343.98 feet to a set iron pln; thence N 45" 16' 20" E along the southeasterly boundary line of lands of Wayne and Oleryl Hazzard and along the southeasterly end of Center Street a distance of 143.98 feet to a found Iron plJ)e; thence N 39" 27' 15" E along the southeasterly boundary line of lands of Allan & Patricia Wlndover a distance of 359.58 feet to a set iron pin;thence S 49° 59' 20" E along the aforeSaid southerly line of Union Street a distance of 461.00 feet to the place of beginning. Being Parcel I, a portion of Parcel VI and a portlon of Parcel VIIas described In deed recorded In Montgomery County Oerk's Office in Uber 479 at page 96. Beginning at a set Iron pin on the westerly line of Schlote Avenue at a distance of 309.6 feet northeasterly along said westerly line from the Intersection of the westerly line of Schlote Avenue with the northerly line of Union Street, and running thence from the place of beginning N 59° 50' 15" W along the northerly boundary of lands of capitol Vial,Inc. a distance of 326.02 feet to a found Iron pin; thence along the southeasterly boundary line of other lands descrlbed hereon below the following three (3) courses:N 43" 15' 19" E,55.43 feet to a point; thence N 35° 24' 35" E,77.00 feet to a point;thence N 24° 52' 35" E,45.00 feet to a found Iron pin;thence along the southerly boundary line of l.ands of McDonald's Corporation and lands of Countryside Management Corp., Inc; the following two (2) courses: S 73° 26' 20" E,273.10 feet to a set Iron pin; thence S 54° 34' 20" E, 72.97 feet to a set iron pin;thence S 36° 53' 20" W along the aforesaid westerly line of Schlote Avenue a distance of 234.77 feet to the place of beginning. Being a portlon of Parcel III,a portion of Parcel IV and Parcel Vas described in deed above referenced. Beginning at a set Iron pin on the southerly line of Union Street where said southerly line Is intersected by the easter1y line of Schlote Avenue and running thence from the place of beginning N 37" 01' 55" E along the easterly line of Schlote Avenue a distance of 199.83 feet to a point; thence S 48° 07' 00" E, 7.62 feet to a point, thence S 39° 12' 55" W along the Village of Fultonville-Town of Glen boundary line a distance of 199.33 feet to the place of beginning. Being Parcel VIII as described in deed above described.

;I ·.·· Beginning at a set iron pin on the southerly line of Riverside Drive where said southerly line is intersected by the easterly line of Franklin Street,and running thence from the place of beginning 5 70<55' 20" E along said sautherly line a distance of 816.00 feet to a set Iron pin;thence running along the bOundary line of McOonald's Corporation the following four (4) courses:S 25° OS' Jon W, 239,50 feet to a found Iron pin;thence s 66° 29' 12" E,150.08 feet to a found iron pin;thence S 26° 50' 40" w, 50.34 feet to a found Iron pin; thence S 63° 56' 55" E,6.30 feet to a fourld Iron pin; thence along the northwesterly boundary line of other lands desctlbed hereon above the following three (3) courses: s 24° 52' 35" W, 45.00 feet to a point;thence s 35° 24' 35" W, 77.00 feet to a point;thence S '!3° 15' 19" W, 55.43 feet to a found iron pin;thence along the boundary line of lands of Capitol VIal, InC. the following ftve (5) courses: N 4?0 52' so• W,42.41feet to a point; thence N 56° 43' 20" W,36.94 feerto a point;thence S 4Q 0 22' 20" W,6.80 feet to a point; thence N 190. ;3Q' OO" W, 6,6Q feettu a point;.theoce.s.o 30'.00" w,.62.2'1.feetto.a.polnt;.thenceN4B 0 42' 30" W along the boundary line of lands of Capitol VIal, Inc. and land of George Snyder or Fultunvllle Machine & Tool a distance of 18.43 feet to a point;thence continuing along the Snyder boundary line,aforesaid,the following four (4) courses:N 10° 32' oo• W,63.90 teet to a point; thence N 49° 19' 00" W, 199.90 feet to a point; thence N 76° 49' 00" W, 108.50 feet to a point; thence s 37° 40' 00" W,120.10 feet to a point;thence N 51° 41' 00" W along the boundary line of lands of Donald & Ruth Stevens a distanCe of 180.20 feet to a point; thence along the boundary line of lands of Gerald & Christy Desmarais the following four (4) courses: N 34° 12' 00" E,15.00 feet to a point;thence N 42° 08' 00" W, 42.30 feet to a point; thence N 67° 59' 00" W,102.60 feet to a point; thence S 28° 50' 00" W,25.00 feet to a found Iron pipe; thence N 67° 59' 00" w along the boundary Jine of lands of Keith Bever a distance of 105.20 feet to a found iron pipe; thence along the bOundary line of other lands of George Snyder the following two (2) courses: N ooo 40' oo• E,70.95 feet to a found Iron pin;thence N 54° 30' 40" W, 24.97 feet to a point; thence along the boundary line of lands of Perry & Martha Foundeur the following two (2) courses: N 35° 53' 40" E, 123.98 feet to a found iron J)ipe; thence N 53° 39' 00" W, 125.04 feet to a found Iron pipe;thence N 36° 19' 35" E, 223.82 Feet to the place of beginning. Begin a portion of Parcel X as described In deed above referenced and being lands as described in deed recorded In Montgomery County Clerk's Office in Uber 539 at page 180.

EXHIBIT A-25 TA Greensboro 1101 NC Highway 61 Whitsett (Greensboro). NC '. i'AACT I ..·:...:. ···'-:. BEGINNING AT AN BXI$TING IRON PIPE, SAID EXISTING IRON PIPE BEING LOCATED ATHE SOU HEAST 'NTERSECTION OF GREESON ROAD.& N.C. HWY. 161; LINE OF N.C. HWY. #61 382.8 FT. TO A POI_NT BEING ON THE NORTHERN THENCE RUNNING ALONG THE EASTERN RIGHT-OF-WAY SOUTH 17 D GR:EES, 00 MINUTES & 01 SECOND WEST ALONG SAME SAID RIGHT-qF-WAY, ALSO SAID POINT RIGHT-0 -WAY LINE OF PACS DB.IVIII THENCE CONTINfJING AL(}NG THE NO THERN 00 MINUTES & 44 SECONDS TO THE RIGHT, THE RADIUS RIGHT-OF-WAY OF PACE DRIVE SOU.TH 69 DEGREES, EAST l.74 FT. rO A POINT THE P.C. OF A CURVS BEING 305 FT., THE CHORp BEING SOUTH. 48 DEG ES, 17" MINUT S, & 20 S.ECO.N. DS..E. AST--2-15,-85. E. T. ..TO. ..A POINT . THE P,T. OF. THE CURVE; .THENCE " CONTINUING ALCJNG SAME SAID R.%GHT-OF-WAY SOUTH 27-.DEGREES; 33 .MINUTES, ' 56 SECONDS EAST 73,68 FT. THE RADIUS BEING 225 FT., TO A E'OINT.-'l'HE P,C, OF-A CURVE TO THE LEFT, THE CHORD BEING SOUTH 40 DEGREES, 59 MJNUTES, & 09 SECONDS EAST 104.44 FT. TO A POINT THB P.T, OF THFJ CURVFJ,-THENCE CONTINUING ALONG SAME SAID RIGHT-OF-WAY SOUTH 54 DEGReES, 24 MINUTES, & 23 SECONDS THE RADIUS EAST 266.14 FT. TO A POINT THE P.C. OF A CURVE TO THE LEFT, BEING 295 FT., THE CHORD BEING SOUTH 68 DEGREES, 14 MINUTES, & 35 SECONDS EAST 141,10. FT. TO A POINT THE P,T. OF THE CURVE; THENCE CONTINUING ALONG SAME SAID RIGHT-OF-WAY SOUTH 82 DEGREES, 04 MINUTES, & 47 SECONDS EAST 256.27 FT. TO A POINT THE P.C. OF A CURVE TO THE LEFT, 19 CURVE; 34 4,555.68 FT., THE CHORD BEING SOUTH 83 DEGREES, THRADIUS BEING MINUTES, & 47 SECONDS EAST 198,76 FT. TO A POINT TilE P, T. OF THE THENCE CONTINUING ALONG SAME SAID RIGHT-OF-WAY SOUTH 84 DEGREES, & 47 SECONDS EAST 475,94 FT. TO A POINT; THENcE CONTINUING DEGREES, 38 MINUTES, & 11 SHCONVS EAST 931.19 FT. TO AN IRON ON THE SOUTHERN RIGHT-OF-WAY OF GREESON ROAD; THENCE MINUTES, NORTH 04 EXISTING CONTINUING ALONG SAME SAID RIGHT-OF-WAY SOUTH 89 DEGREES, 42 MINUTES, & 32 SECONDS WEST 312.50. FT. TO AN EXISTING IRON ON SAME SAID RIGHT-OF-WAY; THENCE CONTINUING ALONG SAME SAID RIGRT-:-OF-WAY NOR.Tlf 89 DEGREES, 14 MINUTES, & 31 SECONDS WEST 616.11 FT. TO AN EXISTING IRON PIPE ON SAME SAID RIGHT-OF-WAY; THENCE CONTINUING ALONG SAME SAID RIGHT-OF-WAY NORTH 88 DEGREES, 07 MINUTES, & 24 SECONDS WEST 175,78 FT.TO AN EXISTING IRON PIPE ON SAME SAID RIGHT-OF-WAY; THENCE CONTINUING ALONG SAME SAID RIGHT-OF-WAY NORTff 86 DEGREES, 31 MINUTES, $ 49 SECONDS WEST 397,98 FT. TO AN EXISTING IRON PIPE THE POINT OF BEGINNING CONTAINING 28.051 ACRES MORE OR LESS; THE SAME BEING LOT 1 OF THE PROPERTY OF PACE OIL COMPANY AS RECORDED IN PLAT BOOK 891 PAGE 36; SAVE AND EXCEPT THEREFROM THAT PARCEL OF LAND DEEDED TO THE DEPARTMENT OF TRANSPORTATION RECORDED IN BOOK 3683, PAGE 765, GUILFORD COUNTY REGISTRY. TRACT II BEGINNING AT A NEW IRON PIPE ON THE EASTERN RIGHT-OF-WAY LINE OF N.C. D1, SAID NEWIRON PIPE BEING A COMMON CORNER. WITH G. H. KIRKPATRICK, JR. ; THENCFJ RUNNING ALONG THE. NORTHERN LINE OF KIRKPATRICK SOUTH-30 DEGREES, 47 MINUTES & 49 SECONDS EAST 336,12 FT, TO A NEW IRON PIPE IN THE NORTHERN LINE OF THELMA T. WHEELER, THENCE ALONG THE NORTHERN LINE OF THELMA T. WHEELER NORTH 88 DEGREES, 49 MINUTES « 45 SECONDS EAST 145.14 FT. TO A POINT A ONG THE SOUTHERN RIG[fT-CJF-WAY OF PACE DRIVE;

Exhibit A Legal Description (continued) ·, THENCE CONTINUING ALONG THE SOUTHERN. RIGHT-OF-WAY OF PACE DRIVE NORTH 54 DEGREES, 24 MINUTES & 23 SECONDS WEST 68.31 FT. TO A POINT THE P,C, OF A CURVE TO THE RIGHT, THE RADIUS BEING 275FT!, THE CHORD BEING NORTH 40 DEGREES, 59 MINUTES & 10 SECONDS WEST 127,65 FT. TO A POINT, THE· P.T. OF THE CURVE; THENCE CONTINUING ALONG THE SOUTHERN RIGHT-OF-WAY OF PACE DRIVEl NORTH 27 DEGREES, 33 MINUTES & 56 SECONDS WEST 73.68 FT. TO A POINT THE P.C. OF A CURVE TO THE LEFT THE RADIUS BEING 255 FT., THE CHORD BEING NORTH 48 DEGREES,, 05 MINUTES & 35 SECONDS WEST 178.84 FT. TO A POINT THE P.T. OF THE CURVE, SAID POINT BEING ALSO ON THE EASTERN RIGHT-OF-WAY OF N.C. HWY. 61, THENCE CONTINUING ALONG SAID RIGHT-OF-WAY SOUTH 17 DEGREES, 00 MINUTES & 01 SECONDS WEST 36,73 FT. TO A NEW IRON PIPE; THE POINT OF BEGINNING, CONTAINING 0.6754 ACRES MORE OR LESS; ALSO BEING PART OF THE PROPERTY OF PACE OIL COMJ?ANY AS RECORDED IN PLAT BOOK 89, PAGE 36; SAVE AND EXCEPT THEREFROM THAT PARCEL OF LAND DEEDED TO THE DEPARTMeNT OF TRANSPORTATION RECORDED IN BOOK 3683, PAGE 765, GUILFORD COUNTY REGISTRY. TRACT III BEGINNING AT AN EXISTING R/W MONUMENT, SITUATED EAST OF THE INTERSECTION OF THE UP-RAMP FROM THE WESTBOUND LANE OF INTERSTATE 85, ....:.. AND N.C. HIGHWAY .61, THENCE NORTH 07 DEGREES, 44 MINUTES, & 52 SECONDS WEST ALONG SAID RIGHT-OF-WAY OF UP-RAMP 93.24 FT. TO A NEW IRON PIPE ON THE .EAST RIGHT-OF-WAY LINE OF N.C. 161, THENCE NORTH 27 DEGREES, 13 MINUTES 6 12 SECONDS EAST 87.78 FT. TO A NEW IRON PIPE ALONG SAME SAID RIGHT-OF-WAY; THENCE CONTINUING ALONG SAME SAID RIGHT-OF-WAY NORTH 21 DEGREES, 12 MINUTES & 24 SECONDS EAST BJ.53 FT. TO A NEW IRON PIPE A COR.NER WITH PACE OIL CO.; THENCE RflNNING SOUTH 30 DEGREES, 47 MINUTES fr 49 SECONDS EAST 336.12 FT. TO A NEW IRON PIPE TN THE NORTHERN LINE OF THELMA T, WHEELER PROPERTY; THENCE RUNNING ALONG THELMA T. WHEELER'S NORTH LINE NORTH 77 DEGREES, 47 MINUTES & 03 SECONDS WEST 3.36 FT. TO A CONCRETE RIGHT-OF-WAY MONUMENT; THENCE CONTINUING ALONG THELMA T. WHEELER'S NORTH LINE SOUTH 87 DEGREES, 16 MINUTES 6 03 SECONDS WEST 191.97 FT. TO AN EXISTING IRON PIPE ON THE EAST SIDE OF THE UP-RAMP LEADING FROM INTERSTATE 85; THENCE CONTINUING ALONG SAID UP-RAMP NORTH 41 DEGREES, 11 MINUTES, fr 57 SECONDS WEST 20.84 FT. TO AN EXISTING RIGHT-OF-WAY MONUMENT; THENCE CONTINUING ALONG UP-RAMP NORTH 32 DEGREES, 30 MINUTES & 03 SECONDS WEST 39.32 FT. TO AN EXISTING RIGHT-OF-WAY MONUMENT, THE POINT OF'BEGINNING, CONTAINING 0.883 ACRES 2 of5

Exhibit A

Legal Description
(continued)

MORE OR LESS; SAVE AND EXCEPT THEREFROM THAT PARCEL OF LAND DEEDED TO THE DEPARTMENT OF TRANSPORTATION RECORDED IN BOOK 3651, PAGE 704, GUILFORD COUNTY REGISTRY; THE SAME BEING THAT PROPERTY DEEDED TO PACE OIL COMPANY, INC. RECORDED IN BOOK 3673, PAGE 20, GUILFORD COUNTY REGISTRY.

Being the same as:

TRACT ONE:
BEGINNING at an existing iron pipe in the eastern right-of-way line of N. C. Highway 61 (60-ft. right-of-way) at its intersection with the south right-of-way line (60-ft. right-of-way) of Greeson Road (SR 3065) and runs thence with the south right-of-way line of Greeson Road South 86 degrees 31 minutes 47 seconds East 397.58 feet to an existing iron pipe; thence continuing with the south right-of-way line of Greeson Road South 88 degrees 06 minutes 16 seconds East 175.95 feet to an existing iron pipe; thence continuing with said south right-of-way line of Greeson Road South 89 degrees 17 minutes 29 seconds East 616.13 feet to an existing iron pipe; thence continuing with the south right-of-way line of Greeson Road North 89 degrees 45 minutes 02 seconds East 312.32 feet to an existing iron pipe in said right-of-way line; thence South 04 degrees 37 minutes 56 seconds West 931.41 feet to a nail in the edge of the pavement and the north right-of-way line (50-ft. right-of-way) of Pace Drive, the same being on the north side of Interstate 85; thence with the north right-of-way line of Pace Drive North 84 degrees 34 minutes 50 seconds West 475.94 feet to an iron rod, the P.C. of a curve, said curve having a radius of 4555.68 feet and delta of 2 degrees 30 minutes; thence with said curved northern right-of-way, the chord being North 83 degrees 19 minutes 50 seconds West 198.76 feet to an iron rod, the P.T. of said curve; thence with the north right-of-way line of Pace Drive North 82 degrees 04 minutes 50 seconds West 256.27 feet to a conc nail, the P.C. of a curve, said curve having a radius of 295 feet and a delta of 27 degrees 40 minutes 24 seconds; thence with said curved northern right-of-way line, the chord being North 68 degrees 14 minutes 37 seconds West 141.11 feet to a X-mark on a test well, the P.T. of said curve; thence continuing with the north right-of-way line of Pace Drive North 54 degrees 24 minutes 26 seconds West 266.13 feet to an iron rod, the P.C. of a curve, said curve having a radius of 225 feet and a delta of 26 degrees 50 minutes 27 seconds; thence with the curved northern right-of-way line, the chord being North 40 degrees 58 minutes 59 seconds West 104.45 feet to an iron rod, the P.T. of said curve; thence with the north right-of-way line of Pace Drive North 27 degrees 34 minutes 07 seconds West 73.67 feet to an iron rod, the P.C. of a curve, having a radius of 305 feet and a delta of 41 degrees 26 minutes 48 seconds; thence with said curved northern right-of-way line, the chord being North 46 degrees 19 minutes 52 seconds West 196.24 feet to an iron rod in said northern right-of-way line at its intersection with the east right-of-way line of N. C. Highway 61; thence with the east right-of-way line of N. C. Highway 61 North 16 degrees 54 minutes 37 seconds East 13.41 feet to an existing right-of-way corner; thence continuing with the east right-of-way line of N. C. Highway 61 North 16 degrees 24 minutes 10 seconds East 235.32 feet to an iron rod; thence with said right-of-way line North 73 degrees 00 minutes West 20.00 feet to an iron rod in the east right-of-way line of N. C. Highway 61; thence with the east right-of-way line of N. C. Highway 61 North 17 degrees 00 minutes East 135.35 feet to the beginning, containing 28.09 acres, more or less.

TRACT TWO:
BEGINNING at an exist. Right of Way Corner in the east right-of-way line of N. C. Highway 61 (40 feet from center), said monument being located South 19 degrees 02 minutes 06 seconds West 53.30 feet from an iron rod at the intersection of the east right-of-way line of N. C. Highway 61 and the south right-of-way line of Pace Drive and runs thence from said monument North 19 degrees 02 minutes 06 seconds East 53.30 feet to an iron rod at the intersection of the east right-of-way line of N. C. Highway 61 and the south right-of-way line of Pace Drive; thence with the curved southern right-of-way line of Pace Drive, said curve having a radius of 255 feet and a delta of 41 degrees 26 minutes 48 seconds, the chord being South 45 degrees 33 minutes 23 seconds East 157.53 feet to an iron rod, the P.T. of said curve; thence with the south right-of-way line of Pace Drive South 27 degrees 33 minutes 51 seconds East 73.68 feet to an iron rod, the P.C. of a curve, said curve having a radius of 275 feet and a delta of 26 degrees 50 minutes 27 seconds; thence with the curved southern right-of-way line, the chord being South 40 degrees 59 minutes 13 seconds East 127.65 feet to an iron rod, the P.T. of said curve; thence with the south right-of-line of Pace Drive South 55 degrees 09 minutes 07 seconds East 68.17 feet to an exist. right of way corner; thence South 88 degrees 48 minutes 47 seconds West 145.47 feet to an exist. right of way corner (right-of-way of I-85); thence North 30 degrees 58 minutes 14 seconds West 307.38 feet to the beginning, containing 0.63 acre; more or less.

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Exhibit A

Legal Description
(continued)

Also encumbering the following described land to the extent not included in the aforedescribed land:

TRACT ONE:
BEGINNING at an existing iron pipe in the eastern right-of-way line of N. C. Highway 61 (60-ft. right-of-way) at its intersection with the south right-of-way line (60-ft. right-of-way) of Greeson Road (SR 3065) and runs thence with the south right-of-way line of Greeson Road South 86 degrees 31 minutes 47 seconds East 397.98 feet to an existing iron pipe; thence continuing with the south right-of-way line of Greeson Road South 88 degrees 06 minutes 16 seconds East 175.95 feet to an existing iron pipe; thence continuing with said south right-of-way line of Greeson Road South 89 degrees 17 minutes 29 seconds East 616.13 feet to an existing iron pipe; thence continuing with the south right-of-way line of Greeson Road North 89 degrees 45 minutes 02 seconds East 312.32 feet to an existing iron pipe in said right-of-way line; thence South 04 degrees 37 minutes 56 seconds West 931.41 feet to a nail in the edge of the pavement and the north right-of-way line (50-ft. right-of-way) of Pace Drive, the same being on the north side of Interstate 85; thence with the north right-of-way line of Pace Drive North 84 degrees 34 minutes 50 seconds West 475.94 feet to an iron rod, the P.C. of a curve, said curve having a radius of 4555.68 feet and delta of 2 degrees 30 minutes; thence with said curved northern right-of-way, the chord being North 83 degrees 19 minutes 50 seconds West 198.76 feet to an iron rod, the P.T. of said curve; thence with the north right-of-way line of Pace Drive North 82 degrees 04 minutes 50 seconds West 256.27 feet to a bom. nail, the P.C. of a curve, said curve having a radius of 295 feet and a delta of 27 degrees 40 minutes 24 seconds; thence with said curved northern right-of-way line, the chord being North 68 degrees 14 minutes 37 seconds West 141.11 feet to a X-mark on a test well, the P.T. of said curve; thence continuing with the north right-of-way line of Pace Drive North 54 degrees 24 minutes 26 seconds West 266.13 feet to an iron rod, the P.C. of a curve, said curve having a radius of 225 feet and a delta of 26 degrees 50 minutes 27 seconds; thence with the curved northern right-of-way line, the chord being North 40 degrees 58 minutes 59 seconds West 104.45 feet to an iron rod, the P.T. of said curve; thence with the north right-of-way line of Pace Drive North 27 degrees 34 minutes 07 seconds West 73.67 feet to an iron rod, the P.C. of a curve, having a radius of 305 feet and a delta of 41 degrees 26 minutes 48 seconds; thence with said curved northern right-of-way line, the chord being North 46 degrees 19 minutes 52 seconds West 196.24 feet to an iron rod in said northern right-of-way line at its intersection with the east right-of-way line of N. C. Highway 61; thence with the east right-of-way line of N. C. Highway 61 North 16 degrees 54 minutes 37 seconds East 13.91 feet to an exist. right-of-way corner; thence continuing with the east right-of-way line of N. C. Highway 61 North 16 degrees 24 minutes 10 seconds East 235.32 feet to an iron rod; thence with said right-of-way line North 73 degrees 00 minutes West 20.00 feet to an iron rod in the east right-of-way line of N. C. Highway 61; thence with the east right-of-way line of N. C. Highway 61 North 17 degrees 00 minutes East 135.35 feet to the beginning, containing 28.09 acres, more or less.

4 of 5

TRACT TWO:

BEGINNING at an exist. Right of Way Corner in the east right-of-way line of N. C. Highway 61 (40 feet from center), said monument being located South 19 degrees 02 minutes 06 seconds West 53.30 feet from an iron rod at the intersection of the east right-of-way line of N. C. Highway 61 and the south right-of-way line of Pace Drive and runs thence from said monument North 19 degrees 02 minutes 06 seconds East 53.30 feet to an iron rod at the intersection of the east right-of-way line of N. C. Highway 61 and the south right-of-way line of Pace Drive; thence with the curved southern right-of-way line of Pace Drive, said curve having a radius of 255 feet and a delta of 41 degrees 25 minutes 48 seconds, the chord being South 45 degrees 33 minutes 23 seconds East 157.53 feet to an iron rod, the P.T. of said curve; thence with the south right-of-way line of Pace Drive South 27 degrees 33 minutes 51 seconds East 73.68 feet to an iron rod, the P.C. of a curve, said curve having a radius of 275 feet and a delta of 26 degrees 50 minutes 27 seconds; thence with the curved southern right-of-way line, the chord being South 40 degrees 59 minutes 13 seconds East 127.65 feet to an iron rod, the P.T. of said curve; thence with the south right-of-line of Pace Drive South 55 degrees 09 minutes 07 seconds East 68.17 feet to an exist. right of way corner; thence South 88 degrees 48 minutes 47 seconds West 145.47 feet to an exist. right of way corner (right-of-way of I-85); thence North 30 degrees 58 minutes 1? seconds West 307.38 feet to the beginning, containing 0.63 acre, more or less.

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t<;XHIJ:HT A-26 TA Hebron I 0679 Lancaster Rd .. SE Hebron. OI-l ParcelOne Situated in the County of Ucking in the State of Ohio and in the Township of Unionand bounded and described as follows: Situate in the State of Ohio, County of Licking,TownShip of Union,being part of Section 16, Township 17,Range 18,Refugee lands and being part of Parcellas desaibed In a deed to Charles W. and Ethel S. Slater of record In the Deed Book 457,Page 442, Recorder's Office, Ucking County,Ohio and being more particularly described as follows: Beginning at a concrete monument at the intersection of the original center line of State Route 37 and the southerly right-of-way line of Interstate Route 70,also being In the westerly line of the said Charles w. and Ethel S. Slater tract of record in Deed Book 457,Page 442, said roncrete monument being 490.00 ft. southerly and as measured at right angles from the center line of Interstate Route·70 from Station 718 + 83.3; Thence N. 61° 09' 30" E. and along the southerly right-of-way of Interstate Route 70 a distance of 442.87 ft. to a wood stake set at an angle point in the southerly right-of-way line of Interstate Route 70,said stake being 240 ft. southerly from the center line of Interstate Route 70; Thence N. 7oo 40' 30" E. and continuing along the southerly right-of-way line of Interstate Route 70 a distance of 95.73 ft. to an Iron pin; Thence S. 2o 35' 30" W. a distance of 902.61 ft. to an iron pin; Thence 5. 34° 10' 30" W. and parallelto the original center line of State Route 37 a distance of 514.96 ft. to an Iron pin; Thence N. 75 11 43' 30" W. a distance of 585.19 ft. to a nail in the center line of the orfglnal State Route 37 and In the westerly line of the said Charles W. and Ethel S. Slater tract; Thence N. 340 10' 30" E. and along the original center line of State Route 37 a distance of 715.00 ft. to an iron pin set at an angle point in the original center line of State Route 37; Thence N. 2° 44' 50" E. and continuing along the original center line of State Route 37, the Westerly line of said Charles W. and Ethel s. Slater tract a distance of 347.49 ft. to the place of beginning,rontalning 14.560 acres;subject to all easements and restrictions shown of record, also Subject to all legalhighways together with an easement 20ft. In width extending from the southeasterly rorner of the above described tract southerly to the center line of South Fork licking River for the purposes of drainage from the above described 14.560 acre tract, the center line of said easement being more particularly described as follows: Beginning at a point in the southerly line of the above described 14.560 acres, said point being N. 75° 43' 30" W. a distance of 10.64 ft. from an Iron pin at the southeasterly comer of said 14.560 acre tract; Thence S. 34° 10' 30" W. a distance of 425ft. more or less to the center line of the South Fork Ucklng River,the point of ending of the herein described easements. Excepting therefrom, an 11.60 acre tract as shown as Parcel Four herein. Parcel Two Situated in the Township of Union, County of licking and State of Ohio: Situate in the State of Ohio, County of Ucking, Township of Union and being part of the Northwest Quarter of Section 16, Township 17, Range 18,Refugee Lands and being part of a 51-acre tract described in a deed to Gladys M. Keller of record in Deed Book 497, Page 390, Iof 5

Recorder's Office, Licking County, Ollio, and being more particularly described as follows: Beginning at the southeasterly corner of the Gladys M.Keller 51-acre tract, of record in Deed Book 497,Page 390,said point being in ltle center line of Old State Route 37,also known as the Granville-Lancaster Road, said point also being 47.0 ft. r1ght of Station 49 + 40.5 from the relocated center line of State Route 37; Thence Westerly and along ltle southerly line of said 51-aae tract to Station 49 + 25.3 on the relocated center line of State Route 37; Thence Nortllerly,and along the center line of relocated State Route 37 to Station 54+ 40.5, said point being In the southerly right of way of Interstate Route 70; Thence Easterly along the southerly right-of-way line of Interstate Route 70 to a point In the original center Nne of State Route 37, said point being 141.1 It right of Station 53 + 60 from the relocated center line of State Route 37; Thence Southerly and along the easterly line of the said 51-acre tract,the original center line of State Route 37 to the place of beginning,containing 1.3 acres,more or less;subject to all easements and restrictions shown of record; also subject to all legal highways. ParcelThree Situated In ltle County of Licking in the State of Ohio and in ltle Township of Union and bounded and described as follows: Tract 1: Situated in the State of Ohio,County of Ucking,and Township of Union and being a part of Section 16,Township 17,Range 18,Refugee Lands and being a part of Parcellas conveyed to Charles W. Slater and Ethel S. Slater by deed of record in Deed Book 457,Page 'M2,deed record in the office of the Recorder of Ucking County,Ohio,and being more partirularly bounded and described as follows: Beginning at an iron pin at the southeasterly comer of a certain 11.600 tract; Thence from said point of beginning North 34 degrees 10 minutes 30 seconds East and along the Easterly line of said 11.600 Acre Tract, a distance of 514.95 feet to an iron pin In the Easterly line of said Tract; Thence South 12 degrees 04 minutes 52 seconds West,a distance of 452.83 feet to an iron pin; Thence North 85 degrees 04 minutes 30 seconds West,a distance of 195.21feet to the point of beginning and containing 1.007 acres. Tract II: Situate in the State of Ohio,County of Licking,Township of Unlon,and being a part of Section 16,Township 17, Range 18,Refugee Lands and being a part of Parcel 1as conveyed to Charles w. and Ethel 5. Slater,by deed of record in Deed Book 457,Page 442,records of the Recorder's Office,Licking County,Ohio,and being more partirularty described as follows, to-wit: Beginning at a point in the center line of State Route 37 and at the southwesterly comer of that certain 14.560 Acre Tract as conveyed to Union Oil Company of california by deed of record In Deed Book 565,Page 376, records of the Recorder's Offlce, Ucking County,Ohio; Thence from said point of beginning, s. 75° 49' 30" E. and along the southerly line of said 14.560 Acre Tract, as defined by an Affidavit of record In Miscellaneous Records 98934, Page 257 of the 2 ofS above mentioned records, a distance of 585.19 ft. to an iron pin at the southeasterly corner of said 14.560 Acre Tract; Thence N. 85° 04' 30" W. a distance of 452.38 ft. to an Iron pin; Thence N. 48° 09' 25" W. a distance of 156.60 ft.to the point of beginning and containing 0.488 Acres; and subject to an easements and/or restrictions shown of record, also subject to legal right of way for State Route 37. Together with all appurtenances thereto belonging or in any wise appertaining and all right, title and interest of the Grantor in and to any and all roads,street, alleys and ways bounding the said premises. The above description as to ParcelNo. 1 being the result of a survey made by the Jennings Lawrence Company,by Lawrence Jackman,registered surveyor on July 19, 1971, and as to ParcelNo.2 from a survey made by the Jennings-Lawrence Company in May, 1971 and as revised by Harold F. McClory, Registered Engineer No. 4897 on October 5, 1971. Parcel Four Situated in the County of Ucking, State of Ohio, Township of Union: That certain t1act or parcel of land situate in Union Township,Ucking County, Ohio and being part of Section 16, Township 17, Range 18, Refugee Lands, and being more particula-rly described as follows: Beginning at a concrete monument at the intersection of the center line of original State Route 37 and the Southerly right-of-way line of Interstate Route 70; said concrete monument being 490.00 feet Southerly (as measured at right angles from the center line of Interstate Route 70) from Station 718 + 83.3; Thence North 61o 09' 30" East along the Southerly right-of-way line of Interstate 70 a distance of 66.00 feet to an Iron pin; Thence South 280 ST 30" East a distance of 786.00 feet to an iron pin; Thence South 340 10' 30" West and parallel to the center line of original State Route 37 a distance of 514.96 feet to an Iron pin; Thence North 75° 43' 30" West a distance of 585.19 feet to a nail in the center line of the original State Route 37; Thence North 34° 10' 30" East along the center line of original State Route 37 a distance of 451.52 feet to a point; Thence North 88° 32' 09" West a distance of 54.84 Feet to Station 49 + 25.3 on the center llne of relocated State Route 37; Thence Northerly and with a curve to the left having a radius of 954.93 feet, the chord of which bears North 170 20' 47' East,a chord distance of 37.37 feet to Statton 49 + 62.66 on the center line of relocated State Route 37; Thence continuing along the center line of relocated State Route 37 along a curve to the left,the chord of which bears North go 13' 30" East a chord distance of 349.46 Feet to Station 53 + 12.68 on the center line of relocated State Route 37; Thence North 5° 43' 30" East continuing along the center line of relocated State Route 37 a distance of 127.82 feet to Station 54+ 40.5 on the center line of relocated State Route 37, said point being in the Southerly rlght-of-way line of Interstate Route 70; 3 of5

Thence South 54º 34' 10" East and along the Southerly right-of-way line of Interstate 70 a distance of 162.45 feet to a point in the center line of original State Route 37, said point being 141.10 feet right of Station 53 + 60 on the center line of relocated State Route 37;

Thence North 2º 44' 50" East and along the center line of original State Route 37 a distance of 150.20 feet to the Place of Beginning, containing 11.600 acres;

Together with an easement 20 feet in width extending from the Southeasterly corner of the above described tract Southerly to the center line of South Fork Licking River for purposes of drainage from the above described tract; the center line of said easement being more particularly described as follows:

Beginning at a point in the Southerly line of the above described tract, said point being North 75º 43' 30" West a distance of 10.64 feet from an iron pin at the Southeasterly corner of the above described tract;

Thence South 34' 10' 30" West a distance of 425 feet, more or less, to the center line of South Fork Licking River, the point of ending of the herein described easement.

All of the above-described parcels one through four being the same as follows:

Being all of the 14.560 Ac., 1.3 Ac., 1.007 Ac. and the 0.488 Ac. tracts conveyed to the Pure Oil Company and Union Oil Corporation of California; Situated in the Northwest Quarter of Section 16, Township 17, Range 18, of the Refugee Lands, Union Township, Licking County, Ohio and being further described as follows:

Beginning at an existing Concrete Monument on the South Right-of-Way Line of Interstate 70 at 490 feet Right of Centerline Station 718+83.3 of Said Interstate 70; said Concrete Monument also being 133.3 feet Right of Station 55+10 of State Route 37 (1956 Survey);

Thence with the said South Right-of-Way Line of Interstate 70, North 61 Degrees 30 Minutes 57 Seconds East, passing an Existing Iron Pin (5/8" Rebar) of 66.00 feet, a total distance of 443.30 feet to an Existing Iron Pin (5/8 Rebar);

Thence continuing with the said South Right-of-Way Line North 71 Degrees 00 Minutes 00 Seconds East 95.66 feet to an Existing Iron Pin 3/4" Id. Pipe);

Thence leaving the said Right-of-Way Line and with the East Line of the above mentioned 14.56 Acre tract South 02 Degrees 54 Minutes 53 Seconds West 902.41 feet to an Existing Iron Pin (3/4 Id. Pipe);

Thence leaving the said 14.56 Acre tract and with the East Line of the above mentioned 1.007 Acre tract South 12 Degrees 23 Minutes 30 Seconds West 452.30 feet to an Existing Iron Pin (5/8" Rebar) on the North Line of a 2.073 Acre tract conveyed to I-80 Investments Corporation by deed recorded in Official Record 69, Page 93 of the said County Records:

Thence with the North Line of the 2.073 Acre tract and the North Line of a 2.5348 Acre tract conveyed to the said I-80 Investment Corporation North 84 Degrees 50 Minutes 00 Seconds West, passing an Existing Iron Pin (1/2" Rebar, of 220.00 Feet, a total distance of 647.69 feet to an Existing Iron Pin (1/2 ' Rebar - Bent);

Thence Continuing with the said North Line North 47 Degrees 54 Minutes 55 Seconds West, passing an Existing Iron Pin (1/2" Rebar) at 101.14 feet, a total distance of 156.60 feel to a point in State Route 37;

Thence with the center of Old State Route 37 North 34 Degrees 10 Minutes 50 Seconds East 451.43 feet to an Iron Pin Set (5/8" Rebar) at 47' Right of Station 49+40.5 or relocated State

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Route 37 (1956 Survey) at the Southeasterly comer of a 51Acre tract conveyed to Gladys M. Keller as recorded in Deed Volume 497, Page 390 of the said County Records (Also the Southeast Comer of the previously mentioned 1.3 Acre tract); Thence with the South Une of the said Keller tract South 89 Degrees 42 Minutes 12 Seconds West 49.50 feet to a point in the center of relocated State Route 37 at Station 49+25.3; Thence leaving the said South Une and with the center of the relocated State Route 37 (and the West Une of the said 1.3 Acre tract) the next 3 courses and distances. I 1) with a rurve to the left having a radius of 954.93 feet (Chord Bearing North 17 Degrees 20 Minutes 47 Seconds East 37.37 feet) an arc distance of 37.37 feet to a point at C.S. Station 49+62.68 2) wlth a spiral curve to the left having a 6 Degree curve (Chord Bearing North 09 Degrees 13 Minutes 30 Seconds East 349.<18 feet) a splrallength of 350.00 feet to a point at S.T.Station 53+12.68 3) North OS Degrees 43 Minutes 30 Seconds East 127.82 feet to a point at the Intersection with the South Right-of-Way Une of Interstate 70; Thence leaving the said centerline and with the said Right-of-Way Une South 5<1 Degrees 3<1 Minutes 10 Seconds East 162.45 feet to an Iron Pin Set (5/8" Rebar) In the center of Old State Route 37 at 141.10 feet right of Centerline Station 53+60; Thence Continuing with the said Right-of-Way line and with the center of said Did State Route 37 North 02 Degrees 44 Minutes 50 Seconds East 150.20 feet to the Place of Beginning. Containing 17.3706 Acres (Total) with 2.2665 Acres in State Right-of-Way (State Route 37), Subject to all Legal Road Right-of-Way of State Route 37 and all other applicable easements. Also a 20 foot wide drainage easement as described and recorded In Deed Volume 565,Page 376 extending from the Southeast Corner of the 14.560 Acre tract to the center of South Fork Ucking River. 5of5

J!,Atl1J:HT A-27 TA Kingsville 5551 St. Rt. 193 Kingsville. OH Legal Description Situated in the Township of Kingsville,County of Ashtabula and State of Ohio: being known as parts of Lots 17 and 18 in Kingsville Twp.,Ashtabula County, Ohio, and being more fully desaibed as follows: Beginning at a point where the center line of State Route 170 (now known as SR 193) is . intersected by the lot line between Lots 17 and 18,Kingsville Twp., said point being 657.41 feet southerly from the center line Intersection of State Route 84, as measured along the center line of State Route 170 (now known as SR 193); Thence running due South along the center line of State Route 170 {now known as SR 193), 894.45 feet to a point; Thence running N. 88 degrees 20' 30" W., parallel to the Northerly line of land now owned by W.A. & B.J. Mitrovich,30.01 feet to an iron pin in the westerly line of State Route 170 {now • known as SR 193); Thence continuing In the same course 484:99 feet to a point; Thence running due South parallel to the center line of state Route 170 (now known as SR 193), 300 feet to a point In the northerly line of land now or formerly owned by Ira M. Miller; Thence running N. 88 degrees 20' 30" W. along Millers Northerly line 100 Feet to an iron pin; Thence runningS. 89 degrees '57' 10" W. along Miller's Northerly line no.87 feet to a point in the Northerly right-of-way of the Oeveland Electric Illuminating Co.high line; Thence running N. 70 degrees 56' 04" W. along the C.E.I.Co. high line northerly right-of-way line 534.25 feet to a point in the lot line between lots 18 and 19,Kingsville 1\vp., Thence running N. 0 degrees 03' 24" W. along the lot line between lots 18 and 19 Kingsville Twp. 30.n feet to an Iron pipe In the Southerly line of Interstate Route 90; Thence running Northeasterly along the Southerly line of Interstate Route 90,said line being a curve having a radius of 21,335.92 feet a chord length and bearing of 237.76 feet, N. 43 degrees 19' 06" E., an arc distance of 237.80 feet to an iron pipe in the Southwest corner of land formerly owned by G.A. Rexroad; Thence continuing Northeasterly along the Southerly line of Interstate Route 90, along a curve having an angle of 2 degrees 37' 50", an arc distance of 979.57 feet, a chord bearing of N. 44 degrees 57' E., a chord distance 979.49 feet to an Iron pipe;said Iron pipe being 150 feet right of center line station 371+100, center line survey by Ohio State Highway Dept,Interstate Route 90• I Thence running N. 52 degrees 19' 10" E. along said southerly line of Interstate Route 90, 544.21 feet to a point; Thence running 5. 0 degrees 07' 30" W. a distance of 210.41 feet to a point In the lot line between Lots 17 and 18, Kingsville Twp.; Thence running 5. 88 degrees 20' 30" E. along the lot line between Lots 17 and 18,Kingsville Twp.,575.45 feet to an iron pin In the westerfy line of State Route 170 {now known as SR 193); thence continuing in the same course 30.01feet to the place of beginning and containing 36.96 acres of land. A survey of this property was made by Jesse W. Hart, et al. All of above described land being the same as follows: Situated In the Township of Kingsviile County of Ashtabula, State of Ohio, and known as being part of Lots 17 and 18 of said Township, and further described as follows: Iof)

Beginning at a point in the centerline of State Route 193 at the intersection of the North line of Lot 18, said point known as Highway Station 197+72.67,being South 657.41 feet (deed & measured) from a o/4 inch diameter iron pin (found in a monument box) at the intersection of the centerline of State Route 84:Thence South (deed), along the centerline of State Route 193, 894.45 feet (deed & measured) to a point at the Northeast comer of lands deeded to J. Starzynski In Volume 697,Page 970 Ashtabula County Deeds. Thence North 88 degrees, 17 minutes, 52 seconds West-observed, (North 88 degrees, 20 minutes, 30 seconds West-deed),along Starzynski's North line and passing thru an Identified Iron pin (set at 75.03 feet) on the West line of State Route 193, 515.00 feet (deed and measured) to an Identified iron pin (set) at Starzynskl's Northwest comer. Thence South,parallel with State Route 193, along Starzynski's West line,300.00 feet (deed and measured) to an identified iron pin (set) at Starzynski's Southwest comer,also being on the North Line of lands deeded to Penn Ohio Plaza Inc. as Tract 2 in Volume 700,Page 238 Ashtabula County Deeds. Thence North 88 degrees,17 minutes, 52 seconds West-observed,(North 88 degrees,20 minutes, 30 seconds West-deed),along the North line of said Tract 2, 100.00 feet (deed & measured) to an identified Iron pin (set). Thence North 89 degrees, 58 minutes,31seoonds West-observed,(North 89 degrees, 57 minutes, 10 seconds West-deed), 771.58 feet-observed, (770.87 feet-deed), to a 1Inch diameter Iron pipe (found) at the Northwest comer of said Tract 2,also being on the northerly line of lands deeded to the Oeveland Bectric Illuminating Company. Thence North 70 degrees,53 minutes, 02 seooncls West-observed, (North 70 degrees,56 minutes 02 seconds West-deed), along the Illuminating Company's northerly line 534.40 feet observed,(534.25 feet-deed), to an Identified Iron pin (set) on the West line of Lot 18. Thence North 00 degrees, 03 minutes, 24 seconds West (deed), along the lot line,28.99 feet observed, (30.72 feet-deed), to an Identified iron pin (set) on the southerly line of Interstate 90. Thence in a northeasterly direction, following along the southerly line of Interstate 90,curving to the right, said curve having a radius of 21,335.92 feet,an arc distance of 1218.42 feet-observed, (1217.37 feet-deed), a chord distance of 1216.25 feet, bearing North 44 degrees, 37 minutes, 34 seconds East-observed, and passing thru a 1/z Inch diameter Iron pipe (found 0.45 feet southwesterly from) a point, which falls in a 12 inch diameter tree. Thence North 52 degrees, 19 minutes, 23 seconds East-observed,(North 52 degrees, 19 minutes, 10 seconds East-deed), along the southerly line of Interstate 90, 544.72 feet-observed, (544.21feet-deed),to an Identified iron pin (set) at the Northwest comer of lands deeded to Emro Marketing Co. in Volume 20,Page 1442 Ashtabula County Rerorder's general Index. Thence South 00 degrees,08 minutes, 25 seconds West-observed, (South 00 degrees, 07 minutes, 30 seconds West-deed),along Emro Marketing's West line, 210.41feet (deed & measured) to an Identified iron pin (set) at Emro Marketing's Southwest wmer. Also being on the North line of lot 18. Thence South 88 degrees, 20 minutes,58 seconds East-observed, (South 86 degrees, 20 minutes, 30 seconds East-deed),along Emro Marketing's South line,being the lot line, 565.44 feet to an identified iron pin (set);Thence, continuing In the same direction,along the lot line, 40.02 feet,to the place of beginning and containing 36.943 acres of land but subject to alllegal highways, more specifically being part of an easement to the State of Ohio,as Parcel No. 3, recorded In Volume 647,Page 211 Ashtabula County deeds, and further described as follows: Beginning at a point in the centerline of State Route 193, at the North line of Lot 18,being 2of3

Highway Station 197+72.67: Thence South, along the centerline of State Route 193,894.45 feet to the Southeast comer of the abov scribed lands. Thence North 88 degrees, 17 minutes, 52 semnds West, along the South property line, 75.03 feet to an Identified iron pin. Thence North,169.55 feet to an angle point. Thence North 25 degrees,33 minutes, 54 seconds East, 55.90 feet to an angle point. Thence North,300.00 feet to an angle point. Thence North 26 degrees,33 minutes, 54 seconds East, 33.54 feet to an angle point Thence North, 70.00 feet to an angle point Thence East, 5.00 feet to an angle point Thence North,273.54 feet to a point on the North line of Lot 18. Thence South 88 degrees,20 minutes, 58 seconds East, along the lot line 30.01 feet to the place of beginning and containing 0.984 acres of lane!. Being the same properties deeded to the Union Oil Company of California by deed Volume 684, Page 497 of the Ashtabula County Record of Deeds. J ofJ

EXHIBIT A-28 TA Oklahoma City West 501 South Morgan Road Oklahoma City. OK Part of the East Half (E/2) of the Northeast Quarter (NE/4) of section Two (2), Township Eleven (11) North, Range Five (5) West of the Indian Meridian, Canadian County, Oklahoma, being more particularty described as follows: Beginning at a point located on the Noi'Uieast Comer of said Section Two (2); ThenSouth 00'"35'39" West along the East Une of said Section a distance of 647.0 feet and North 89°56'42" West parallel to the North of said Section a distance of 75.00 feet to the Point of Beginning; Thence from said Point of Beginning continuing North 89°5&'42" West parallel to and 647.00 feet South of the North One of saki 5ed:ionTWo{2) a distance of 1249.99 feet to the West line of said East Half {E/2) of Section Two (2); Thence South 00°2.9'52" West along said West line of the East Half (E/2) a distance of 683.99 feet to a point on the North right-or-way line of Interstate Highway No. 40; Thence North 89°35'09" East along said right-of-way line a distance of 888.53 feet; Thence North 78°16'33" East along said right-of-way line a distance of 127.48 feet} Thence North 89°35'09" East along said right-of-way line a distance of 235.88 feet to the West right-of-way line of Morgan Road; Thente North 0.0°35'39" East along said West right-of-way, said line being 75.0 feet West and parallel to the East line of said 5ectlon Two (2) a distance of 648.76 feet to the Point or Pface of Beginning. Together with a non exclusive perpetual driveway easementcreated in Warnntv Deed remrded In Book 446, page 360, more particularly described as follows: Beginning at a point located on the Northeast Comer of said Section Two (2),South 00°35'39.West along the East line of said Section Bl cfiSI:ilnc:e of 647.o feet and North 89°56'42• West parallel to the North of said section a distance of 75.00 feet to the Point of Beginning; Thence from said Point of Beginning continuing North 89'"56'42'" West parallel to and 647.00 feet South of the North line of said Section Two (2) a distance of 100.00 feet; Thence North 00°35'39" East a distance of 25.00 feet; Thence South 89°56'42" East a distance of 100.00 feet to a polt on the West right-of way line of Morgan Road; Thence South 00°35'39• West and along said West right-of-way line a distance of 25.00 feet to the Point of Beginning.

EXHIBIT A-29 TA Aurora 21856 Bents Road, NE Aurora (Portland). OR A parcelof land located in the Amable Arquait Donation land Oalm No. '15 in the Southeast one-quarter of Section 9,Township 4 South,Range 1 West of the Willamette Meridian,Marion County,Oregon and more partia.Jiarly described as follows: Beginning at an iron rod on the Easterly right-of-way line of County Road No.'125, said point being South 08°07'00" East along the centerline of said County Road a distance of 1,666.58 feet (the deed calls this 1,667.50 feet) and North 73°21'00" East a distance of 30.3'1 feet from the Southeast cor:ner of the David Crawford Donation land Oalm No. 41; thence continuing North 73°21'00" Ea5t a distance of 629.6'1 feet (the deed calls this 630.05 feet); thence North 30°08'00" East a distance of 721.88 feet (the deed calls this 722.11 feet) to a point on the Southerly line of that parcel of land conveyed to Louis N. Racette et al, and recorded in Volume269,page 508,Marion County Deed Records;thence North 73°21'00" East along the Southerly line of said Racette property a distance of 479.69 feet (the deed calls this 479.64 feet) to a point on the Westerly right-of-way line of Padllc Highway (Interstate No. 5);thence South 30°08'00" West along said Westerly right-of-way line a distance of t897.70 feet (the deed calls this 1898.17 feet); thence South 42°36'38" West,(the deed calls this South 42°36' West) along said Westerly right-of-way line a distance of 169.5'1 feet (the deed calls this 189.59 feet);thence South 46°20'55" West (the deed calls this South 46°19'00" West) along said Westerly right-of-way line a distance of 161.22 feet (the deed calls this 161.43 feet); thence North 59°54'00" West along said right-of-way line a distance of 104.21 feet (the deed calls this 104.28 feet);thence continuing along said right-of-way line Northwesterly along a 246.48 foot radius rurve to the right, through a centralangle of 00°40'02" an arc distance of 2.87 feet (the long chord of said curve bears North 08°29'44" West (the deed calls this North 08°28' West a distance of 2.87 feet); thence South 81°53'00" West along said right-of-way line a distance of 3.65 feet; thence North 59°54'00" West along said right-of-way line a distance of 7.17 feet to a point on the Easterly right-of-way line of County Road No. 425;thence North 08°07'00" West along said Easterly . right-of·way line a distance of 900.66 feet (the deed calls this 900.92 feet) to the point of beginning.

EXHIBIT A-30 Ti\ I farborcrcck -1050 Depot Road Eric (Harborcreek). Pi\ ALL THAT CERTAIN piece or parcel of land, Situated In the Township of Harborcreek,Coonty of Erie, Commonwealth of Pennsylvania1 being part oF Tract #193 and #194, and more fully bounded and described as follows( to wit: BEGINNING at an existing iron pipe at the intersection of the West line of Depot Road,Pennsylvania Route 531(S.R. 0531) with the North line of Interstate 90 (S.R. 0090),said existing Iron pipe being the Southeast comer of the parcel herein described; thence along the North line of Interstate 90 (S.R. 0090) South 63 degrees 52 minutes 08 seronds West a distance of 87.34 feet to a point;thef1ce continuing along the same by a curve to the lett having a radius of 1019.93 feet, an arc distance of 292.98 feet and a chord distance of 291.97 reet with a direction of South 55 degrees 38 minutes 23 seCDnds West to a point; thence continuing along the same South 47 degrees 25 minutes 11seconds West a distance of 670.03 feet to a point; thence rontinulng along the same by a rurve to the right having a radius of 1353.39 feet, an an: distance of 181.02 feet and a chord distance of 180.88 feet with a direction of South 51degrees 14 minutes 49 seconds West to a point; thence continuing along the same South 34 degrees 55 minutes 16 seconds East a distance of 42.93 feet to a point; thence continuing along the same South 58 degrees 32 minutes 46 seconds West a distance of 1425.52 feet to a point,being the Southeast comer of the lands of now or formerly Oifford A. and Patrida A. cass; thence along the lands of cass North 80 degrees 04 minutes 10 seconds West a distance of 486.91 feet to an existing iron pin;being the Southwest wmer of the parcel herein described; thence continuing along the same North 02 degrees 26 minutes ll seconds East a distance of 97.04 feet to an existing (disturbed) stone monument;thence continuing along the same North 00 degrees 15 minutes 24 seconds East a distance of 1153,48 feet to an existing iron pin; thence continuing along the same South 88 degrees 32 minutes 00 seconds East a distance of 1203.86 feet to an existing iron pin; thence continuing along the same North 00 degrees 36 minutes 28 seconds East a distance of 614.95 feet to an existing iron pin; thence continuing along the same South 88 degrees 14 minutes 48 seconds East a distance of 66.08 feet to an existing iron pin on the Westem line of lot #2 as shown on Plat of Survey entitled TRAVEL PORTS OF AMERICA,INC., SUBDMSION 1-97, dated June 1997 and recorded In the Erie County Courthouse in Erie County Plan Book _ page , thence along said Lot #2 South 01degrees 32 minutes 34 seconds West, a distance of 41.63 feet to an iron pin set,being the Southwestern corner of said lot #2; thence along the same and the North line a 50 foot wide right of way (for future dedication to Harborcreek Township for use as a Township Road) due East a distance of 545.25 feet to an Iron pipe set,being the Southeastern corner of said Lot #2;thence along the right of way for future dedication due North a distance of 20.00 feet to an Iron pipe set; thence along the Eastem line of said Lot #2 North 35 degrees 49 minutes 42 seconds West a distance of 398.31 feet to an iron pipe set; thence along the same North 00 degrees 22 minutes 50 seconds East a distance of 311.78 feet to an existing iron pipe being the Southwest c'omer of the lands of now or formerly Joseph Sklndelf; thence continuing along the lands of Skindell South 35 degrees 49 minutes 41 seconds East a distance of 687.61 feet to an existing iron pin; thence continuing along the same North 20 degrees 11 minutes 55 seconds East a.·distance of 511.35 feet to a point In the center of Depot Roap; thence by and along the centerline of said Depot Road South 69 degrees 48 minutes 05 seconds East a distance of 262.86 feet to a point;thence by the same South 66 degrees 22 minutes 00 seconds East a distance of 147.76 feet to a point; thence by the same South 54 degrees 58 minutes 15 seconds East a distance of 98.37 feet to a point; thence by the same South 35 degrees 46 minutes 30 seconds East a distance of 94.00 feet to a point;thence by the same South 12 degrees 34 minutes 35 seconds East a distance of 85.00 feet to a point;thence by the same South 01degrees 34 minutes 32 seconds West a distance of 206.78 feet to a point;thence by the same South 01degrees 35 minutes 38 seconds West a distance of 127.60 feet to a point;thence at a right angle to the centerline of said Depot Road North 88 degrees 24 minutes 22 seconds West a distance of 12.00 feet to a point; thence North 83 degrees 49 minutes 22 seconds West a distance of 46.00 feet to a point on the West line of Depot Road; thence along the West line of Depot Road South 06 degrees 11 minutes 39 seconds West a distance of 133.09 feet to an existing iron pipe and place of BEGINNING. CONTAINING 66.79 acres of land be the same more or less. I of2

EXCEPTING THEREOUT AND THEREFROM THE FOLLOWING:
1. Deed from Travel Ports of America, Inc. to R.W. Sidley, Inc., recorded 1/27/1998 in Record Book 539 page 2051.
2. Deed from TA Operating Corporation to SKNM, Inc., recorded 11/24/2004 in Record Book 1192 page 1483.
3. Deed from TA Operating Corporation to Cleveland Brothers Equipment Co., Inc., recorded 01/06/2006 in Record Book 1299 page 406.

BEING Tax Parcel No. 27-064-211.0-013.00.

BEING the same premises which Travel Ports of America, Inc., a New York Corporation by Deed dated 11/20/1997 and recorded 11/21/1997 in the County of Erie in Record Book 530 page 1248, conveyed unto Travel Ports of America, Inc., a New York Corporation, in fee.

AND the said Travel Ports of America, Inc., a New York Corporation, has since merged with and into TA Operating Corporation, a Delaware Corporation, by virtue of a Certificate of Merger dated 6/3/1999 and recorded 6/15/1999 in Record Book 642 Page 2010.

2 of 2

EXHIBIT A-31 TA Harrisburg 7848 LinglestO\Vn Road Harrisburg. P A Legal Description TRACT NO. I: AllTHAT CERTAIN tract of land situated in West Hanover Township,Dauphin County,Pennsylvania,as shown on the Survey as prepared by Roy M. Benjamin Associates,Inc., dated January 27, 1973, bounded and described as follows, to wit: BEGINNING at a iron pin at the intersection of the Western Rlght-Qf-Way line of a proposed service road and the Northern Right-of-Way line of Pennsylvania legislative Route No. 22006 (Traffic Route 39); THENCE exte ing (1) along said Northern Right-of-Way line of Pennsylvania legislative Route No. 22006 on a curve to the right, having a radius of 2,804.93 feet for the arc distance of 135.37 feet (chord bearing and distance of said arc being North 67 degrees 52 minutes 00 seconds West,135.35 feet) to a stake;THENCE (2) still along said Northern Right-of-Way line of Pennsylvania legislative Route No. 22006,North 66 degrees 29 minutes 30 seconds West,39.65 feet to an iron pin at the Southeast comer of lands now or formerly of Paul L Stough,et ux; THENCE (3) along said lands of Stough,North 29 degrees 02 minutes 43 seconds East,. 228.81feet to an iron pin in fine of lands now or formerly of Aorence Horton;THENCE (4) along said lands of Horton,South 89 degrees 00 minutes 00 seconds East, 200.00 feet to a post In line of land now or formerly of William M. Collis;THENCE (5) along said lands of Collis,South 05 degreeS 14 minutes 00 seconds West, 153.00 feet to an iron pin on the said Western Right-of-Way line of the proposed service road;and THENCE (6) extending along said Western·Right-of Way line of proposed service road, the following three (3) courses and distances: (a) South 85 degrees 53 minutes 00 seconds West 49.64 feet to an iron pin at a point of curve;(b) in a Southwesterly direction on a curve to the left having a radius of 80.00 feet for the arc distance of 91.40 feet (chord bearing and distance for said arc being South 53 degrees 09 minutes 20 seconds West, 86.53 feet) to an iron pin; and (c) South 20 degrees.24 minutes 20 seconds West, 48.00 feet to the point and place of BEGINNING. CONTAINING 1.225 acres. 'TRACT NO. II: AlllliAT CERTAIN tract of land situated in West Hanover Township, Dauphin County,Pennsylvania, as shown on the Survey as prepared by Roy M. Benjamin Associates, Inc., dated January 27, 1973, bounded and descrlbed as follows, to wit: BEGINNING at an iron pin at the Intersection of the Eastern Rlght-of-Way line of a proposed service road and the Northern Right·of-Way line of Pennsylvania Legislative Route No. 22005 (Traffic Route 39); THENCE extending (1) along said Eastern Right-of-Way nne of a proposed service road in a Northeasterly direction on a curve to the right having a radius of 40.00 feet for the arc distance of 45.72 feet (chord bearing and distance of said arc being North 53 degrees 11 minutes 00 seconds East, 43.24 feet) to an iron pin;THENCE (2) still along said Eastern Rlght·of-Way line of proposed service road, North 85 degrees 53 minutes 00 seconds East,feet to an iron pin in line of lands now or formerly of East, 43.06 feet to an Iron pin in line of lands now or formerly of William M. Collis;THENCE (3) along said lands of Collins,South OS degrees 14 minutes 00 seconds West, 56.16 feet to an iron pin on the said Northern Right-of-Way line of Pennsylvania legislative Route No. 22006; and THENCE (4) along said Northern Right-of-Way line of Pennsylvania legislative Route No. 22006,North 67 degrees 37 minutes DO seconds West, 77.28 feet to the point and place of BEGINNING. CONTAINING 0.06 of an acre. 'ffiACT NO.Ill: AllTHAT CERTAIN tract of land situated in West Hanover Township,Dauphin County, Pennsylvania, bounded and described in accordance with a Survey by Gerald R.Grove,Registered Professional

Engineer,dated July 9, 1979,as follows, to wit: BEGINNING at a point on the Northern Right-of-Way line of Route No. 39 (LR. 22006) at lands of Truck Terminal Motel of AmeriCa, Inc.;lliENCE along the same,North 00 degrees 10 minutes 02 seconds East, 136.66 feet to lands of Dauphin County IndustrialDevelopment Authorfty; THENCE along same, South 89 degrees East, 275.55 feet to an Iron pin;THENCE along the same,South 26 degrees 49 minutes 52 seconds West, 229.09 feet to the said Route No.39;THENCE along the same, North 67 degrees 10 minutes 54 seconds West,187.14 feet to the place of BEGINNING. CONTAINING .023 acres, more or less. TRACT NO. IV: AUTHAT CERTAIN tract or parcelof land situated In the Township of West Hanover,County of Dauphin, - Commonwealth of Pennsylvania, bounded and described as follows, to wit: BEGINNING at a point on the Northern Right-of-Way line of SR 0081 Interstate 81, said point being referenced 150.00 feet Northerly direction from Station 643+21.91of the South bound lane of Interstate 81;THENCE from the point ofbeginning along the Northern Right-of-Way Hne of Interstate 81, the following courses: South 46 degrees, 58 minutes,26 seconds West,for a distance of 121.91 feet to a point; THENCE North 43 degrees, 01minute, 34 seconds West,for a distance of 20.00 feet to a point; THENCE South 46 degrees, 58 minutes,26 seconds West, for a distance of 250.00 feet to a point; THENCE North 43 degrees,01minute, 34 seconds West, for a distance of 10.00 feet to a point;THENCE South 46 degrees,58 minutes, 26 seconds West,. for a distance of 450.00 feet to a point;THENCE South 43 degrees,01minute, 34 seconds East, for a distance of 56.64 feet to a point;THENCE South 50 degrees,38 minutes,09 seconds West, for a distance of 232.15 feet to a point;THENCE along Ramp "C' of SR 0061 Interstate 81,the following courses;TI-IENCE along an arc of a curve,curving to the right, having a radius of 1352.69 feet,an arc length of 332.68 feet, the chord of which being,South 57 degrees 40 minutes, 54 seconds West,for a distance of 331.{14 feet to a point;THENCE South 64 degrees, 43 minutes,38 seconds West, for a distance of 1373.66 feet to a point; TI-IENCE along an arc of a curve, curving to the right,having a radius of 520.00 feet,an arc length of 277.27 feet, the chord of which being,South 82 degrees, 00 minutes,03 seconds West, for a distance of 273.96 feet to a point;THENCE North 84 degrees, 43 minutes,33 seconds West, for a distance of 289.06 feet to a point;TI-IENCE along an arc of a curve,curving to the rlght,having a radius of 2756.93 feet, an arc length of 8.46 feet, the chord of which being North 78 degrees, 42 minutes,53 seconds West. for a distance of 8.46 feet to a point;lliENCE along a Right-of-Way of a service road that serviced part of this property, along an arc of rurve,curving to the right, having a radius of 40.00 feet, an arc length of 45.66 feet,the chord of which being North 44 degrees, 35 minutes, 27 seconds East, for a distance of 43.22 feet to a point; THENCE North 77 degrees, 17 minutes 20 seconds East, for a distance of 41.50 feet to a point; TI-IENCE North 01 degree,38 minutes,57 seconds West, for a distance of 40.76 feet to a point; TI-IENCE South 77 degrees, 17 minutes,20 seconds West, for a distance of 49.32 feet to a point;THENCE along an arc of a rurve, curving to the left,having a radius of 80.00 feet,an arc length of 91.46 feet, the chord of which being South 14 degrees, 32 minutes, 20 seconds West, for a distance of 86.56 feet to a point;THENCE South 11 degrees, 47 minutes 20 seconds West, for a distance of 47.93 feet to a point on the Northern Right· of-Way line of Unglestown Road (SR 0039);TI-IENCE in a Northwesterly direction along an arc of curve, curving to the right,having a radius of 2804.93 feet,an arc length of 135.30 feet,the chord of which being North 76 degrees 25 minutes, 12 seconds West, for a distance of 135.36 feet to a point; THENCE Nortti 75 degrees, 02 minutes,14 seconds West, for a distance of 225.90 feet to a point; TI-IENCE along land now or formerly of C&G Realty Co.,North 05 degrees,52 minutes, 51seconds West, for a distance of 1040.59 feet to a found iron pin; TI-IENCE along land now or formerly of Frank and linda Mediate, South 68 degrees, 56 minutes,33 seconds East, for a dlstance·of 525.29 feet to a found Iron pin; THENCE along same, North 79 degrees 53 minutes, 14 seconds East, for a distance of 1302.08 feet to a 2 of4 found iron pin;TiiENCE along land now or formerly of Richard and aare Martin,the following courses, North 75 degrees, 37 minutes,55 seconds East, for a distance of 310.66 feet to a found Iron pin; TiiENCE North 70 degrees,18 minutes, 48 seronds East, for a distance of 91.21feet to a found iron pin; THENCE North 76 degrees,57 minutes,44 seconds East, for a distance of 809.85 feet to a found stone; THENCE North 74 degrees, 53 minutes, 46 seconds East, for a distance of 353.67 feet to a found stone; THENCE North 88 degrees 28 minutes, 41 seconds East, for a distance of 66.82 feet to a point, the Point of BEGINNING. CONTAINING 54.003 acres of land, ALSO BEING INSURED AS FOLLOWS: ALSO ENCUMBERING TI-lE FOLLOWING DESCRIBED LAND TO THE EXTENT NOT INO.UOED IN THE AFOREDESCRIBED LAND: ALL 11-iAT CERTAIN tract of land situated in West Hanover Township,Dauphin County,Pennsylvania,as shown on the Survey as prepared by Roy M. Benjamin Assodates, Inc.,dated January 27, 1973,bounded and described as follows, to wit: BEGINNING at a point on the Northern side of Legislative Route 1005,Interstate 81;THENCE North 02 degrees 23 minutes East, a distance of 240.00 feet: THENCE South 89 degrees 30 minutes West, a distance of 486.75 feet;THENCE North 01degree 30 minutes West, a distance of 810.15 feet; THENCE North 00 degrees 15 minutes East,a distance of 123.75 feet;THENCE South 60 degrees 30 minutes East, a distance of 549.95 feet;THENCE North 85 degrees 30 minutes East,a distance of 1617.00 feet; THENCE North 58 degrees 00 minutes East, a distance of 85.8 feet; THENCE North 82 degrees 00 minutes East,a distance of 841.5 feet;THENCE North 80 degrees 30 minutes East 1a distance of 346.5 feet;THENCE South 86 degrees 00 minutes East, a distance of 61.0 feet;THENCE along the Northern Right-of-Way of Legislative Route 1005,Interstate 81,by the following thirteen (13} courses:South 51 degrees 30 minutes West, a distance of 121.0 feet; THENCE North 38 degrees 30 minutes West,a distance of 18.0 feet; THENCE South 51degrees 30 minutes West, a distance of 250.0 feet; THENCE North 38 degrees 30 minutes West, a distance of 10 feet; THENCE South 51 degrees 30 minutes West, 450.3 feet;THENCE South 38 degrees 30 minutes East, a distance of 57.0 feet;THENCE South 56 degrees 57 minutes 25 seconds West,a distance of 267.04 feet;THENCE by a curve concaved to the North having a radius of 1335.00 feet, and an arc length of 233.16 feet 1 a central angle of 10 degrees 00 minutes 25 seconds,a tangent of 116.88 feet and a chord length of 232.88 feet; THENCE South 66 degrees 57 minutes West, a distance of 433.12 feet;THENCE by a curve concaved to the North having a radius of 2291.0 feet, an an arc length of 155.94 feet, a central angel of 03 degrees 54 minutes 00 seconds,a tangent of 78.00 feet,a chord length of 155.91feE!t;THENCE South 71degrees 51 minutes West,a distance of 737.68 feet;THENCE by a curve amcaved to the North having a radius of 820.00 feet, and an arc length of 375.92 feet,a centralangle of 26 degrees 16 minutes 00 seconds,a tangent of 191.32 feet and a chord length of 372.64 feet; THENCE North 81degrees 53 minutes West,a distance of 233.68 feet to the point and place of BEGINNING. CONTAINING 52.69005 acres. BEING Tax Parcel 68-020-011 BEING as to Tracts I, rr, and Ill the same premises which Truckstops Corporation of American, by Deed dated 12/09/1993 and recorded 12/15/1993 in Dauphin County at Record Book 2127 page 176,granted and conveyed unto TA Operating Corporation,a Delaware Corporation,in fee. BEING as to Tract IV the same premises which Truckstops Corporation of AmeriW,by Quit Claim Deed dated 12/09/1993 and recorded 12/15/1993 in Dauphin County at Record Book 2127 page 181, granted and conveyed unto TA Operating Corporation, a Delaware Corporation,In tee. 3 of4

ALSO BEING as to Tract IV the same premises which BP Oil & Exploration Inc.,by Quit Claim Deed dated 12/09/1993 and recorded 12/15/1993 in Dauphin County at Record Book 2127 page 196,granted and conveyed unto TA Operating Corporation, a Delaware Corporation,in fee. ALSO BEING the same premises which BP Oil&. Exploration Inc., by Deed dated 12/09/1993 and recorded 12/15/1993 in Dauphin County at Record Book 2127 page 192, granted and amveyed unto TA Operating Corporation,a Delaware Corporation,in fee. 4of4

EXHIBIT A-32

TA Knoxville
608 Lovell Road
Knoxville, TN

LAND LYING IN KNOX COUNTY, BEGINNING AT AN IRON PIN IN THE SOUTHWEST RIGHT-OF-WAY OF DUTCHTOWN ROAD AND BEING NORTH 13 DEGREES 02 MINUTES 00 SECONDS EAST, 397.3 FEET FROM AN IRON PIN MARKING THE POINT OF INTERSECTION OF DUTCHTOWN ROAD AND LOVELL ROAD; THENCE LEAVING SAID RIGHT-OF-WAY SOUTH 70 DEGREES 10 MINUTES 24 SECONDS WEST, 211.74 FEET (PLATTED SOUTH 70 DEGREES 40 MINUTES WEST, 211.33 FEET) TO AN IRON PIN; THENCE NORTH 43 DEGREES 21 MINUTES 29 SECONDS WEST, 365.50 FEET (PLATTED NORTH 43 DEGREES 09 MINUTES WEST, 365.60 FEET) TO AN IRON PIN; THENCE SOUTH 46 DEGREES 38 MINUTES 31 SECONDS WEST, 150.00 FEET (PLATTED SOUTH 46 DEGREES 51 MINUTES WEST, 150.00 FEET) TO AN IRON PIN; THENCE NORTH 43 DEGREES 21 MINUTES 29 SECONDS WEST, 312.18 FEET (PLATTED NORTH 43 DEGREES 09 MINUTES WEST,312.18 FEET) TO AN IRON PIN; THENCE NORTH 40 DEGREES 41 MINUTEST 29 SECONDS WEST, 196.80 FEET (PLATTED NORTH 40 DEGREES 29 MINUTES WEST, 196.80 FEET) TO AN IRON PIN; THENCE NORTH 32 DEGREES 33 MINUTES 29 SECONDS WEST, 381.87 FEET (PLATTED NORTH 32 DEGREES 21 MINUTES WEST, 381.87 FEET) TO AN IRON PIN THENCE NORTH 47 DEGREES 41 MINUTES 00 SECONDS 890.87 FEET (PLATTED NORTH 47 DEGREES 41 MINUTES EAST, 890.87 FEET) TO AN IRON PIN; THENCE SOUTH 77 DEGREES 47 MINUTES 36 SECONDS EAST, 572.21 FEET (PLATTED SOUTH 78 DEGREES 11 MINUTES EAST, 374.22 FEET) TO AN IRON PIN; THENCE SOUTH 4 DEGREES 40 MINUTES 58 SECONDS WEST, 363.75 FEET (PLATTED SOUTH 4 DEGREES 45 MINUTES WEST, 363.50 FEET) ALONG THE RIGHT OF WAY OF DUTCHTOWN ROAD TO AN IRON PIN; THENCE LEAVING SAID RIGHT OF WAY NORTH 88 DEGREES 20 MINUTES 36 SECONDS WEST, 275.84 FEET (PLATTED NORTH 88 DEGREES 40 MINUTES WEST, 275.88 FEET) TO AN IRON PIN; THENCE SOUTH 5 DEGREES 13 MINUTES 13 SECONDS WEST, 273.74 FEET (PLATTED SOUTH 4 DEGREES 55 MINUTES WEST, 273.70 FEET) TO AN IRON PIN; THENCE SOUTH 88 DEGREES 21 MINUTES 11 SECONDS EAST, 275.75 FEET (PLATTED SOUTH 89 DEGREES 40 MINUTES EAST, 275.88 FEET) TO AN IRON PIN; THENCE SOUTH 5 DEGREES 02 MINUTES 58 SECONDS WEST, 625.72 FEET (PLATTED SOUTH 4 DEGREES 55 MINUTES WEST, 632.00 FEET) ALONG THE RIGHT OF WAY OF DUTCHTOWN ROAD TO THE POINT OF BEGINNING CONTAINING 24.53 ACRES MORE OR LESS AS SHOWN ON SURVEY BY SIZEMORE LYNCH SURVEYORS, PROJECT NO. 2164, DATED 10/4/93.

ALSO ENCUMBERING THE FOLLOWING DESCRIBED LAND TO THE EXTENT NOT INCLUDED IN THE AFOREDESCRIBED LAND:

SITUATE IN THE SIXTH CIVIL DISTRICT OF KNOX COUNTY, TENNESSEE, WITHOUT THE CORPORATE LIMITS OF THE CITY OF KNOXVILLE, TENNESSEE, BEING A CERTAIN TRACT OR PARCEL OF LAND LYING BETWEEN LOVELL ROAD AND DUTCHTOWN ROAD, AS SHOWN ON THE MAP OF THE SAME OF RECORD IN CABINET E, SLIDE 90B (MAP BOOK 56-S, PAGES 51 AND 52), IN THE REGISTER'S OFFICE FOR KNOX COUNTY, TENNESSEE AND BEING MORE FULLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN IN THE WEST RIGHT OF WAY OF DUTCHTOWN ROAD, SAID IRON PIN BEING CORNER TO PROPERTY OF ALBERT D. BARDILL, AS SET FORTH IN WARRANTY DEED BOOK 765, PAGE 431, IN THE REGISTER'S OFFICE FOR KNOX COUNTY, TENNESSEE, AND DISTANT IN A NORTHERLY DIRECTION, 397.3 FEET FROM THE POINT OF INTERSECTION OF DUTCHTOWN AND LOVELL ROAD; THENCE FROM SAID BEGINNING IRON PIN LEAVING THE RIGHT OF WAY OF SAID ROAD AND ALONG THE BARDILL BOUNDARY, SOUTH 70 DEGREES 10 MINUTES 24 SECONDS WEST, 211.74 FEET TO AN IRON PIN IN THE BOUNDARY OF THE PROPERTY OF STAR ENTERPRISES, AS SET FORTH IN WARRANTY DEED BOOK 1991, PAGE 54 IN SAID REGISTER' S OFFICE; THENCE ALONG SAID BOUNDARY, NORTH 43 DEGREES 21 MINUTES 29 SECONDS WEST, 385.60 FEET TO AN IRON PIN; THENCE SOUTH 46 DEGREES 38 MINUTES 31 SECONDS WEST, 150.00 FEET TO AN IRON PIN IN THE NORTHEAST RIGHT OF WAY OF LOVELL ROAD; THENCE ALONG SAID RIGHT OF WAY, NORTH 43 DEGREES 21 MINUTES 29 SECONDS WEST, 312.18 FEET TO AN IRON PIN; THENCE NORTH 40 DEGREES 41 MINUTES 29 SECONDS WEST, 196.80 FEET TO AN IRON PIN; THENCE NORTH 32 DEGREES 33 MINUTES 29 SECONDS WEST, 381.87 FEET TO AN IRON PIN; THENCE LEAVING THE RIGHT OF WAY OF SAID ROAD, NORTH 47 DEGREES 41 MINUTES 00 SECONDS EAST, 890.86 FEET TO AN IRON PIN; THENCE SOUTH 77 DEGREES 47 MINUTES 36 SECONDS EAST, 572.21 FEET TO AN IRON PIN IN THE WEST RIGHT OF WAY OF DUTCHTOWN ROAD; THENCE ALONG SAID RIGHT OF WAY, SOUTH 4 DEGREES 40 MINUTES 58 SECONDS WEST, 363.25 FEET TO AN IRON PIN, THENCE LEAVING SAID RIGHT OF WAY AND ALONG THE BOUNDARY OF GUNCRAFT SPORTS, INC., AS SET FORTH IN WARRANTY DEED BOOK 2015, PAGE 1045, IN SAID REGISTER'S OFFICE, NORTH 88 DEGREES 20 MINUTES 36 SECONDS WEST, 275.84 FEET TO AN IRON PIN; THENCE SOUTH 5 DEGREES 13 MINUTES 13 SECONDS WEST, 273.74 FEET TO AN IRON PIN; THENCE SOUTH 88 DEGREES 21 MINUTES 11 SECONDS EAST, 275.75 FEET TO AN IRON PIN IN THE WEST RIGHT OF WAY OF DUTCHTOWN ROAD; THENCE ALONG SAID RIGHT OF WAY, SOUTH 5 DEGREES 02 MINUTES 58 SECONDS WEST, 635.72 FEET TO AN IRON PIN IN THE BOUNDARY OF ALBERT D. BARDILL, THE PLACE OF BEGINNING, CONTAINING 24.53 ACRES; AND BEING ACCORDING TO THE SURVEY OF INTERNATIONAL LAND SURVEYING, INC., RICHARD S. LYNCH, SURVEYOR, DATED 4 OCTOBER 193, DRAWING NO. 93-08-01-022.

LESS AND EXCEPT THAT PROPERTY AS CONVEYED TO KNOX COUNTY, A GOVERNMENTAL ENTITY OF KNOX COUNTY, TENNESSEE BY CORPORATE WARRANTY DEED OF RECORD IN DEED BOOK 2213, PAGE 331, IN THE REGISTER'S OFFICE FOR KNOX COUNTY, TENNESSEE AND THAT PROPERTY CONVEYED TO S & E PROPERTIES BY SPECIAL WARRANTY DEED OF RECORD IN INSTRUMENT# 200312230064345, IN THE REGISTER' S OFFICE FOR KNOX COUNTY, TENNESSEE.

THERE IS ALSO CONVEYED HEREWITH AN EASEMENT 30 FEET IN WIDTH FOR SEWAGE LINE RUNNING 100 FEET ALONG LOVELL ROAD FROM TURKEY CREEK OVER PROPERTY OF A.D. BARDILL, AS SHOWN ON AFORESAID MAP OF RECORD.

BEING THE SAME PROPERTY AS CONVEYED TO TA OPERATING CORPORATION, A DELAWARE CORPORATION BY SPECIAL WARRANTY DEED FROM BP EXPLORATION & OIL INC., AN OHIO CORPORATION OF RECORD IN DEED BOOK 2126, PAGE 877 AND BY QUITCLAIM DEED OF RECORD IN DEED BOOK 2126, PAGE 881, IN THE REGISTER'S OFFICE FOR KNOX COUNTY, TENNESSEE.

EXHIBIT A-33

TA Baytown
6800 Thompson Road
Baytown, TX

TRACT I:

Being a 0.9451 acre tract or parcel of land, more or less, situated in WILLIAM HILBUS SURVEY, Abstract No. 336, Harris County, Texas, being out of Block One (1), Unit "D" of Elena Fruit and Cotton Farms, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 1, Page 48 and 49, of the Deed Records of Harris County, Texas, said Block One (1) being the same land conveyed by General Warranty Deed dated January 16,1935, to Clyde M. Harper and recorded in Volume 1001, Page 614, of the Deed Records of Harris County, Texas, said 0.9451 acre tract herein described being the same property conveyed to DECKER DRIVE INVESTORS, LTD by E. A Smith, Jr. in deed dated August 20, 1969, and recorded under County Clerk's File No. C969998 of the Real Property Records of Harris County, Texas, said 09451 acre tract or parcel of land herein described being mare particularly described by metes and bounds as follows:

BEGINNING at a 1 inch iron rod set in the southeast right-of-way line of Interstate Highway No. 10 at its intersection with the East right-of-way line of Thompson Road, said intersection point being called South 00 deg. 40 min. 06 sec, East, a distance of 1,131,41 feet from the Northwest corner of said Block One (1) Unit "D" of Elena Fruit and Cotton Farms on the South right-of- way line of Ellis School Road;

THENCE, North 33 deg.. 02 min. 49 sec. East, with the Southeast right-of-way line of Interstate Highway No.10, a distance or 83.26 feet (called 83.2 feet) to a 1 inch iron rod set at a point of intersection in the Southeast right-of-way line of Interstate Highway No. 10 for a corner of the herein described tract;

THENCE, North 66 deg. 46 min. 30 sec. East, continuing with the Southeast right-of-way line of Interstate Highway No. 10, a distance of 140.48 feet (called 140,00 feet) to a 3/8 inch iron rod found for the Northeast corner of the herein described tract;

THENCE, South 22 deg. 18 min. 55 sec. East, (called South 22 deg. 41 min. 13 sec. East), a distance of 185.47 feet (called 184,73 feet) to a 1/2 inch iron rod found for the Southeast corner of the herein described tract;

THENCE, South 66 deg. 34 min. 22 sec. West (called South 66 deg. 46 min. 30 Sec, West), a distance of 265.00 feet to a point in the East right-of-way line of Thompson Road marking the Southwest corner of the herein described tract from which a found 5/8 inch iron rod bears North a distance of 0,25 feet and East a distance of 0,60 feet;

THENCE, North 00 deg, 40 min. 00 sec. West, with the East right-of-way line of Thompson Road, a distance of 151.76 feet (called 150.00 feet) the the POINT OF BEGINNING, containing 41.168.18 square feet or 09451 acres of land, more or less.

1 of 5

Exhibit A (Continued) TRACT II: Being a 0.2578 acre tract ot land, more or leas,, situated in the WILLIAM HILBUS SURVEY, Abstract No. 336, Harris County, Texas, being out of Block One (1) Unit "D" of Elena Fruit and Cotton Farms, a subdivision in Harris county, Taxas, according to the map or plat thereof recorded in Volume 7, Pages 48 and 49, of the Peed Records of Harris County, Texas, said Block One (1) being the same land conveyed by General Warranty Deed dated January 18, 1935, to Clyde M. Harper and recorded in Volume 1001, Page 611, of the Deed Records of Harris County, Texas, said 02578 acre tract of land being more particularly described by metes and bounds as follows; COMMENCING at the intersection of the southeast right-of-way line of interstate Highway No. 10 with the East right-of-way line of Thompson Road, said intersection point being called South 00 deg, 40 mio. East, a distance of 11.37.41 feet from the Northwest corner of said Block One (1) Unit "D" of Elena Fruit and Cotton Farms on the South right-of-way line of Ellis school Road; THENCE, North JJ deg, 02 min, 19 sec. East, with the Southeast right-of-way line of Interstate Highway No. 10, a distance of 83.26 feet (called 96.2 feet) to a point of intersection in the southeast right-of-way line of Interstate Highway No. 10; TKENCE, North 66 deg, 46 min, JO sec, East, continuing with the Southeast right-of-way line of Interstate Highway No. 10, a distance of 140,48 feet (called 140.00 feet) to a 3/B inch iron rod found for the Northwesterly most corner of the herein described tract aod POINT OF BEGINNING; THENCE, North 66 deg• 46 min. 30 sec. East, continuing with the Southeast right-of-way·line of Interstate Highway No. 10, a di.tance of 60.00 feet to a point marking the Northeasterly most corner of the herein described tract from which a found 5/B inch iron rod bears South a distance of 0.15 feet and East a distance of 0.08 feet; THENCE, South 22 deg. 40 min, 33 sec. East, a distance of 185.24 feet to a 518 inch iron rod found for the Southeasterly most corner of the herein described tract; THENCE, South 66 deg. 34 min. 22 sec. West, a distance of 61.17 feet to a 112 inch iron rod found for the southwesterly most corner of the herein described tract; THENCE, North 22 deg. 18 min. 55 sec. West, a distance of 18574 feet to the POINT OF BEGINNING, containing 11,228.50 square feat or 0.2578 acres of land, more or less. TRACT III; 2 ofS

Exhibit A (Continued) Being a 16.0520 acre tract or parcel of land, more or less, situated in the WILLIAM HILBUS SURVEY, Abstract No. 336, Harris County, Texas, being out of Block One (1), Unit •o", of Elena Fruit and Cotton Farms, a subdivision in Harris county, Texas according to the map or plat thereof recorded in Volume 7, Pages 46 and 49, of the Map Records of Harris County, Texas, said Block One (1) being the same land conveyed by General Warranty Deed dated January 16, 1935 to Clyde M. Harper and recorded in Volume 1001, Page 814 of the Deed Records of Harris County, Texas, said 16.0520 acre tract·herein described being more particularly described by metes and bounds as follows; COMMENCING at a 112 inch iron rod found in the East right-of-way line of Thompson Road at the Southwest corner of eaid Block one (1), Unit "D", of Elena Fruit and Cotton Farm, said iron rod being also, the Southwest corner of the herein described tract; THENCE, North 88 deg, 49 min, 47 sec. East, with the South line of said Block One (1), Unit •n•, of Elena Fruit and Cotton Farm and the south line of the herein described tract, a distance ot 1062.67 feet to a 112 inch iron rod set in the Westerly most line of the San Jacinto River Authority Canal right-of way (120 feet wide), said canal right-of way being originally described by field notes on a plat by A, C. Stimson, County Surveyor, dated December 21, 1942, for Federal Works Agency War Public Works, Harris County War Industries Water Supply, Docket No.. Tex. 41 564, Parcel No. E-59E; THENCE, North 06 deg. 50 min. 16 sec, Wesc, with the Westerly most line of the said San Jacinto River Authority Canal right-of-way (120 feet wide) as established on the ground the date of this survey and with the full knowledge of the San Jacinto River Authority Canal Right-ot-way Department, a distance of 947.39 feet to a 112 inch iron rod set in the Southerly most right-of-way line of Interstate Highway No. 10 for the Northeasterly most corner of the herein described tract1 THENCE, South 66 deg. 46 min. 30 min. West, with the Southerly most right-of way line of Interstate Highway No. lD. said right-of-way being described on Texas State Highway Department Right-of-way Map dated February 26, 1947 and revised September, 1963 and with the Northerly moat line of the herein described tract, a distance of 261.10 feet to a point marking a corner of the herein described tract and a point of intersection in the Southerly most right-of-way line of Interstate Highway·No. 10, from which a concrete highway right-of-way monument bears South a distance of O.lB feet and East a distance of 1.28 feet; THENCE, south 51 deg. 46 min. 30 sec. West, continuing with the Southerly most right-of-way line of No. 10 and the Northerly most line of the herein described tract, a distance of 6,,50 feet a corner of the herein described tract and a point of intersection in the Southerly most right-of-way line of Interstate Highway No. 10. from which a found concrete highway monument bears South a

Exhibit A (Continued) distance of 0,47 feet and East a distance of 1.19 feet; THENCE, South 66 deg. 46 min, 30 min. West, continuing with the Southerly most right-of-way line of Interstate Highway No. 10 and the Northerly most line of the herein described tract, a distance of 469.32 feet to a point marking the ortheasterly most corner of a tract calculated to be 1.2029 acres conveyed from Clyde K. Harper to E, A. Smith, Jr. by deed dated December 21, 1966, said point being a corner of the herein described tract from which a·so inch iron rod bears South a distance of 0.15 feet and East a distance of 0,06 feet; THENCE, South 22 deg. 40 min, 33 sec. East (called South 22 deg. 41 min, 13 sec. East), with the Easterly most line of the said E. A. Smith, Jr. tract a distance of 165.2 feet (called 164,71 feet to a 516 inch iron rod found for the Southeast corner of the said E. A. Smith, Jr. tract and an interior corner of the herein described tract; THENCE, South 66 deg. 34 min. 22 sec. West, (called South 66 deg. 4B min. 30 sec. West), with the southerly most line of the said E. A, Smith, Jr. tract, a distance of 326.17 feet (called 325.00 feet) to a point in the East right-of way line of Thompson Road marking the Southwesterly most corner of the said E. A. Smith. Jr. tract and a corner of the hereon described tract from which a 5/B inch iron rod bears North 0.25 feet and East 0,60 feet; THENCE, South 00 deg. 40 min. 00 sec. East, with the East right-of-way line of Thompson Road, the west line of said Block One (I), Unit "0", Elena Fruit and Cotton Farms and the west line of the herein described tract, a distance of 330.74 feet to the POINT OF BEGINNING, containing 699,226,43 square feet or 16.0520 acres, more or leso. ALSO DESCRIBED AS FOLLOWS: Being a 17.255 acre tract or parcel of land, more or less, situated in the William Hilbus Survey, Abstract No. 336.• Harris County, Texas, being out of Block One (1), Unit P-of Elena Fruit and Cotton Farms, a subdivision in Harris County, Texas, according to the map or plat thereof recorded in Volume 7, Page 48 and 49, of the Deed Records of Harris County, Texas, said Block One (1) being the same land conveyed by a General Warranty Deed dated January 16, 1935, to Clyde H. Harper and recorded in Volume 1001 1 Page 614 of the Deed Recorda of Harris county, Texas, said 17.255 acre tract or parcel of land herein described being more particularly described by metes and bounds as follows: BEGINNING, at a SiB inch iron rod set (found 1 inch iron bar bears North 10 degrees 01 minute 39 seconds east, 3.04 feet from property corner) in the southeast right-of-way line of Intersection Highway No. 10 at its intersection with the east right of way line of Thompson Road, said intersection point being called south 00 degree0 minutes ooseconds east, a distance of 1,131,41 feet from the northwest corner of said Block One, (1), Unit •o• of Elena Fruit and Cotton Farms on the south right-or-way line of Ellis School Road1

Exhibit A(Continued) THENCE, North 33 degrees 02 minutesseconds East, with the southeast .right-of-way line of Interstate Highway No.lO, a distance of B3,26 feet (called 83.2) to a 1 inch iron bar found at a point of intersection in the southeast right-of-way line of Interstate Highway No. 10 for a corner of the herein described tract; THENCE, North 66 degrees 46 minute JO seconds East, continuing with the southeast right-of-way line of Interstate Highway No. lO, a distance of 669.8 feet to a point from which a found concrete highway iron disk b.ears South 12 degrees 28 minutes 10 seconds East, 1,30 feet; THENCE, North 51 degrees 46 minutes. JO seconds East, continuing with the southerly most right-of-way line of interstate Highway No 10 and the northerly most line of the herein described tract, a distance of 69.50 feet to a point marking the corner of the herein described tract and a point of intersection in the southerly most right-of-way line of Interstate Highway No, 10, from which a found concrete highway right-of-way bears South 82 degrees 15 minutes 49 seconds east, 1.32 feet; THENCE, North 65 degrees 46 minutes 30 seconds east, continuing with the southerly most right-of-way line of interstate Highway No, 10 and the northerly most line of the herein described tract, a distance of 251.10 feet to a found 112 inch iron rod; THENCE, South 06 degrees 50 minute a 16 seconds east, with the westerly most line of the said San Jacinto River Authority Canal right-of-way (120 feet wide) as established on the ground the data of this survey and with the full knowledge of the San Jacinto River utbority Canal right-of-way department, a distance of 947.39 feet to a 51B inch iron rod; THENCE, South 88 degrees 4minutes 47 seconds west, with the south line of said Block One (1), Unit •o•, of Elena Fruit and Cotton Farms and the south line of the herein described tract, a distance of 1,062.87 feet to a point in the east right-of-way of Thompson Road at the southwest corner of said Block One (1), Unit 11 0", of Elena Fruit and Cotton Farm, said point being also the southeast corner of. the herein described tract from which a found 112 inch iron rod bears North 67 degrees 46 minutes 29 seconds east, 0.60 feet; THENCE, North 00 degrees 40 minutes 00 seconds west, with the east right-of-way line of Thompson Road, the west lirie of· said Block One (I) Unit •o•, Elena Fruit and Cotton Farms and the west line of the herein described tract, a distance of 482.5 feet to the INT OF BEGINNING, containing 751,622 square feet or 17.255 acres of land, more or leas.

EXHIBIT A-34 TJ\ Big Spring 704 West Interstate 20 !3ig Spring. TX Troct.No. J: BEING a 12.857 ocrc l oct, more or less,·oul ofNW/4 of Section 42, Bloc!' J:Z, T-1-N, T.&P, RR. Co. Survey, How: rd County, Texos, deseribed by metes and bounds as foUow ;; BEGINNlNG Ill a Ill" I.R. fouod lo tbe Ellsl right-:af-way line or U.S. Highway No.87 Ia the NW/4 of Section 42, Block 31,T-1-N, T.&P.RR. Co.Survey, Howard County, Texas for the NW corner or Ibis tract; from whence the NW comer of said Section 42 beort S. 75"29' W.SO.D' and N. 14"27' W.809,28' THENCE N.75"29' E. 650.0' to 11 Ill" LR. found for tbe NE comer of Ibis Inlet TJD:NCE S. J·fi7' E. aloug tbc West llae ofu 130.0 acre troct, 861.62' to a 112" I.R. found for 11 comer ·of said 130.0 acre Inlet aad theSE corner or thb tract THENCE S. 750:Z9' W.650,0' to a 1/2" I.R. found In the East rigbt-of-woy line of said U.S. Highway No.87 for the NW comer of a 6.404 ac:n:!rutland tbe SW corner of this tract THENCE N.14"27' W.along tbe East right-of-way line of sold U.S. Highw:1y No. 87, 861.62' to tbe PLACE OF BEGINNING. Tract No.2: BEING o 6.404 ocre tract, more or less, out of NW/4 of Section 42, Block 32, T-1-N, T.&P.RR. Co. Survey, Howard County, TelliS, described by metes and bounds os follows: BEGCNNING at a Ill" l,R.found lu tbe East right-of-way line of U.S.ffigbway No. 871n the NWI4 or Section 42, Block 32, T·l-1'1, T.&P. RR. Co.Survey, Howard Councy, Texas for the NW corner of this tract; from whence lbe NW corner or soid Section 42 bearsS. 75"29' W. 50.0' and N.14"27' W. 1670.9' THENCE N.15"29' E.along the South line oro 12.857 acre tract, 41.3.77' to a 5f8" LR. round for the NE corner or Ibis Cruel THENCE s. 14°43' E. along the West line of a 3.217ncre trad, 150.9' to a mng nail found for a comer ofsold 3.217 11cre tract and a corner or this tract THENCE N.74°42'27" E. 82.0' to a mag nail found for u corner ofsailf3.217 acre lrncl and 11 comer of Ibis trod THENCE S. 14"52'29" E. along I he West line of said 3.217 ncrc tract, 107.2' to a 518" I.R. rouod fur a corner of Sllld 3.217 acre trnct and a corner of this tract THENCE S. 75"07'Jl" W.9.0' co :1 nalllu Cof!crete found for 11 comer or said 3.217 acre tract ond an Interior corner of Ibis tract THENCE S.14"52'l9" E. along the Wcstlioe of said 3.217 acre truct,37G.JS' to a 518" I.R. round In the North right-or-way liae orinterst:lte Highway No. 20. for the SW coruer ohald 3.217 acre tract and theSE corner of this tract THENCE S.84"44' W. olong the North right-of-way line of said lnterstute Higbway No.'20, 342.85' too nail set for a comer of I his tract THENCE S.75"33' W.along the Nor1h right-of-way line of said Interstate Highway No. 20, 43.3' too noll set for a corner oflbis Inlet THENCE N. 58"24'54" W.135.95' to a noll set In the Eut right-of-way liue of said U.S.Highway No. 87 for 11 corner or this tmct THENCE N. 25"51'15 11 W. a Jontile East right-of-way line ofsuld. U.S, HigiJway No. 87, I:Zl.42' to 11 nail set foro point of angle In the West line or Ibis truct TIIENCE Northwesterly aloog the East line or said U.S. Hlgbway No.B7.aad witb the arc of nid car-Ve to the right huviog a della of 1°43'47" and o radius er 1859.859' (Cborll bculog N.15"10'18" W. 56.147') 56.15' to a aoil set for 11 point of a ogle in Ike Westline of lids tract THENCE N.14"27' W. along the East rlgbt-of·way llue or said U.S. Hlgbway No. 87, 304.09' to the PLACE OF BEGINNING.

EXHIBIT A-35 TA San Antonio 6170 I-10 East San Antonio. TX Description of a 31.244 (1,360,983 sq. Ft.} acJ:"e' tract of lad out of the Clemen t Texas Survey No. 133, Abstract 743, situated partially In the City of San Ant onio, Bexacounty, Texas, N.C.B. 17993, and County Block 5098, be ng a portion of that certain 732.322 acre tract conveyed to Rosillo Creek, Inc. by Deed of J:"e cord in Volume 6656, Page 274 of the Real Property Recorqa of Bexar County, 'Texa s, said 31.244 acres being more particularly described below: BEGINNING, at a concrete monument fomtd at the northwest end of a cutback corner of the south.line of Interstate Highway 10 (R O.N. varies) and the west line of Foster Road (120'.R.O.W.), for the northernmost corner hereof, same being the northernmost comeof said 732.322 acre tract; THENCB, s 53 deg. 10' sa• E, along the said cutback, same being the northeast line of said 732.322 acres, a distance of 96.82 feet, to a 1/2 inch iron rod with cap marked HiS-#4612 found· for the northeasternmost corner hereof; THENCE, S oo deg. 13' 07" E, leaving the south line of Interstate 10, along the west line of said Foster Road, same being the east line of said 732.322 acres, a distance of 1486.00 feet to a 1/2 inch iron rod set for the southeast corner hereof, from which a l/2 Inch iron rod with cap marked MLS-#4612 found in the west line of Foster Road same beinthe east line of said 732.322 acre tract bears S QO deg. 13' Q8" E, a distance of 2.74 feet and B 00 deg. 18' 16" E, a distanof 1395.97 feet; THENCE, leaving west line of said Foster Road, over and across said 732,322 acres the following two (2) courses and distances: 1) N 89 deg. 28' 48" W, a distance of 979,27 feet to a 1/2 inch iron rod set forthe southwest corner hereoft 2) N 00 deg. 13' 07" W, a distance of 1237.24 feet to a 1/2 inch iron rod sat inthe south line of said Interstate Highway 10 for the northwest corner hereof, and from which a concrete mon ment found for an angle point in the south line of Interstate Highway 10 same being the north line of said 732.322 acre tract., bearss 77 deg. 45' 47" W, a distance of 407.00 .feet; THENCE, along the south line of said Interstate Highway lO, same being the north line of said 732.322 acres, the following two (2) courses and distances; 1) N 77 deg. 45' 47" E, a distance of 199.00 feet to a concrete monument found an angle point1 2) N 70 deg. 05' 5011 E, a distance of 751.16 feet to the POINT OF BEGINNING, containing an area of 31.244 acres (1,360,983 sq. ft.) of land, more or less, within these metes and bounds. THE ABOVE DESCRIBED PROPERTY NOW KNOWN AS: Lot 1 and 2 of "Travel Centers Subdivision•, as recorded March 1Bth, 199.9 in Volume 9543 at age 26 in the office of the County Recorder of Bexar County, City of San Antonio, State of Texas.

EXHIBIT A-36 TA Richmond 100 N. Carter Road Ashland (Richmond). VA Legal Description PARCEL 1: ALL tl1at certain tract, piece or parcel of land, ·with Ute improvements thereon and appurtenances theretmto belonging, lying and being in Ashland District, Hanover Cotmty, Virginia, containing 13.355 acres; as sl1on on . ''P11lt of Property Situated on the Northern Line of Route No. 54 and West of Route No. 95, Hanover County, , Virginia,•·dated March l, 1965, made by Cbas. R Fleet and Associates., Certified Surveyo111, and being more j particularly descn'bed as follows: I BEGINNING, at a stone in tbe north JineofState Route No. 54 at the point where the east line of Ute property of · Humble Oil 11nd Refining Company intersects said north line of State Route No. 54; thence extending N. 6 Il degrees 15' W. 150 feet to a rod; thence S. 77 degrees 41' 54'' W. 200 feet to a rod; thence S. 6 degrees 15' E. 150 feet to a rod in the said north line of State Rotite No. 54; thence along the said north line of State Route No. S4 S. 77 degrees 41' 54'' W. 30.59 feet tO a stone aud from said atone continuing westwardly 69.41 feet to a rod; tlietice 11a'Cit from th·oiiortl.i'fme ofSf.at.e RoutoNo. 54 N. 6 degrees 15' W. 148.66 feet to a rod; ihence N: 8 degrees 26' 43" E. 471.50 feet to a rod; thence N. 77 degrees 41' 54''E. 100.15 feet to a rod; thence N. 8 degrees 26' 43''E. 347.70 feetto a rod; thence S. 85 degrees 32' E. 646.09 feet to a rod; Uu:uce S.'4 degrees 12' 48'' W. 613.82 feet to a stone; thence S. 54 degrees 25' 34''W. 68.45 feet to a stone; thence S. 35 degrees 20' W. 66.62 feet to a stone; thence S. 75 degrees 52' 10W. 299.89 feet to a stone; thence S. 71 degrees 55' 30" W. 100.69 feet to a stone; thence S. 13 degrees 36' W. 45.35 feet to the point and place of beginning. ..... . LESS AND EXCEPT a 100 foot by 150 foot parcel of !and located fronting on Route No. 54 betwthe American Oil Station and tlie Humble Oil Station, said parcel having been conveyed to Tmckstops Corpor11tion of America from E. Philip Saunders and Carole Saunders, his wife, by Deed dated August 31, 1983 and Hanover County, Virginia, in Deed Book 539, Page 135 and re-recorded on December 15, 1983 in Deeil Book 542, Page 3!2. LESS AND EXCEPT that parcel of land conveyed to the Comrnonwealtl1 of Virginia, for land for Route 54, by Dee4 dated October 24, 1966, recorded :f\·(arcb 10, 1967, in Ute aforesaid Clerk's Office, in Deed Book 264, Page 185. PARCEL 2: ALL that piece or parcel of laud contaiuiltg 6.00 acres, lying and being it1 Ashland District, Hanover Cotmty, Virginia, as showu on a plat of subdivision entitled ''futerstate Conuuercial Park Subdivision, Section L'' dated January 25, 1982, prepared by Jolmson & Anderson of Virginia, Inc., a copy of which ia recorded in Plat Book 5, Page 135, reference to which i& hereby made for a more particular description of the property herein conveyed.

·-.;J¥, · · ARCEL 3: ALL that certaiu piece or parcel of laud on the northem lint:of Route No. 54, containing 0.34 acre, according to a lstlrvey plat dated January 13, 1983, and revised March 1, 1983, prepared by Chas. H. Fleet & Associates, . Engineer & Surveyors, in TI1e Ashland Dislrict, Hanover County, Virginia, and more particularly described as: l 1BEGINNING at a rod 011 the northom line of Route No. 54, approximate 0.24 mile west of Interstate Route No. 195, where Ute western property line ofExxon Corporation intersects the said northen\Iino of Route No. 54; th«nee Ia stone m01uuneut; thence (2) continuing along the said northern line of Route No. 54 in a westwardly directiou, (1) along the said northern line of Route No. 54, in a westerly directionS. 77 degrees-41'-54" W. 30.59 feet to 1 which is a cUIVed line to the1ight haviog a radius of 1,803.86 feet and a length of 69.41 feet to an iron rod' II1ence ! (3) in a northwardly direction N. 6 degrees-15' W. 148.66 feet to 1111 iron rod; Utence (4) continuing in a · l northwardly direction N. 8 degrees-26'-43' E. 1.34 feet to an iron rod; thence (5) iu an eastwardly direction N. I 78 degrees -25'-13•·E. 99.66 feet to an iron rod; thence (6) insouiliwardly directionS. 6 degrees-15' E. 150.00 feet to an iron rod on the northern line of Route No. 54, tho point ofbeginning. ALL of !he above described land being the same as follows: ·BEGINNING at a stone in the North line of State Route No. 54 at the point where t11e East liue of the property of Exxon Company intersects said Nortb line of State Route No. 54; thence extending N. 6 degrees 15' 00'' W. a distance of 150.00 feet to a nail; t11ence S. 77 degrees 41' 54•·W. a distance of200.00 feet to a rod; thence S. 6 degrees 15' 00" E. a distance of 150.00 feet to a rod iu said NorUtline of State Route No. 54; thence along said North line of State Route No. 54 S. 77 degrees 41' 54" W. a distanCe of 30.59 feet to a stone; thence along a ctrrve to the right, having a radius of 1,803.86 feet and a length of 69.41 feet to a rod; thence leaving State Route No. 54 N. 6 deg1·ees 15' 00" W. a distance of 148.66 feet to a rod; thence N. 8 degrees 26' 43''E. a di o1ance of 471.50 feet to a rod; thence N. 77 degrees 41' 54''E. a distance of 100.15 feet to a spike; tltence N. 8 degrees 26' 43'' E. a distance of 347.70 feet to a rod; Uteuce N. 85 degrees 32' 00" W. a distance of 30.37 feet to a cod; thence N. 00 degrees 05' 09" W. a distance of 379.60 feet to a rod;·ilieuce S. 85 degrees 32' 06'' E. 704.92 feet; thence S. 04 degrees 12' 48'' W. a distance o£992.23 feet to a rod; thence S. 54 degrees 25' 34"W. a distance of 88.45 feet to a rod; thence S. 35 degrees 20' 00" W. a distance of66.62 feet to a lead bub; thence S. 81 degrees 31' 44"W. a distance of378.83 feet to a nail; thence S. 13 degrees 36' oo·· W. a distance of95.38 feet to the point ofbegitming and coutainiug 19.178 acres.

EXHIBIT B

New Properties

TA Site No.	Property Address
237	8560 Greenwood Rd., Greenwood, LA 71033.

EXHIBIT C

Petro Properties

None.

EXHIBIT D

Trade Area Restriction Waivers

TA Site No.	Property Address
397	426 Alabama Highway 69 S, Hanceville, AL 35077.
399	2842 SE Frontage Rd., Johnstown, CO 80534.
377	10200 Old Federal Rd., Carnesville, GA 30521.
376	1035 W. State Road 42, Brazil, IN 47834.
244	5884 S. Wilbur Wright Rd., New Lisbon, IN 47366.
250	1441 W. US Hwy 20, Porter, IN 46304.
382	4230 W. Highway 24, Remington, IN 47977.
243	15587 M-60, Tekonsha, MI 49092.
385	14150 Hwy 418 SW, Deming, NM 88030.
251	1670 U.S. Hwy 601 North, Mocksville, NC 27028.
378	98 Grove St., DuPont, PA 18641.
253	849 Victory Hwy. West, West Greenwich, RI 02817.
255	289 Howard Baker Hwy, Pioneer, TN 37847.
340	101 Cornelius Road North, Hillsboro, TX 76645.
394	110 Interstate 35 Frontage Rd., Pearsall, TX 78061.